UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DIAMONDBACK ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIAMONDBACK Energy

NOTICE OF 2020 ANNUAL MEETING

AND PROXY STATEMENT

WEDNESDAY
JUNE 3, 2020

11:30 a.m. local time

1200 N Walker Ave
Oklahoma City, Oklahoma 73103

About Diamondback

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas.

Core Values

Diamondback Energy and the culture we have developed are grounded in a unique set of core values that are adhered to throughout the entire organization. By establishing core values, we have set the bar extremely high for all of our employees in terms of how they operate and interact, both within the office and out in the field.

MESSAGE FROM OUR CHAIRMAN	500 West Texas, Suite 1200 Midland, Texas 79701

STEVEN E. WEST CHAIRMAN OF THE BOARD April 24, 2020

Dear Diamondback Energy, Inc. Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103 on Wednesday, June 3, 2020, at 11:30 a.m.

We intend to hold our annual meeting in person. However, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of COVID-19 (Coronavirus), as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We plan to take any necessary and appropriate precautions with respect to attendance at and admission to our annual meeting. We may also determine it to be necessary or appropriate to delay the annual meeting to a later date, change the location of the annual meeting or hold a virtual annual meeting of stockholders by means of remote communication. We will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the meeting by press release and posting on our website at www.diamondbackenergy.com, as well as through an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person or remotely, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you requested to receive a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. Please note that submitting a proxy will not prevent you from attending the meeting in person or remotely and voting at such meeting. Please note, however, if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You will find information regarding the matters to be voted on at the meeting in the proxy statement. Your interest in Diamondback Energy, Inc. is appreciated. We look forward to your vote at the annual meeting to be held on June 3, 2020.

Sincerely,

Notice of Annual Meeting of Stockholders
TO BE HELD ON JUNE 3, 2020 11:30 a.m., local time 1200 N Walker Ave Oklahoma City, Oklahoma 73103

TO THE STOCKHOLDERS OF DIAMONDBACK ENERGY, INC.:

The Annual Meeting of Stockholders of Diamondback Energy, Inc. will be held on June 3, 2020 at 11:30 a.m., local time, at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103, for the following purposes:

	1.	To elect eight directors to serve until the Company’s 2021 Annual Meeting of Stockholders;
	2.	To hold an advisory vote on the Company’s executive compensation;
	3.	To hold an advisory vote on the frequency of holding an advisory vote on the Company’s executive compensation;
	4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020; and
	5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

COVID 19 CONSIDERATIONS AND THE ANNUAL MEETING:

We intend to hold the Annual Meeting in person. However, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of COVID-19 (Coronavirus), as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We plan on taking any necessary and appropriate precautions with respect to attendance at and admission to the Annual Meeting. We may also determine it to be necessary or appropriate to delay the Annual Meeting to a later date, change the location of the Annual Meeting or hold a virtual annual meeting of stockholders by means of remote communication. We will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the meeting by press release and posting on our website at www.diamondbackenergy.com, as well as through an SEC filing. If you are planning to attend the Annual Meeting, please be sure to check our website for any updates in the days before the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

We are providing access to our proxy materials, including this proxy statement and our 2019 Annual Report to Stockholders, over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Those stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability will receive such proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

INTERNET	BY TELEPHONE	BY MAIL	ANNUAL MEETING
Follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote through the Internet	Follow the instructions on the proxy card to vote by phone	If you request to receive a paper copy of our proxy materials, mark, sign, date and promptly return the proxy card in the postage-paid envelope	Submit a ballot at the Annual Meeting

Only stockholders of record at the close of business on April 9, 2020 or their proxy holders may vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020. THIS PROXY STATEMENT AND THE COMPANY’S 2019 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/FANG.

By Order of the Board of Directors,

Matt Zmigrosky

Executive Vice President, General
Counsel and Secretary
June 3, 2020

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on April 24, 2020.

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PROXY SUMMARY

THE SUMMARY BELOW HIGHLIGHTS SELECTED INFORMATION IN THIS PROXY STATEMENT. PLEASE REVIEW THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES.

—	VOTING MATTERS

Proposal		Board Recommendation	Page Reference
Proposal 1:	Election of Directors	FOR each Director	13
Proposal 2:	Approve, on an Advisory Basis, the Company’s Executive Compensation	FOR	83
Proposal 3:	Approve, on an Advisory Basis, the Frequency of Advisory Stockholder Vote on the Company’s Executive Compensation	FOR every year	84
Proposal 4:	Ratify the Appointment of Our Independent Auditors	FOR	85

Director Nominees

				Committee Memberships
Nominee	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance	Safety, Sustainability and Corporate Responsibility	2019 Board and Committee Meeting Attendance Rate(1)
Vincent K. Brooks	61	2020
Michael P. Cross	68	2012						100%
David L. Houston	67	2012						100%
Stephanie K. Mains	52	2020
Mark L. Plaumann	64	2012						100%
Travis D. Stice	58	2012						100%
Melanie M. Trent	55	2018						100%
Steven E. West*	59	2011						100%
(1)	Mr. Brooks and Ms. Mains joined the Board in April 2020.
Chair
*	Chairman of the Board

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Stockholder Outreach and Say on Pay

As in the past, we conducted a robust stockholder outreach program during 2019 to solicit feedback on our executive compensation programs, corporate governance, corporate responsibility and sustainability and other important issues.

2019 stockholder outreach highlights:

Met or initiated contact with investors representing over 62% of our outstanding shares.

Attended 15 investor conferences and executed 3 non-deal road shows.

Attained approximately 98.3% favorable stockholder vote for our say-on-pay proposal.

2020 stockholder outreach highlights to date:

Engaged with 52 of our largest stockholders, who represent over 58.6% of our outstanding common stock.

ESG Highlights

Diamondback understands its obligation to be a constructive partner in the environments in which we operate and live. Driven by our core values, Diamondback is laser focused on the safe and responsible development of our resources in the Permian Basin. Our approach to environmental, social and governance (ESG) matters is evidenced through our commitment to people, environmental responsibility, community and sound governance practices.

Diamondback’s board of directors also formed the Safety, Sustainability and Corporate Responsibility Committee. The Committee (i) reviews Diamondback’s policies and performance regarding, and provides guidance on, ESG matters, (ii) advises the Board and management on significant public issues that are pertinent to the Company and (iii) assists management in setting strategy, establishing goals and integrating ESG matters into strategic and tactical business activities across the Company.

We believe that integrating ESG into our corporate strategy will position the Company for long-term, sustainable performance. As such, we incorporated an ESG performance factor into our 2020 short term incentive compensation program that includes tangible performance requirements on key ESG metrics, including flaring, greenhouse gas (GHG) emissions, recycled water usage, fluid spill control and safety.

In 2019, Diamondback released its second annual Corporate Responsibility Report, which included an assessment of our portfolio under various low carbon scenarios as outlined by the International Energy Agency. A copy of this report can be found on our website at www.diamondbackenergy.com/about/sustainability.

Performance Highlights

Financial and Operational Highlights	•	Investment grade – upgraded by S&P in 2019
	•	Refinanced $3.0 billion of long-term debt at a weighted average interest rate of 3.23%
	•	Grew oil production 26% year over year adjusted for Energen merger
	•	Peer leading cash G&A of $0.85 per BOE
Strategic Transactions	•	Completed Rattler IPO resulting in $720 million of net proceeds to Diamondback
	•	Consummated divestitures resulting in $1.08 billion aggregate proceeds to Diamondback, including $687 million drop-down to Viper
Stockholder Initiatives and Governance Highlights	•	Increased quarterly common stock dividend by 100% beginning with Q4 2019 dividend payment
	•	Approved up to $2.0 billion capital return program through December 31, 2020
	•	Adopted proxy access bylaw provision
	•	Adopted Corporate Governance Guidelines
	•	Adopted Stock Ownership Guidelines for non-employee directors

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Compensation Highlights

Diamondback’s compensation program reflects our commitment to paying for performance, to crafting compensation packages that reflect each executive’s responsibilities and the market for the executive’s skills and experience, and to aligning executives’ interests with the long-term interests of our stockholders.

(1)	These pay mix charts exclude (i) variable, at risk, one-time equity awards under the long-term incentive plans of Diamondback’s publicly traded subsidiaries and (ii) a variable, at risk, one-time retention award granted to Mr. Van’t Hof in connection with his promotion to the dual roles of our Chief Financial Officer and Executive Vice President—Business Development, effective March 1, 2019. See “—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” and “—Long Term Equity Incentive Compensation—Special One-Time Award to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan.”
(2)	Excludes compensation of our former Chief Operating Officer and President, who resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019 and, in connection with such resignation, forfeited his unvested equity awards and the right to receive an annual cash incentive bonus.

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ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The board of directors of Diamondback Energy, Inc., which we refer to as “Diamondback,” the “Company” and “we” in this proxy statement, is soliciting your vote at the 2020 Annual Meeting of Stockholders.

What am I voting on?

You are voting on:

•	The election of directors (see Proposal 1 beginning on page 13);
•	The approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as reported in this proxy statement (see Proposal 2 on page 83);
•	The approval, on an advisory basis, of the frequency of holding an advisory vote on the compensation paid to the Company’s named executive officers at an interval of “every year,” “every two years” or “every three years” (see Proposal 3 on page 84);
•	The ratification of Grant Thornton LLP as our independent auditors for 2020 (see Proposal 4 beginning on page 85); and
•	Any other business properly coming before the meeting.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy or proxy card will vote in accordance with the recommendations of our board of directors. The board of directors’ recommendation can be found with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	“FOR” the proposal to elect nominated directors;
•	“FOR” the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement;
•	“FOR” holding an advisory vote on the compensation paid to the Company’s named executive officers at an interval of “every year;” and
•	“FOR” the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2020.

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on April 9, 2020. Each share of common stock is entitled to one vote. As of April 9, 2020, we had 157,815,843 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly grant your proxy by telephone, Internet or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on April 9, 2020 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than the ratification of our independent auditors.

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How many votes are needed to approve each of the proposals?

Assuming the presence of a quorum, directors will be elected by the affirmative vote of a majority of the votes cast, in person or by proxy, which means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes will not be counted for voting purposes with respect to the re-election of directors. Stockholders may not cumulate their votes with respect to the re-election of directors. If any incumbent director is not elected because he or she does not receive a majority of the votes cast, he or she is required to immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken; provided, however, that the board will act on such resignation and publicly disclose its decision to accept or reject such resignation and the rationale behind such decision within 90 days from the date of the certification of the director election results. Unless you indicate otherwise, the persons named as your proxies will vote your shares “FOR” all the nominees for director named in Proposal 1.

Each of Proposals 2 and 4 requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only votes for or against Proposal 2 will be counted as votes cast, and abstentions and broker non-votes will not be counted for voting purposes. Broker non-votes will be counted as votes cast with respect to Proposal 4.

With respect to Proposal 3 to approve, on an advisory basis, the frequency of holding an advisory vote on the Company’s executive compensation, stockholders will be able to choose among four options, namely whether future stockholder votes to approve executive compensation should occur every year, every two years or every three years, or the stockholder may abstain from voting. The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, in favor of one of the voting options contemplated by Proposal 3 is required to approve, on an advisory basis, Proposal 3. If one of the voting options is not adopted by the required vote of the stockholders, our board of directors will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you may vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials or proxy card, or, if you request to receive a paper copy of the proxy card, by returning a signed, dated and marked proxy card. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 1:00 a.m. central time on June 3, 2020.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting. See also “How to attend the Annual Meeting and are there are alternative remote arrangements for the Annual Meeting in light of COVID-19 concerns?” below.

May I change my vote?

Yes. You may change or revoke your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	Submitting another valid proxy bearing a later date and returning it to us prior to the meeting;
•	Sending our Corporate Secretary a written document revoking your earlier proxy; or
•	Voting again at the meeting.

However, if your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to revoke your proxy.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by telephone, Internet, mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.

Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspectors of election have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

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Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. The ratification of Grant Thornton LLP as our independent auditors for 2020 is considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker may not vote on that proposal. This is a broker non-vote.

The proposals to elect directors, to approve, on an advisory basis, the Company’s executive compensation and to approve, on an advisory basis, the frequency of holding an advisory vote on the Company’s executive compensation are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

How are votes counted?

In the election of directors contemplated by Proposal 1, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to one or more of the nominees. For Proposals 2 and 4 you may vote “FOR,” “AGAINST” or “ABSTAIN.” To approve, on an advisory basis, the frequency of holding an advisory vote on the Company’s executive compensation contemplated by Proposal 3, you may vote “FOR” of holding such advisory vote every year, every two years or every three years or may “ABSTAIN” from the vote.

What if I submit my proxy but don’t indicate my vote on the proposals?

If you submit a proxy by telephone or Internet, or if you request a paper copy of our proxy materials and return a signed proxy card by mail, in each case without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card, “FOR” approving, on an advisory basis, the Company’s executive compensation as described in this proxy statement, “FOR” approving, on an advisory basis, of holding an advisory vote on the Company’s executive compensation every year and “FOR” the ratification of Grant Thornton LLP as our independent auditors for 2020.

Could other matters be decided at the Annual Meeting?

We have not received any stockholder proposals and are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of our common stock.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to attend the meeting. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How to attend the Annual Meeting and are there alternative remote arrangements for the Annual Meeting in light of COVID-19 concerns?

The Annual Meeting will be held at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103. From I-40, take exit 150A - Shields Blvd. Turn left (North) onto Shields. Shields will turn into E.K. Gaylord. Continue on E.K. Gaylord. E.K. Gaylord will then turn into North Broadway. Continue driving on North Broadway to NW 11th Street and turn left (West). Continue on NW 11th Street to N. Walker Avenue and the Ambassador Hotel is on the Northeast corner of NW 11th Street and Walker Avenue. Please note that there may be construction along this route and it is subject to detours.

For the safety of our stockholders and employees, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of COVID-19, as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We may determine it to be necessary or appropriate to delay the Annual Meeting to a later date, change the location of the Annual Meeting or hold a virtual annual meeting of stockholders by means of remote communication.

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If we determine that it is necessary or appropriate to delay the Annual Meeting to a later date, change the location of the Annual Meeting or hold a virtual annual meeting of stockholders due to developments regarding the COVID-19, we will announce any such alternative arrangements and provide instructions for the Annual Meeting as promptly as practicable in advance of the meeting, including how to demonstrate your ownership of our common stock as of the record date for the Annual Meeting, login instructions and related details regarding attending the virtual annual meeting of stockholders.

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s 2019 Annual Report to Stockholders are available at www.envisionreports.com/FANG.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

We are providing access to our proxy materials, including this proxy statement and our 2019 Annual Report to Stockholders, over the Internet in accordance with the rules of the Securities and Exchange Commission, or the SEC. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

Our proxy materials are also available at www.envisionreports.com/FANG.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our 2019 Annual Report to Stockholders, for one year following the annual meeting of stockholders. If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received.

Who will assist in the proxy solicitation process and pay the related costs?

We have retained Innisfree M&A Incorporated (Innisfree) to assist in the solicitation process. We will pay Innisfree a fee expected not to exceed $25,000, as well as reasonable expenses.

Who can answer my questions about the Annual Meeting and the proposals to be voted at the Annual Meeting?

If you have questions about the Annual Meeting or the information contained in this proxy statement, please contact Innisfree M&A Incorporated, our proxy solicitor, at 501 Madison Avenue, 20th Floor, New York, NY 10022. Stockholders may call toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

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PROPOSAL 1 ELECTION OF DIRECTORS

—	DIRECTOR NOMINATIONS

The board is committed to recruiting and nominating directors for election who will collectively provide the board with the necessary diversity of skills, backgrounds and experiences to meet the Company’s ongoing needs and support oversight of our business strategy and priorities. In recommending candidates for election to the board, the nominating and corporate governance committee evaluates a candidate’s character, judgment, skill set, experience, independence, other time commitments and any other factors that the nominating and corporate governance committee deems relevant. In addition, in determining whether to recommend incumbent directors for re-election to the board, the nominating and corporate governance committee also reviews and considers the director’s board and committee meeting attendance, the level of support that the director’s nomination received at the most recent annual stockholders’ meeting and the well-roundedness of the board as a whole.

In 2020, the nominating and corporate governance committee recommended to the board, and the board approved, the nomination of Steven E. West, Travis D. Stice, Vincent K. Brooks, Michael P. Cross, David L. Houston, Stephanie K. Mains, Mark L. Plaumann and Melanie M. Trent to serve for a one-year term ending at the 2021 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. All of these director nominees, except for Mr. Stice, our Chief Executive Officer, are independent under the Nasdaq listing standards and SEC rules, comprising a supermajority of independent directors currently serving on our board of directors.

About Director Nominees

Our board of directors currently consists of eight members who are elected annually. In the event any nominee should be unavailable to serve at the time of the meeting, the proxies may be voted for a substitute nominee selected by the board.

Biographical information with respect to each of the director nominees, together with a list of competencies that contributed to the conclusion that such person should serve as a director, are presented below. An overview of the core competencies of each director nominee is featured in a skills matrix on page 6.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

Steven E. West, Chairman of the Board
Age 59 Director since: 2011 INDEPENDENT

Skills and Experience:

•  Corporate Governance

•  Finance/Capital Markets

•  Financial Reporting/Accounting Experience

•  Industry Background

•  Environmental, Health, Safety & Sustainability

•  Executive Experience

•  Executive Compensation

•  Risk Management

Mr. West has served as a director of the Company since December 2011 and Chairman of the Board since October 2012. Mr. West served as our Chief Executive Officer from January 2009 to December 2011. From January 2011 until December 2016, Mr. West was a partner at Wexford Capital LP, or Wexford Capital, focusing on Wexford Capital’s private equity energy investments. From August 2006 until December 2010, Mr. West served as senior portfolio advisor at Wexford Capital. From August 2003 until August 2006, Mr. West was the Chief Financial Officer of Sunterra Corporation, a former Wexford Capital portfolio company. From December 1993 until July 2003, Mr. West held senior financial positions at Coast Asset Management and IndyMac Bank. Prior to that, Mr. West worked at First Nationwide Bank, Lehman Brothers and Peat Marwick Mitchell & Co., the predecessor of KPMG LLP. Since February 2014, Mr. West has also served as Chairman of the Board of the general partner of Viper Energy Partners LP, one of our publicly traded subsidiaries, which we refer to as Viper, and since May 2019, he has served as Chairman of the Board of Rattler Midstream LP, another of our publicly traded subsidiaries, which we refer to as Rattler. Mr. West holds a Bachelor of Science degree in Accounting from California State University, Chico. We believe Mr. West’s background in finance, accounting and private equity energy investments, as well as his executive management skills developed as part of his career with Wexford Capital, its portfolio companies and other financial institutions qualify him to serve on our board of directors. In particular, we believe Mr. West’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Industry Background; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; and Risk Management.

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Travis D. Stice
Age 58 Director since: 2012	Skills and Qualifications: • Industry Background • Finance/Capital Markets • Environmental, Health, Safety & Sustainability • Executive Experience • Executive Compensation • Risk Management

Mr. Stice has served as our Chief Executive Officer since January 2012 and as a director of the Company since November 2012. Mr. Stice has also served as the Chief Executive Officer and a director of the general partner of Viper since February 2014 and as the Chief Executive Officer and a director of the general partner of Rattler since July 2018. Prior to these positions with Diamondback and the general partners of Viper and Rattler, Mr. Stice served as Diamondback’s President and Chief Operating Officer from April 2011 to January 2012. From November 2010 to April 2011, Mr. Stice served as a Production Manager of Apache Corporation, an oil and gas exploration company. He served as a Vice President of Laredo Petroleum Holdings, Inc., an oil and gas exploration and production company, from September 2008 to September 2010 and as a Development Manager of ConocoPhillips/Burlington Resources Mid Continent Business Unit, an oil and gas exploration company, from April 2006 until August 2008. Prior to that, Mr. Stice held a series of positions of increasing responsibilities at Burlington Resources until that company was acquired by ConocoPhillips in March 2006. He started his career with Mobil Oil in 1985. Mr. Stice has 36 years of industry experience and over 27 years of management experience. Mr. Stice graduated from Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. Mr. Stice is a registered engineer in the State of Texas, and is a 37-year member of the Society of Petroleum Engineers. We believe that Mr. Stice’s leadership within the Company, his management experience and his knowledge of the critical internal and external challenges facing the Company and the oil and natural gas industry as a whole qualify him for service on our board of directors. In particular, we believe Mr. Stice’s strengths in the following core competencies provide value to our board of directors: Industry Background; Environmental, Health, Safety & Sustainability; Finance/Capital Markets; Executive Experience; Executive Compensation; and Risk Management.

Vincent K. Brooks
Age 61 Director since: 2020 INDEPENDENT

Skills and Qualifications:

•  Corporate Governance

•  Government, Legal & Regulatory

•  Environmental, Health, Safety & Sustainability

•  Executive Experience

•  Executive Compensation

•  Risk Management

•  Congressional Engagement; National Security and Cyber Defense and Protection

Vincent “Vince” Brooks has served as a director of the Company since April 2020. A career Army officer who served in the U.S. Army for over 42 years, retiring from active duty in 2019 as a four-star general, General Brooks spent his final seventeen years as a general officer and in nearly all of those years in command of large, complex military organizations in challenging situations. Most recently, from 2016 until his retirement, he was the commander of all Korean and United States forces in the Republic of Korea. In the two positions prior to Korea he served as the commander of all United States Army forces throughout the Indo-Asia Pacific region from 2013 to 2016 during the strategic rebalancing to Asia, and as the commander of all United States Army forces in the Middle East and Central Asia from 2011 to 2013 during the reduction of forces in Iraq and the buildup of forces in Afghanistan as well as the phenomenon known as “the Arab Spring.” During his tenure in the Army, he gained uncommon experience in leading through complex, ambiguous situations with significant national security interests and risks at stake. He handled crisis management, public communications, risk management and mitigation, budgetary assessment, leadership and management, international relations and interactions, cyber defense and protection, congressional engagement and strategic planning. General Brooks has served on the board of the Gary Sinise Foundation since March 2019 and on the board of the Korea Defense Veterans Association since February 2020. General Brooks is also a visiting Senior Fellow at Harvard Kennedy School’s Belfer Center for Science and International Affairs, a Distinguished Fellow at the University of Texas with both the Clements Center for National Security and the Strauss Center for International Security and Law, an Executive Fellow with the Institute for Defense and Business, and the President of VKB Solutions LLC. General Brooks holds a Bachelor of Science in Engineering from the U.S. Military Academy at West Point, a Master of Military Art and Science from the U.S. Army School of Advanced Military Studies and holds an honorary Doctor of Laws from the New England School of Law and an honorary Doctor of Humanities from New England Law | Boston. General Brooks qualifies as an independent director under the Nasdaq listing standards. The Company believes that General Brooks’ strong leadership skills, together with his knowledge of policy, strategy and his diverse background qualifies him for service on our board of directors. In particular, we believe General Brooks’ strengths in the following core competencies provide value to our board of directors. Corporate Governance; Government, Legal & Regulatory; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; Risk Management; and Congressional Engagement, National Security & Cyber Defence and Protection.

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Michael P. Cross
Age 68 Director since: 2012 INDEPENDENT

Skills and Qualifications:

•  Corporate Governance

•  Finance/Capital Markets

•  Financial Reporting/Accounting Experience

•  Government, Legal & Regulatory

•  Industry Background

•  Environmental, Health, Safety & Sustainability

•  Executive Experience

•  Executive Compensation

•  Risk Management

Mr. Cross has served as a director of the Company since October 2012. Mr. Cross is owner of Michael P. Cross, Inc., an independent oil and natural gas producer, and serves as its President, a position he has held since January 2007. Mr. Cross also currently serves as a director of Warren Equipment Company, a position he has held since 2002. Mr. Cross served as a member of the executive committee of the Oklahoma Energy Resources Board from February 2005 until March 2014, where he was a member of the executive committee from 2007 until 2014. Mr. Cross served as a member of the Board of Directors of the Oklahoma Independent Petroleum Association for over 18 years, and was inducted into its Wildcatters Hall of Honor. Mr. Cross served on the Board of Directors for OGE Enogex GP LLC from October 2007 to October 2008. Mr. Cross also served as Chief Executive Officer and President of Windsor Energy Resources, Inc. from December 2005 until December 2006. Mr. Cross served as President of Twister Gas Services, L.L.C., an oil and gas exploration, production and marketing company, from its inception in 1996 until June 2003 and served as President of its predecessor, Twister Transmission Company, from 1990 to 1996. Mr. Cross graduated from Oklahoma State University with a Bachelor of Science degree in Business Administration. We believe that Mr. Cross’s strong oil and gas background and executive management experience qualify him for service on our board of directors. In particular, we believe Mr. Cross’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Government, Legal & Regulatory; Industry Background; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; and Risk Management.

David L. Houston
Age 67 Director since: 2012 INDEPENDENT

Skills and Qualifications:

•  Corporate Governance

•  Finance/Capital Markets

•  Financial Reporting/Accounting Experience

•  Industry Background

•  Executive Experience

•  Executive Compensation

•  Risk Management

Mr. Houston has served as a director of the Company since October 2012. Since 1991, Mr. Houston has been the principal of Houston Financial, a firm providing wealth management services with a focus on the energy sector. Since 2000, Mr. Houston has managed a mineral trust with approximately 9,200 net acres in Oklahoma, Texas, Kansas and New Mexico, which includes responsibility for leasing and production matters. Mr. Houston served on the board of directors as the Chairman of the Board and a members of the executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, from January 1993 until December 2008 and was involved in negotiating a merger for the hospital. Mr. Houston has served as a director of Gulfport Energy Corporation, or Gulfport, since July 1998, and has been Chairman of its Board since June 2013. Mr. Houston also serves on Gulfport’s nominating and governance, audit and compensation committees. Gulfport has announced that Mr. Houston has decided not to seek re-election as a Gulfport director at its 2020 annual meeting of stockholders. He served as a director of Bronco Drilling Company from May 2005 until December 2010 and was a member of its audit committee. Mr. Houston received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University. We believe that Mr. Houston’s financial background and his executive management experience qualify him for service on our board of directors. In particular, we believe Mr. Houston’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

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Stephanie K. Mains
Age 52 Director since: 2020 INDEPENDENT

Skills and Qualifications:

•  Corporate Governance

•  Finance/Capital Markets

•  Financial Reporting/Accounting Experience

•  Industry Background

•  Executive Experience

•  Executive Compensation

•  Risk Management

Ms. Mains has served as a director of the Company since April 2020. Ms. Mains has over 30 years of experience across diverse industrial segments, including aviation, energy and transportation. Most recently, she served as President and CEO of ABB Electrification Products Industrial Solutions, a $2.7 billion leading provider of advanced technologies to protect, control and optimize assets within electrical infrastructures for a number of industrial, commercial and residential applications around the world. She served in this position from 2018, when GE Industrial Solutions was acquired by ABB, until February 2019. Prior to that, she held the position of President and CEO of GE Industrial Solutions from 2015 until its acquisition by ABB in 2018. From 2013 to 2015, Ms. Mains served as President and CEO of GE Distributed Power Global Services, where she led a $2.2 billion global business servicing technologies that power the oil and gas, utilities, mining and industrial segments. From 2006 until 2013, she held positions of increasing responsibility in GE Energy from General Manager to Vice President, as she led the global build out and transformation of a $4 billion service operation providing power equipment and services. Prior to joining GE Energy, she spent 17 years across multiple GE businesses in financial and leadership positions, including CFO for GE Aviation Services – Contractual Services and Material Solutions, a $4 billion aviation material services business. Ms. Mains also serves as a director of Gates Industrial Corporation plc and a member of its audit committee, positions she has held since February 2019. Ms. Mains holds a B.B.A. in Finance from the University of Kentucky. Ms. Mains qualifies as an independent director under the Nasdaq listing standards. The Company believes that Ms. Mains’ strong financial and executive management experience, knowledge of the energy, electrical infrastructure, aviation and transportation industries, diverse background and service on boards of other public companies qualifies her for service on our board of directors. In particular, we believe Ms. Mains’ strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets, Financial Reporting/Accounting Experience; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

Mark L. Plaumann
Age 64 Director since: 2012 INDEPENDENT	Skills and Qualifications: • Corporate Governance • Finance/Capital Markets • Financial Reporting/Accounting Experience • Executive Experience • Executive Compensation • Risk Management

Mr. Plaumann has served as a director of the Company since October 2012. He is currently a Managing Member of Greyhawke Capital Advisors LLC, or Greyhawke, which he co-founded in 1998. Prior to founding Greyhawke, Mr. Plaumann was a Senior Vice President of Wexford Capital. Mr. Plaumann was formerly a Managing Director of Alvarez & Marsal, Inc. and the President of American Healthcare Management, Inc. He also was Senior Manager at Ernst & Young LLP. Mr. Plaumann served as a director and audit committee chairman for ICx Technologies, Inc. from 2006 until 2010, served as a director and a member of the audit and compensation committees of Republic Airways Holdings, Inc. from 2002 until 2017 and currently serves as a director of a private company. Mr. Plaumann served as a director, an audit committee chairman and a member of the conflicts committee of the general partner of Rhino Resource Partners LP, a coal operating company, from 2010 until 2016. Mr. Plaumann holds an M.B.A. and a B.A. in Business Administration from the University of Central Florida, where he currently serves on the Foundation Board and the Dean’s Advisory Board for the College of Business. We believe that Mr. Plaumann’s service on the boards of other public companies and his executive management experience, including previous experience as chairman of audit committees, qualifies him for service on our board of directors. In particular, we believe Mr. Plaumann’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Executive Experience; Executive Compensation; and Risk Management.

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Melanie M. Trent
Age 55 Director since: 2018 INDEPENDENT

Skills and Qualifications:

•  Corporate Governance

•  Finance/Capital Markets

•  Financial Reporting Experience

•  Government, Legal & Regulatory

•  Environmental, Health, Safety & Sustainability

•  Industry Background; Executive Experience

•  Executive Compensation

•  Risk Management

Ms. Trent has served as a director of the Company since April 2018. Ms. Trent previously served in various legal, administrative and compliance capacities for Rowan Companies plc, from 2005 until April 2017, including as an Executive Vice President, General Counsel and Chief Administrative officer from 2014 until April 2017, as Senior Vice President, Chief Administrative Officer and Company Secretary from 2011 until 2014, and as Vice President and Corporate Secretary from 2010 until 2011. Prior to her tenure at Rowan, Ms. Trent served in various legal, administrative and investor relations capacities for Reliant Energy Incorporated, served as counsel at Compaq Computer Corporation and as an associate at Andrews Kurth LLP. She serves on the Board of Arcosa, Inc. (NYSE: ACA), a company focused on construction, energy and transportation products and services, and serves on the Audit and Corporate Governance & Directors Nominating Committees. She also serves on the Board of Frank’s International (NYSE:FI), a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Ms. Trent serves on the on the Audit and Compensation Committees and Chairs the Nominating & Governance Committees. Ms. Trent holds a Bachelor’s degree from Middlebury College and a Juris Doctorate degree from Georgetown University Law Center. We believe that Ms. Trent’s strong legal and executive management experience, diverse background and knowledge of oil and gas and energy industries qualify her for service on our board of directors. In particular, we believe Ms. Trent’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting Experience; Government, Legal & Regulatory; Industry Background; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; and Risk Management.

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Summary of Director Nominee Core Competencies

The diversity of experience and wide variety of skills, qualifications and viewpoints of the director nominees embody key competencies that our nominating and corporate governance committee considers valuable to effective oversight of the Company. The following chart illustrates how the current board members individually and collectively represent these core competencies. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience, as each director is expected to be knowledgeable in all of these areas. The indicator merely represents a core competency that the director nominee brings to our board. For more information about each director nominee, see the individual biographies set forth beginning on page 13 above.

	West	Stice	Brooks	Cross	Houston	Mains	Plaumann	Trent
Corporate Governance Contributes to the board’s understanding of best practices in corporate governance matters.	•		•	•	•	•	•	•
Environmental, Health, Safety & Sustainability
Contributes to the board’s oversight and understanding of environmental, health, safety and sustainability issues and their relationship to our business and strategy as we strive to provide the energy necessary for economic growth and social well-being, while securing a stable and healthy environment for the future.	•	•	•	•				•
Finance/Capital Markets Valuable in evaluating our financial statements, capital structure and financial strategy.	•	•		•	•	•	•	•
Financial Reporting/Accounting Experience Critical to the oversight of our financial statements and financial reports.	•			•	•	•	•	•
Government, Legal & Regulatory Contributes to the board’s ability to guide us through government regulations, complex legal matters and public policy issues.			•	•				•
Industry Background
Offers pertinent background and knowledge to the board, providing valuable perspective on issues specific to our business, operations and strategy, including key performance indicators and the competitive environment.	•	•		•	•	•		•
Executive Experience
Demonstrates leadership ability and provides valuable insights into operations and business strategy through a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.	•	•	•	•	•	•	•	•
Executive Compensation Contributes to the board’s ability to attract, motivate and retain executive talent.	•	•	•	•	•	•	•	•
Risk Management Contributes to the identification, assessment and prioritization of significant risks we face.	•	•	•	•	•	•	•	•
Congressional Engagement; National Security and Cyber Defense and Protection
Demonstrates experience with complex organizations with significant national security interests and risk, international relations and interactions, cyber defense and protection, congressional engagement and strategic planning.			•

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CORPORATE GOVERNANCE MATTERS

—	CORPORATE GOVERNANCE HIGHLIGHTS

We believe that effective corporate governance should include regular constructive discussions with our stockholders. We have a proactive stockholder engagement process that encourages feedback from our stockholders. This feedback helps shape our governance practices, which include:

Increased the size of the board of directors to eight directors, enhancing and diversifying our board’s skills, qualifications and viewpoints
Enhanced ethnic and gender diversity of our board of directors, adding three diverse candidates since 2018
Adopted proxy access bylaw provision
Supermajority of independent director nominees under the Nasdaq listing standards and SEC rules
Independent chair of the board of directors
Majority voting to elect directors (for uncontested elections)
Mandatory resignation if a majority vote is not received (for uncontested elections)
Emphasis on diversity in the nominating and corporate governance committee’s charter
Declassified board of directors
Active stockholder outreach with respect to corporate governance and other ESG topics and executive compensation
Active board oversight of risk and risk management
Independent director meetings in executive sessions
Commitment to social responsibility with respect to our people, community and environment
Released second annual Corporate Responsibility Report in August 2019, which included an assessment of our current portfolio in various low carbon scenarios as outlined by the International Energy Agency
Formed Safety, Sustainability and Corporate Responsibility Committee of the board of directors
Adopted Corporate Governance Guidelines as another step to reinforce our commitment to sound governance practices and policies
Adopted stock ownership guidelines for non-employee directors (we had previously adopted stock ownership guidelines for our executives)
Periodic board and committee self-assessments
100% attendance at 2019 board and committee meetings
All financially literate audit committee members and three of the four members of the audit committee qualify as financial experts

For additional discussion of our stockholder engagement and actions that we have taken in response to stockholder feedback, see “Corporate Governance Matters—Stockholder Engagement” on page 26.

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—	CORPORATE GOVERNANCE GUIDELINES

The board has adopted our Corporate Governance Guidelines as a way to reinforce its commitment to sound governance practices and policies. These Corporate Governance Guidelines include provisions concerning the following:

•	Role and responsibilities of the board and its committees;
•	Size of the board;
•	Selection, qualifications, independence, responsibilities, tenure and compensation of directors
•	Director resignation process;
•	Selection of chairman and chief executive officer;
•	Other public company directorships and committee service;
•	Board meetings and agendas;
•	Director access to management and advisors;
•	Executive sessions of independent directors;
•	Director orientation and education;
•	Annual performance evaluations of the board and its committees;
•	Succession planning;
•	Director compensation;
•	Stockholder and third party communications with the board;
•	Board communications with third parties; and
•	Confidentiality.

Our Corporate Governance Guidelines can be found on our website at www.diamondbackenergy.com under the “Investors—Corporate Governance” caption. You may also obtain copies of the Corporate Governance Guidelines, at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

—	DIRECTOR QUALIFICATIONS AND NOMINATION PROCESS

Skills and Qualifications We Seek in Directors

As provided by the nominating and corporate governance committee’s charter and our Corporate Governance Guidelines, our nominating and corporate governance committee identifies, evaluates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity.

It is our policy that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings. We also require that at least a majority of our directors meet the standards of independence promulgated by Nasdaq and the SEC. For a discussion of the core competencies that each director brings to our board, see “Summary of Director Nominee Core Competencies” above on page 18.

Board Refreshment and Diversity

Our nominating and corporate governance committee is committed to continuous improvement and employs a rigorous process to ensure that the composition of the board is diverse, balanced and aligned with the evolving needs of the Company. The board ensures refreshment and continued effectiveness by evaluating the composition of the board on a periodic basis to ensure its composition reflects a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders. In particular, the board seeks to maintain a balance of experience in the areas of accounting and finance, management, leadership and oil and gas related industries as well as other core competencies discussed under “Summary of Director Nominee Core Competencies.”

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Additionally, it is our policy that our nominating and corporate governance committee considers diversity in its evaluation of candidates for board membership. To this end, our board believes that diversity with respect to viewpoint, including such that is held by candidates of different gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), should be an important factor in board composition. To reflect this policy and to ensure a competitive recruitment process, our nominating and corporate governance committee, in accordance with its charter, seeks to include diverse candidates in all director searches, taking into account diversity of gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), including by affirmatively instructing any search firm retained to assist the nominating and corporate governance committee in identifying director candidates to seek to include diverse candidates from traditional and nontraditional candidate groups. In accordance with its charter, our nominating and corporate governance committee also ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with its periodic review of the composition of the board and the size of the board as a whole.

As part of our ongoing commitment to board refreshment and board diversity, we increased the size of our board of directors from five to eight over the course of the last two years, adding three ethnically and gender diverse directors and enhancing and diversifying the skill set of our board of directors in the areas of risk management across energy and other industries and the government sector, national security and cybersecurity, environmental and social responsibility, regulatory and legal compliance, adding Melanie M. Trent in April 2018 and Vincent Brooks and Stephanie Mains in April 2020. These directors advance the operational and executive management expertise and ethnic, gender and age diversity of our board of directors.

How We Select our Director Nominees

The board is responsible for nominating directors and filling vacancies that may occur between annual meetings, based upon the recommendation of our nominating and corporate governance committee. The nominating and corporate governance committee considers the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our board. The nominating and corporate governance committee then identifies, considers and recommends director candidates to the board in light of its commitment to board refreshment and diversity discussed above. Generally, the committee identifies candidates through the business and organizational contacts of our advisors, directors and management team and through the use of third-party search firms.

The nominating and corporate governance committee, in accordance with its charter and our Corporate Governance Guidelines, takes into consideration the key qualifications and skills described above when evaluating candidates. The nominating and corporate governance committee also considers whether potential candidates will likely satisfy independence standards for service on the board and its committees and the number of public boards on which the candidate already serves.

Stockholder Nomination of Candidates and Proxy Access

In November 2019, our board of directors amended the Company’s bylaws to implement proxy access by our stockholders, which went into effect immediately upon such amendment. Our proxy access bylaw provisions permit a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of our outstanding common stock, to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

Stockholders who wish to submit a director nomination proposal, but who do not wish to have such nomination included in the Company’s proxy materials, must notify the Company in writing of the information required by the provisions of our bylaws dealing with such stockholder proposals.

See “Submission of Future Stockholder Proposals” below for additional detail and deadlines regarding submitting director nominees.

Majority Voting

To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our bylaws and Corporate Governance Guidelines provide that if the number of shares voted “FOR” a nominee who is serving as a director (an incumbent) does not exceed 50% of the votes cast “AGAINST” that director, he or she will tender his or her resignation to the board. The board will evaluate whether to accept or reject such resignation, or whether other action should be taken. Within 90 days of the certification of the stockholder vote, the board is required to decide whether to accept the resignation and publicly disclose its rationale for the decision.

In a contested election, where the number of nominees exceeds the number of directors to be elected, the required vote would be a plurality of votes cast, which means that the directors receiving the largest number of “FOR” votes will be elected in such contested election.

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—	DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines provide that a majority of the directors of the board must be “independent” in accordance with Nasdaq listing standards. Our board of directors has determined that each of Steven E. West, Vincent K. Brooks, Michael P. Cross, David L. Houston, Stephanie K. Mains, Mark L. Plaumann and Melanie M. Trent meets the standards regarding independence set forth in the Nasdaq listing standards and is free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company.

Our board of directors has determined that each member of the audit committee is independent for purposes of serving on such committee under the Nasdaq listing standards and SEC rules. In addition, our board of directors has determined that each current member of the audit committee is financially literate under the Nasdaq listing standards and that each of Mr. Plaumann, Mr. Cross and Mr. Houston qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Our board of directors has also determined that each member of the compensation committee and the nominating and corporate governance committee meets the independence requirements applicable to those committees under the Nasdaq rules. In addition, our board of directors determined that each member of our compensation committee is a “non-employee director” in accordance with Rule 16b-3 under the Exchange Act.

In addition, each member for the Safety, Sustainability and Corporate Responsibility Committee meets the standards regarding independence set forth in the Nasdaq listing standards.

Executive Sessions of Independent Directors

Our independent directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors and its committees. Our independent directors met in an executive session on four (4) occasions in 2019.

—	BOARD LEADERSHIP STRUCTURE

In accordance with our Corporate Governance Guidelines, the positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our board of directors and works with the board of directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the board agendas, with the input from other members of the board and our management, facilitates communications among and information flow to directors, has the power to call special meetings of our board of directors and stockholders and presides at meetings of our board of directors and stockholders. The Chairman of the Board also advises and counsels our Chief Executive Officer and other officers.

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our board is collegial, that all board members are well engaged in their responsibilities, and that all board members express their views and consider the opinions expressed by other directors. Seven of the eight directors on our board, including the Chairman of the Board, are independent under the Nasdaq listing standards and SEC rules. We believe that all of our independent directors have demonstrated leadership in business enterprises and are familiar with board processes. Our independent directors are involved in the leadership structure of our board by serving on our audit, nominating, compensation and safety, sustainability and corporate responsibility committees, each having a separate independent chairperson. Specifically, the chair of our audit committee oversees the accounting and financial reporting processes, as well as compliance with legal and regulatory requirements. The chair of our compensation committee oversees the annual performance evaluation of our Chief Executive Officer and our compensation policies and practices and their impact on risk and risk management. The chair of our nominating and corporate governance committee monitors matters such as the composition of the board and its committees, board performance and best practices in corporate governance. As such, each committee chair provides independent leadership for purposes of many important functions delegated by our board of directors to such committee. The chair of our safety, sustainability and corporate responsibility committee provides leadership with respect to best practices in the areas environmental, sustainability and corporate and social responsibility.

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—	BOARD MEETINGS, COMMITTEES AND MEMBERSHIP

Our board of directors met ten (10) times, in person or telephonically, in 2019. In addition to these meetings, the board of directors adopted resolutions by unanimous written consent. Each director attended 100% of the meetings of the board of directors and the meetings of the committees on which he or she served.

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders. All of our directors attended our 2019 Annual Meeting of Stockholders.

Board Committee Membership

The table below shows the membership of each of the board’s committees, as well as information about each committee’s principal functions.

Audit Committee

Members	Principal Functions		Number of Meetings in 2019
Mark L. Plaumann* Michael P. Cross David L. Houston Melanie M. Trent	•	Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.	Four (4)
	•	Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.
	•	Monitors our compliance with legal and regulatory requirements.
	•	Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
	•	Reviews and approves related party transactions.
	•	Appoints, determines compensation, evaluates and terminates our independent auditors.
	•	Pre-approves audit and permissible non-audit services to be performed by the independent auditors.
	•	Prepares the report required by the SEC for the inclusion in our annual proxy statement.
	•	Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.
	•	Inform our independent auditors of the audit committee’s understanding of significant relationships and transactions with related parties and review and discuss with our independent auditors the auditors’ evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.
	•	Conducts a periodic performance evaluation of the committee.

*	Committee Chairperson.

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Compensation Committee

Members	Principal Functions		Number of Meetings in 2019
Michael P. Cross* David L. Houston Mark L. Plaumann Melanie M. Trent	•	Oversees and administers our executive compensation policies, plans and practices and evaluates their impact on risk and risk management.	Three (3)
	•	Reviews and makes recommendations to the board of directors with respect to compensation plans and policies for employees generally.
	•	Discharges the board of directors’ responsibilities relating to the compensation of our Chief Executive Officer and other executive officers.
	•	Where appropriate or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.
	•	Reviews, approves and administers our Executive Annual Incentive Compensation Plan, including the establishment of performance criteria and targets and awards under such plan.
	•	Reviews, approves and administers our equity-based compensation plans, including the grants of stock options, restricted stock units and other equity awards under such plans.
	•	Makes recommendations to the board with respect to director compensation.
	•	Determines any stock ownership guidelines for our chief executive officer and other executive officers and directors.
	•	Conducts a periodic performance evaluation of the committee.
	•	Reviews disclosure related to executive compensation in our proxy statement.
	•	Reviews and reassesses the adequacy of the compensation committee charter.
	•	Advise the board of directors regarding the stockholder advisory vote on executive compensation and golden parachutes, including the frequency of such votes.
	•	Reviews and considers the stockholder advisory vote on executive compensation when determining policies and making decisions on executive compensation.
	•	Has the sole authority to appoint, compensate and oversee work of any compensation consultant and other advisors with respect to executive compensation and assistance with other charter responsibilities and determines any conflict of interest with such compensation consultant.
*	Committee Chairperson.

Nominating and Corporate Governance

Members	Principal Functions		Number of Meetings in 2019
David L. Houston* Michael P. Cross Mark L. Plaumann Melanie M. Trent	•	Assists the board of directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our board of directors.	One (1)
	•	Identifies and recommends director candidates to the board of directors to be submitted for election at the Annual Meeting and to fill any vacancies on the board of directors.
	•	Evaluates candidates for board of directors’ membership, including those recommended by stockholders of the Company.
	•	Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees.
	•	Conducts a periodic performance evaluation of the committee.
	•	Reviews and reassesses the adequacy of the nominating and corporate governance committee charter and recommends any proposed changes to the board of directors for approval.
*	Committee Chairperson.

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Safety, Sustainability and Corporate Responsibility Committee

Members	Principal Functions		Number of Meetings in 2019
Melanie M. Trent* Michael P. Cross David L. Houston Mark L. Plaumann	•	Periodically reviews and discusses with management the Company’s strategy, policies and practices regarding environmental, safety and social responsibility, or ESG, matters, makes related recommendations to the board of directors and conducts any necessary investigations or studies.	**
	•	Oversees management’s monitoring and adherence to the Company’s policies on ESG matters and the quality of the Company’s procedures and disclosure for identifying, assessing, monitoring and managing the principal environmental, health, safety and social risks in the Company’s business.
	•	Considers and recommends to the Board regarding current and emerging trends, major legislative and regulatory developments and other public policy issues that are reasonably likely to affect the business operations, performance or public image of the Company.
	•	Oversees the Company’s policy on corporate charitable and philanthropic activities, public policy advocacy efforts, including political contributions, and policies promoting diversity, inclusion and human and workplace rights.
	•	Conducts a periodic performance evaluation of the committee.
	•	Reassesses and reports to the board of directors on the adequacy of the committee charter.

*	Committee Chairperson.
**	The Safety, Sustainability and Corporate Responsibility Committee of our board of directors was formed in December 2019 and held its first meeting in January 2020.

Committee Charters

The charters for our audit committee, compensation committee, nominating and corporate governance committee and safety, sustainability and corporate responsibility committee can be found on our website at www.diamondbackenergy.com under the “Investors—Corporate Governance” caption. You may also obtain copies of these charters at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

—	BOARD EVALUATION PROCESS

The board is committed to continuous improvement with respect its ability to carry out its responsibilities. In accordance with our Corporate Governance Guidelines, the board and its committees conduct self-evaluations relating to their performance. These self-evaluations are a critical tool in assessing the composition and effectiveness of the board, its committees and its directors and presents an opportunity to identify areas of strength and areas capable of improvement. Our nominating and corporate governance committee supervises these evaluations, which are conducted by outside counsel and include an assessment of, among other things:

•	the effectiveness of the board and committee structure;
•	board and committee composition, including assessment of skills, experience and occupational and personal backgrounds;
•	board culture and dynamics, including the effectiveness of discussion and debate at board and committee meetings;
•	the quality of board and committee agendas and the appropriateness of board and committee priorities; and
•	the quality of communication between management and board members.

The board considers the results of the evaluations to assess whether the board and its committees have the necessary diversity of skills, backgrounds and experiences to meet the Company’s needs and to further enhance the effectiveness of the board and its committees over time.

—	BOARD’S ROLE IN RISK OVERSIGHT

As an exploration and production company, we face a number of risks, including risks associated with supply of and demand for oil and natural gas, volatility of oil and natural gas prices, exploring for, developing, producing and delivering oil and natural gas, declining production, environmental and other government regulations and taxes, weather conditions, including hurricanes, that can affect oil and natural gas operations over a wide area, adequacy of our insurance coverage, political instability or armed conflict in oil and natural

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gas producing regions and overall economic environment. Management is responsible for the day-to-day management of risks we face as a company, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our Chairman of the Board meets regularly with our Chief Executive Officer and our Chief Financial Officer to discuss strategy and risks facing the Company. Our executive officers regularly attend the board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend the board meetings or are otherwise available to confer with the board to the extent their expertise is required to address risk management matters. Periodically, our board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, our board of directors also discusses strategies, key challenges, and risks and opportunities for the Company with senior management.

Committee Risk Oversight Responsibilities

While our board of directors is ultimately responsible for risk oversight at the Company, the board’s four committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and executive officers, and corporate governance. The safety, sustainability and corporate responsibility committee assists the board in fulfilling its oversight responsibility over management’s monitoring and adherence to the Company’s policies on ESG matters and the quality of the Company’s procedures for identifying, assessing, monitoring and managing the principal environmental, health, safety and social risks in the Company’s business.

—	STOCKHOLDER ENGAGEMENT

We value the views of our stockholders and embrace active stockholder engagement as an important tenet of good governance. Because positive and ongoing dialogue builds informed relationships that promote transparency and accountability, members of senior management employ a year-round approach, including proactive engagement as well as responsiveness to specific areas of focus. Information and feedback received through our engagement activities is shared with our board, which helps inform its decisions. In response to feedback obtained during our stockholder outreach efforts, the following past actions, some of which had already been independently considered for implementation by our board of directors or committees, were undertaken:

•	Our board of directors amended our bylaws to provide our stockholders with proxy access;
•	Our board of directors also previously amended our bylaws to provide for the majority vote requirement to elect directors to our board, which replaced the prior plurality voting standard applicable to our director election;
•	Our board of directors and the nominating and corporate governance committee approved enhancements to the nominating committee charter and director nomination process that focused on increasing the size of the board and number of independent directors, with a supermajority of the board currently being independent;
•	We increased the size and enhanced the ethnic and gender diversity and skill set of our board of directors, adding three diverse candidates between April 2018 and April 2020;
•	Our board of directors created the Safety, Sustainability and Corporate Responsibility Committee focused on sound strategy and best policies and practices regarding environmental, safety and social responsibility matters;
•	Our board of directors adopted Corporate Governance Guidelines as an additional step to reinforce our commitment to prudent corporate governance practices and policies;
•	The compensation committee fully transitioned to three-year performance-based equity awards, with no two-year performance-based equity awards granted or vesting during 2019 and no two-year performance-based awards contemplated in the future, and implemented double-trigger change of control provisions in Company equity awards granted since the beginning of 2018;
•	The compensation committee enhanced the disclosure of targets and goals for performance-based awards, the discussion of equity award process for our named executive officers and the underlying rationale for such awards;
•	The compensation committee added the return on average capital employed and ESG goals among metrics for determining cash performance awards;

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•	Our board of directors implemented stock ownership guidelines for our non-employee directors in addition to the previously adopted stock ownership guidelines for all of our executive officers; and
•	We released our second annual Corporate Responsibility Report, which included an assessment of our current portfolio in various low carbon scenarios as outlined by the International Energy Agency

During 2019, we continued our stockholder outreach efforts and solicited feedback on our executive compensation programs, corporate governance, corporate responsibility and other important issues. We met or initiated contact with investors representing over 62% of our outstanding shares. In addition, members of Company senior management attended 15 investor conferences and executed three non-deal road shows. We also had discussions of certain of these matters with other investors during investor presentation events and earnings and other investor calls throughout the year.

Already in 2020, we have engaged with 52 of our largest stockholders, who represent over 58.6% of our outstanding common stock. These discussions have provided us an opportunity to further explore issues important to us and our stockholders, including corporate governance policies, executive compensation and corporate sustainability and environmental policies. In particular, we received constructive feedback that helped shape a number of executive compensation enhancements made for 2020 and will assist us in further refining our corporate responsibility reports in the future. We look forward to continued engagement with stockholders throughout the year so that we can incorporate their ideas to further strengthen our executive compensation programs, continue our commitment to ESG matters, improve our disclosure practices and enhance our governance practices.

—	CORPORATE RESPONSIBILITY AND SUSTAINABILITY

As an oil and gas company, we understand that we have the potential to make a uniquely positive impact in the world. We provide affordable, domestically produced energy that helps run our homes, businesses, transportation networks and other key components of our economy. As we continue to provide a critical product that contributes to economic growth and society, we view the connection between responsible operations and business success a fundamental necessity. We are committed to the safe and responsible development of our resources in the Permian Basin. We operate in the same areas in which a majority of our employees and their families live, and are dedicated to preserving and protecting the environment for the benefit of our stockholders, employees and our community. We have identified key areas of focus, including energy, emissions, waste and spills, water use, compliance, health and safety, training and education, and community, and have described below certain of our efforts relating to these areas. We have also established the safety, sustainability and corporate responsibility committee of our board of directors that oversees, among other things, our management’s monitoring and adherence to our policies on ESG matters and the quality of our procedures for identifying, assessing, monitoring and managing the principal environmental, health, safety and social risks in our business and provides leadership with respect to best practices in the areas environmental, sustainability and corporate and social responsibility.

Commitment to Protecting People

The well-being of our employees and contractors matters to us. Whether it is minimizing workplace incidents or preparing for the unexpected, we continue to make protecting our people a fundamental component of our corporate responsibility efforts. We maintain a formal health and safety program that includes employee training and new hire orientation on a variety of environmental and safety topics, including proper reporting. We also ensure our employees have all necessary equipment to operate safely. Employees undergo significant training and education each year to become knowledgeable on regulatory compliance, industry standards and innovative opportunities to effectively manage the challenges of developing our resources. In light of the nature of our work and the locations of some sites in and near communities, we also proactively prepare for the unexpected by developing emergency response plans to cover potentially hazardous situations. For 2020, we further demonstrated our commitment to safety by adding a performance metric to our annual incentive compensation scorecard that measures our total recordable incident rate.

Commitment to Environmental Responsibility

We are committed to exploration, exploitation, acquisition and production of oil, natural gas and natural gas liquids in an environmentally responsible manner and in compliance with applicable federal, state and local laws, including laws regulating emissions of greenhouse gases, such as methane. We take actions beyond those required by law to reduce methane emissions, recycle an increasing percentage of water and make significant investment in infrastructure to reduce environmental impact. In keeping with that commitment, our overall approach includes these key activities:

•	Investing in and implementing the best available technology and innovative methods for drilling and completing wells, which has allowed us to achieve the same or improved results with less proppant, fewer wells and a greatly reduced environmental footprint;
•	Minimizing our environmental impact and improve safety for all stakeholders;

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•	Motivating our executive and senior management to strive to achieve measurable targets and goals with respect to flaring, GHG emissions and total recordable oil spills;
•	Focusing on the hydrocarbon gathering infrastructure, as well as sourced water disposal and produced-water recycling;
•	Minimizing use of water fit for human consumption in our operations;
•	Safely transporting oil and gas and minimizing impacts from air emissions, flared gas and spills; and
•	Maximizing fluid transportation via pipelines rather than diesel powered trucks.

Commitment to Community

Giving back to society and the community in which we operate is part of who we are and we strongly believe these investments of time, money and compassion allow our employees to both experience and demonstrate the core values of our company. In particular, we sponsor improvements in public education, participate in, and support, many community and national organizations and actively promote local groups.

Moving Forward

We are proud of what we have been able to accomplish as a company and believe our achievements to date demonstrate a serious and growing commitment to corporate responsibility. We are firmly resolved to live our core values of leadership, integrity, excellence, people and teamwork, and we will continue to strive for continuous improvement in the years ahead. As we enhance our corporate responsibility efforts and increase stockholder value, we look forward to providing periodic updates in future reports that detail both our challenges and successes.

Highlights of our accomplishments with respect to ESG matters are below.

ENVIRONMENTAL
Emissions	•	Engaged a third-party consultant to analyze and perform direct measurements of vent gasses on our petroleum storage tank emission-control systems.
	•	Continue to invest in and implement upgraded equipment and new, low impact technology, including low-bleed valves, compressed instrument air systems, and combustion equipment to ensure the highest quality of gas burned per 100 cubic feet vented.
	•	Continue engineering and designing equipment to reduce the amount of gas hitting tanks.
Water Management	•	Significantly increased use of recycled water in our production operations.
	•	Continued to enhance our tank battery design to include more efficient control technologies, including installing free water knockouts in place of gun barrels on all new tank battery locations.
Spills and Spill Management	•	Continue focus on low spill rate, reducing total fluid spill rate per 1,000 Bbl produced fluids, achieving spill rate of below industry average.
	•	Install high-liquid-level alarms on all storage tanks as well as high-level “well-kill” systems.
Climate Change	•	Committed to understanding the potential impact of growing alternative energy sources and the transition to a lower-carbon economy on our oil and gas portfolio and seek to factor changing conditions into our strategic plans, primarily through scenario planning to assess portfolio resilience over the long term.
	•	Continue to search for innovative ways to implement cost-effective, appropriate steps to monitor, measure and reduce our energy use, waste and emissions.
SAFETY	•	We launched several new and improved safety technologies, including a cloud-based application that helps field employees identify and immediately report incidents, potential hazards and near misses using a mobile device.
	•	Established the safety, sustainability and corporate responsibility committee of our board of directors that oversees our policies on ESG matters and the quality of our procedures for identifying, assessing, monitoring and managing the principal environmental, health, safety and social risks in our business and provide leadership with respect to best practices in the areas environmental, sustainability and corporate and social responsibility.
	•	Took responsible safety actions to protect health and well-being of our employees in response to the COVID-19 pandemic.
COMMUNITY	•	We joined with 19 fellow energy companies to launch the Permian Strategic Partnership, which commits more than $100 million over the next five years toward developing superior educational programs, accessible housing, a supportive healthcare system, safer roads and a more skilled workforce for communities across West Texas and south-eastern New Mexico.
	•	Our team members also increased their volunteering activities at Travis Elementary School in Midland including assisting with school registration, guiding parents and students through first day activities, assisting with school supplies, hosting a literacy event and volunteering on Grandparents Day.

Our 2019 Corporate Responsibility Report can be found on our website under the “About—Sustainability” caption.

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—	CODE OF BUSINESS ETHICS AND CONDUCT

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics embodies our commitment to conduct our businesses in accordance with all applicable laws, rules and regulations and the highest ethical standards. Our Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer and controller and persons performing similar functions. Our Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics is posted on our website under the “Investors-Corporate Governance” caption. You may also obtain copies of our Code of Business Conduct and Ethics at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

—	COMMUNICATIONS WITH THE BOARD

Individuals may communicate with our board of directors or individual directors by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701. Our Corporate Secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, relates to the functions of our board of directors or any committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

—	DIRECTOR COMPENSATION

Members of our board of directors who are also officers or employees of the Company do not receive compensation for their services as directors.

Cash Compensation

During 2019, non-employee directors of the Company received a base annual retainer of $65,000 in cash plus additional annual payments of $135,000 for the Chairman of the Board, $20,000 for the chairperson of the audit committee, $10,000 for each other member of the audit committee, $15,000 for the chairperson of all other committees and $5,000 for each other member of each other committee, with such amounts paid in quarterly installments.

Equity Compensation

During 2019, we also provided our non-employee directors with equity compensation under our equity incentive plan. The value of such annual equity compensation granted to non-employee directors in restricted stock units for 2019 was $180,000 based on the average closing price per share of our common stock on the Nasdaq Global Select Market for the five trading days immediately preceding the date of grant. The annual grant of restricted stock is generally made to non-employee directors at the close of business on the date of each annual meeting of our stockholders. On June 6, 2019, each non-employee director was granted 1,830 restricted stock units which will vest on the earlier of the first anniversary of the date of grant and the next annual meeting of our stockholders following the date of grant.

Further details regarding our director compensation in 2019 are set forth under the heading “Compensation Tables— 2019 Director Compensation” below.

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Changes to Non-Employee Director Compensation for 2020

In February 2020, our board of directors approved, based upon the compensation committee recommendation and the market study conducted by its independent compensation consultant, modifications to our non-employee director compensation program to increase the base retainer component of director compensation to $80,000 and increase the equity compensation component of director compensation to $200,000, in each case, to align our director compensation program more closely with current market practices. In April 2020, our board of directors approved, based on the recommendation of the compensation committee, following consultation with its independent compensation consultant, a further modification to the equity compensation component of director compensation with respect to the awards that will be made to non-employee directors at the close of business on the date of our upcoming 2020 annual stockholders meeting (the 2020 Awards). The number of restricted stock units granted to each non-employee director in respect of the 2020 Awards will be calculated using the higher of (i) the stock price used to calculate equity awards granted to our NEOs on March 1, 2020 ($67.45 per share, calculated based on the average closing share price for the five trading days immediately preceding the last trading day in February 2020) and (ii) the existing methodology under our director compensation program (calculated based on average closing share price for the five trading days immediately preceding the 2020 Annual Meeting of Stockholders). As a result of the COVID-19 pandemic and related energy market disruption, we expect this change will result in fewer shares of our common stock being granted to our non-employee directors in their 2020 awards.

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AUDIT COMMITTEE REPORT

The audit committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the audit committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management, our internal auditors and the board of directors of the Company. A more detailed description of the responsibilities of the audit committee is set forth in its written charter, which is posted on our website at www.diamondbackenergy.com. The following report summarizes certain of the audit committee’s activities with respect to its responsibilities during 2019.

Review with Management and Independent Registered Public Accounting Firm

The audit committee has reviewed and discussed with management and Grant Thornton LLP, an independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2019.

Controls and Procedures

The audit committee discussed with management and Grant Thornton LLP the quality and adequacy of the Company’s disclosure controls and procedures. The audit committee also reviewed and discussed with management and Grant Thornton LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm

The audit committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with that firm its independence from the Company.

Recommendation to the Board of Directors

Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

THE AUDIT COMMITTEE

Mark L. Plaumann, Chairman

Michael P. Cross

David L. Houston

Melanie M. Trent

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EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our executive officers as of the record date:

Name	Age	Position
Travis D. Stice	58	Chief Executive Officer and Director
Kaes Van’t Hof	33	Chief Financial Officer and Executive Vice President—Business Development
Teresa L. Dick	50	Chief Accounting Officer, Executive Vice President and Assistant Secretary
Russell D. Pantermuehl	60	Executive Vice President and Chief Engineer
Daniel N. Wesson	36	Executive Vice President—Operations
Matt Zmigrosky	41	Executive Vice President, General Counsel and Secretary
Thomas F. Hawkins	66	Executive Vice President—Land
Jennifer Soliman	50	Executive Vice President and Chief Human Resources Officer

Biographical information for Mr. Stice is set forth in this proxy statement under the heading “Election of Directors and Director Biographies.”

KAES VAN’T HOF. Mr. Van’t Hof has served as Chief Financial Officer and Executive Vice President of Business Development since March 2019. Prior to his current position with us, he served as our Senior Vice President of Strategy and Corporate Development from January 2017 to February 2019 and as our Vice President of Strategy and Corporate Development since joining us in July 2016. Mr. Van’t Hof has served as President and director of the general partner of Viper since March 2017 and as President and director of the general partner of Rattler since July 2018. Before joining Diamondback, Viper and Rattler, Mr. Van’t Hof served as Chief Executive Officer for Bison Drilling and Field Services from September 2012 to June 2016. From August 2011 to August 2012, Mr. Van’t Hof was an analyst for Wexford Capital responsible for developing operating models and business plans, including for our initial public offering, and before that worked for the Investment Banking - Financial Institutions Group of Citigroup Global Markets, Inc. from February 2010 to July 2011. Mr. Van’t Hof was a professional tennis player from May 2008 to January 2010. Mr. Van’t Hof received a Bachelor of Science in Accounting and Business Administration from the University of Southern California.

TERESA L. DICK. Ms. Dick has served as our Executive Vice President and Chief Accounting Officer since March 2019. Ms. Dick served as our Executive Vice President and Chief Financial Officer from February 2017 to February 2019, as our Assistant Secretary since October 2012, as our Chief Financial Officer and Senior Vice President from November 2009 to February 2017 and as our Corporate Controller from November 2007 until November 2009. Ms. Dick has served as Chief Financial Officer, Executive Vice President and Assistant Secretary of the general partner of Viper since February 2017 and served as its Chief Financial Officer, Senior Vice President and Assistant Secretary from February 2014 to February 2017. Ms. Dick has also served as Chief Financial Officer, Executive Vice President and Assistant Secretary of the general partner of Rattler since July 2018. From June 2006 to November 2007, Ms. Dick held a key management position as the Controller/Tax Director at Hiland Partners, a publicly-traded midstream energy master limited partnership. Ms. Dick has over 20 years of accounting experience, including over eight years of public company experience in both audit and tax areas. Ms. Dick received her Bachelor of Business Administration degree in Accounting from the University of Northern Colorado. Ms. Dick is a certified public accountant and a member of the American Institute of CPAs and the Council of Petroleum Accountants Societies.

RUSSELL D. PANTERMUEHL. Mr. Pantermuehl has served as our Executive Vice President and Chief Engineer since March 2019. Prior to his current position with us, Mr. Pantermuehl served as our Executive Vice President—Reservoir Engineering from February 2017 until March 2019, and served as our Vice President—Reservoir Engineering from August 2011 to February 2017. Mr. Pantermuehl has also served as Executive Vice President and Chief Engineer of the general partner of Viper since March 2019, as its Executive Vice President—Reservoir Engineering from February 2017 to March 2019 and as its Vice President—Reservoir Engineering from February 2014 to February 2017. Prior to his positions with us and Viper, Mr. Pantermuehl served as a reservoir engineering supervisor for Concho Resources Inc., an oil and gas exploration company, from March 2010 to August 2011 where he was responsible for reserve reporting and estimates of the Midland Basin Wolfberry assets. Mr. Pantermuehl worked for ConocoPhillips Company as a reservoir engineering advisor from January 2005 to March 2010 where he provided advice with respect to ConocoPhillips’ Bakken assets, reserve reporting and capital allocation. Mr. Pantermuehl received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

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DANIEL N. WESSON. Mr. Wesson has served as our Executive Vice President—Operations since March 2020. Prior to his current position with us, Mr. Wesson served as our Senior Vice President of Operations from February 2019 until March 2020. Mr. Wesson served as our Vice President of Operations from April 2017 to February 2019 and as our Completions Manager from January 2013 to April 2017. He joined us as an Operations Engineer in February 2012. Prior to joining us, Mr. Wesson served in various operations and engineering roles for BOPCO L.P. from 2010 to 2012 and ConocoPhillips from 2007 to 2010. Mr. Wesson received his Bachelor of Science degree in Mechanical Engineering from Louisiana State University and is a member of the Permian Basin Society of Petroleum Engineers.

MATT ZMIGROSKY. Mr. Zmigrosky has served as our Executive Vice President, General Counsel and Secretary since February 2019. Since February 2019, Mr. Zmigrosky has also served as Executive Vice President, General Counsel and Secretary of both the general partner of Viper and Rattler. Before joining us and the general partners of Viper and Rattler, Mr. Zmigrosky was in the private practice of law, most recently as a partner in the corporate section of Akin Gump Strauss Hauer & Feld LLP from October 2012 to February 2019, where he worked extensively with Diamondback and its subsidiaries. Mr. Zmigrosky holds a Bachelor of Science in Management degree in finance from Tulane University and a Juris Doctorate degree from Southern Methodist University Dedman School of Law.

THOMAS F. HAWKINS. Mr. Hawkins has served as our Executive Vice President of Land since March 2019. Prior to his current position with us, Mr. Hawkins served as our Senior Vice President—Land from March 2017 until March 2019. Mr. Hawkins has also served as Executive Vice President—Land of the general partner of Viper since March 2019 and served as its Senior Vice President—Land from March 2017 to March 2019. Prior to his employment with us, Mr. Hawkins was an independent Consultant for Land Activities from July 2016 to February 2017. Mr. Hawkins has over 38 years of experience in the oil and gas industry. Mr. Hawkins spent seven years with Oasis Petroleum, Inc., an active oil and gas company in the Williston Basin, as its Senior Vice President of Land (or in similar capacities) from March 2009 until June 2016, retiring from that position. Prior to his tenure at Oasis Petroleum, Inc., Mr. Hawkins spent 31 years at ConocoPhillips and Burlington Resources (which ConocoPhillips acquired in 2006) in various operations and managerial positions in Land, Marketing, Planning and the Corporate Acquisitions and Divestitures group, retiring in February 2009. While at ConocoPhillips (Burlington Resources), Mr. Hawkins has worked in several major regions in the continental United States, including the San Juan Basin, the Williston Basin and the Austin Chalk/Wilcox Trends in South Texas. Mr. Hawkins holds a Bachelor of Business Administration degree in Finance from the University of Texas at El Paso.

JENNIFER SOLIMAN. Ms. Soliman has served as our Executive Vice President and Chief Human Resources Officer since March 2019. Prior to her current position with us, Ms. Soliman served as our Senior Vice President and Chief Human Resources Officer from January 2018 until March 2019. Prior to joining us, Ms. Soliman served as Senior Vice President and Chief Human Resources Officer at Sunnova Energy Corporation from December 2015 to January 2018, and prior to that, served in various human resources leadership roles at Freedom Oil & Gas Ltd. (formerly, Maverick Drilling & Exploration Ltd.), Woodside USA and BP America, each an oil and gas company, and Koch Industries, Inc., a diversified industrial, including chemicals and refining. Ms. Soliman serves on the board of Jones Partners at the Rice Business School and previously served as a member of the United States Air Force Reserves. Ms. Soliman holds a Bachelor of Arts degree in Organizational Behavior from Rollins College and a Master of Business Administration degree from Rice University.

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COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

—	EXECUTIVE SUMMARY

This compensation discussion and analysis identifies Diamondback’s named executive officers (NEOs) for 2019, describes the Company’s executive compensation program, including the objectives and rationale for each element of compensation, and presents the compensation outcomes for our NEOs relative to our 2019 performance.

Named Executive Officers

For 2019, our NEOs were:

TRAVIS D. STICE	KAES VAN’T HOF	TERESA L. DICK	RUSSELL D.	MATT	THOMAS F.	MICHAEL L.
Chief Executive	Chief Financial	Chief Accounting	PANTERMUEHL	ZMIGROSKY	HAWKINS	HOLLIS
Officer	Officer and	Officer, Executive	Executive Vice	Executive Vice	Executive Vice	Former Chief
	Executive Vice	Vice President	President and	President, General	President – Land	Operating
	President—Business Development	and Assistant Secretary[1]	Chief Engineer	Counsel and Secretary; and		Officer and President[2]

Biographical information for each of our NEOs currently serving as our executive officers and other key executives of Diamondback can be found on page 32.

Introductory Note Regarding Current Industry and Macroeconomic Environment and Impact on 2020 Compensation Decisions

The information provided in this compensation discussion and analysis and the executive and director compensation tables that follow focus primarily on the executive compensation program in effect during 2019 and the analysis and decision-making process undertaken by the compensation committee of our board of directors with respect to our 2019 executive compensation program. This analysis also includes a brief summary of certain early executive compensation decisions made by the compensation committee at the beginning

(1)	Ms. Dick previously served as our Chief Financial Officer prior to February 28, 2019.

(2)	Mr. Hollis resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019.

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of 2020. The disruptive effect of the emergence of COVID-19 as a global pandemic coupled with the recent actions of Saudi Arabia and Russia have significantly reduced demand for oil and natural gas and have resulted in a substantial decrease in oil and natural gas prices. These events have had, and continue to have, an adverse effect on the U.S. and global oil and natural gas industry. While our compensation philosophy and objectives remain unchanged, the compensation committee continues to assess the current and anticipated future impacts of these events on the exploration and production industry, oil and natural gas operators, financial markets and worldwide economic activity and any changes that may be warranted with respect to our 2020 executive compensation program. Consistent with Item 402 of Regulation S-K, additional information regarding our 2020 executive compensation program, including any changes to take into account recent events and the current market environment that may be made by the compensation committee subsequent to this proxy statement, will be discussed in our proxy statement for the 2021 Annual Meeting of Stockholders or in earlier filings we make with the SEC, to the extent such earlier disclosure is required by the SEC or is otherwise deemed appropriate.

2019 Operational and Financial Performance Highlights and Key Strategic Transactions

2019 was a historic year for Diamondback. We successfully completed a post-merger integration with Energen Corporation (Energen) doubling the size of our company while achieving greater cost synergies faster than predicted at the time the Energen merger was announced. Additionally, in 2019, Diamondback consummated the following key strategic transactions and achieved the following operational, financial performance and governance outcomes:

OPERATIONAL EXCELLENCE AND CAPITAL EFFICIENCY	•	Grew oil production 26% year over year, after adjusting for the full year 2018 impact of the Energen merger, with a $2.9 billion capital budget
	•	Achieved 2019 consolidated proved developed finding and development costs of $10.87 per BOE and drill bit finding and development costs of $11.11 per BOE
	•	Maintained lease operating expense of $4.74 per BOE and peer leading cash general and administrative expense of $0.85 per BOE
FINANCIAL STRENGTH	•	Received an upgrade of our senior debt rating to investment grade by S&P in November 2019
	•	Executed a key piece of our synergy scorecard in November 2019 by refinancing $3.0 billion of our long-term debt (including $1.25 billion of high yield senior notes) at a weighted average interest rate of 3.23%
PORTFOLIO STRENGTH	•	Increased our total proved reserves by 14%, with such reserves consisting of approximately 63% oil
	•	Increased our proved developed reserves, representing approximately 67% of our total proved reserves, by 18%
	•	Added net proved reserves of 239 MMBO, resulting in a reserve replacement ratio (defined as the sum of extensions, discoveries, revisions and purchases, divided by annual production) of 231% and an organic reserve replacement ratio (defined as the sum of extensions, discoveries and revisions, divided by annual production) of 250%
PORTFOLIO MANAGEMENT	•	Completed an initial public offering of our subsidiary Rattler Midstream LP (Rattler), resulting in approximately $720 million of net proceeds to Diamondback (the Rattler IPO), while retaining 71% ownership in Rattler
	•	Completed a drop-down to divest certain mineral and royalty interests to Viper in exchange for 18.3 million of Viper’s newly-issued Class B units and 18.3 million newly-issued units of Viper LLC, with an aggregate fair value of $497 million, and $190 million in cash, after giving effect to closing adjustments and net title benefits
	•	Sold non-core assets for over $320 million of gross proceeds to Diamondback
	•	Successfully traded the majority of our operated New Mexico acreage for operated Texas acreage resulting in less than 0.1% of current net acreage now on federal land
	•	Completed Viper’s equity offering resulting in approximately $341 million in net proceeds to Viper used to repay outstanding borrowings under its revolving credit facility and finance Viper’s acquisitions
	•	Completed Viper’s $500 million senior notes offering, proceeds from which were used to pay down borrowings under its revolving credit facility
STOCKHOLDER INITIATIVES	•	Increased our quarterly common stock dividend by 100% beginning with the Q4 2019 dividend payment
	•	Approved an up to $2.0 billion capital return program through December 31, 2020
	•	Repurchased approximately 6.4 million shares of our common stock, or approximately 4% of our float entering 2019
	•	Achieved return of capital (cash dividends and stock repurchases) of $4.59/share in fiscal 2019
ESG PROGRESS	•	Released our second annual Corporate Responsibility Report in August 2019, which included an assessment of our current portfolio in various low carbon scenarios as outlined by the International Energy Agency
	•	Formed a Safety, Sustainability and Corporate Responsibility Committee of the Board
	•	Adopted a proxy access bylaw provision
	•	Adopted Corporate Governance Guidelines to reinforce our ongoing commitment to sound governance practices and policies
	•	Adopted Stock Ownership Guidelines for non-employee directors to complement existing stock ownership guidelines for executives

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At year-end 2019, we had $109 million in standalone cash and approximately $2.0 billion of available borrowing capacity under our revolving credit facility. Our publicly traded subsidiaries Viper and Rattler had $4 million and $11 million, respectively, in standalone cash and $678 million and $176 million, respectively, of available borrowing capacity under their respective revolving credit facilities.

Company Performance and Correlation to Executive Compensation

The following charts reflect the Company’s performance in 2019 against key financial and operational metrics, our total stockholder return (TSR) relative to our peer group and strategic transactions considered by the compensation committee when analyzing the Company’s performance and each individual NEO’s performance for 2019. The specific metrics used by the compensation committee in evaluating our achievement of the pre-established performance targets under our Annual Incentive Plan and performance-based long term incentive (LTI) awards under the Diamondback’s equity incentive plan, as in effect from time to time (the Equity Incentive Plan), are also noted below.

26% Increase in Production Volumes	14% Increase in Total Proved Reserves (67% oil) 18% Increase in Proved Developed Reserves	Added Proved Reserves of 239 MMBOE, with 231% reserve replacement ratio	Achieved 2019 Pre-established Targeted Operating Costs at above maximum levels(1)	Completed Rattler IPO resulting in $720 million in net proceeds to Diamondback	Achieved synergies for Energen merger ahead of targeted schedule, closed multiple transactions resulting in an aggregate
$1.08 billion in net proceeds to Diamondback and achieved investment grade rating for our $3.0 billion of our long-term debt at a weighted average interest rate of 3.23%	Achieved Relative TSR to Peer Group in 72nd Percentile(2)

(1)	In assessing the annual cash incentive awards for 2019 and certification of the performance targets for such annual incentive cash awards, the compensation committee considered the results of 2019 performance metrics, including average well costs of $714 and $1,058 per lateral foot in the Midland Basin and Delaware Basin (which were both achieved at maximum levels, average total proved developed funding and development (PDP F&D), costs of $10.91 per BOE (achieved at above targeted level), average lease operating expense of $4.74 per BOE (achieved at above targeted level), average cash general and administrative expense of $0.85 per BOE at maximum levels, and return on average capital employed (ROACE) of 7.6% (the only performance metric achieved at below the targeted level, resulting in an overall weighted performance level against these metrics of 145%).

(2)	In assessing the vesting of the performance-based LTI award for the performance period from January 1, 2017 to December 31, 2019, the compensation committee considered the relative TSR achieved at 72nd percentile of the peer group for the performance period.

Summary of Key Compensation Actions Related to 2019 Compensation

Consistent with our compensation committee’s emphasis on pay for performance, the compensation committee took the compensation actions described below, which reflect our superior performance in 2019 across our pre-established financial and operational metrics and our relative TSR, as well as recognizing individual performance, competition for executive talent in our industry and peer group and retention considerations:

Actions Taken in February 2019

BASE SALARIES

The compensation committee approved annual base salaries with only slight market-based increases from 2018 for four of our NEOs. The salary for Mr. Stice, our Chief Executive Officer was increased 26% to reward his leadership in connection with the Energen merger and to bring his compensation in line with a benchmarking peer group more appropriate for the Company following the Energen merger. The salary for Mr. Van’t Hof was increased 30% to reflect Mr. Van’t Hof’s promotion to his dual roles as our Chief Financial Officer and Executive Vice President—Business Development effective March 1, 2019. For more information, see “Executive compensation Program Elements—Base Salary” beginning on page 42.

ANNUAL INCENTIVE AWARDS

The compensation committee approved increases in annual incentive targets for Mr. Van’t Hof from 80% to 90% in connection with Mr. Van’t Hof’s promotion effective March 1, 2019, for Mr. Hawkins, our Executive Vice President—Land, from 60% to 80% in connection with Mr. Hawkins promotion effective March 1, 2019 and for our former Chief Operating Officer and President, from 80% to 90%, who resigned from his positions with us effective September 30, 2019. For more information, see “Executive Compensation Program Elements—Performance-Based Annual Incentive Bonus” beginning on page 43.

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LONG-TERM EQUITY AWARDS

The Compensation Committee, in coordination with our Chief Executive Officer and Chief Human Resources Officer, met in late 2018 and early 2019 to discuss retention of the Company’s next level leaders. This evaluation resulted in the Compensation Committee approving certain long-term incentive awards for certain NEOs and non-NEOs in connection with promotions announced in February 2019. In connection with Mr. Van’t Hof’s promotion and the related expansion of his responsibilities, the Company granted to Mr. Van’t Hof a one-time, retention long-term equity award consisting of a mix of time-based restricted stock units and performance-based restricted stock units that are eligible to be earned over a five-year period beginning on March 1, 2025 (six years to 11 years after their initial grant). For more information, see “Executive Compensation Program Elements—Special One-time award to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan” on page 46.

Actions Taken in February 2020

ACHIEVEMENT OF ANNUAL INCENTIVE METRICS

The compensation committee certified the achievement of the short-term annual incentive plan performance metrics for 2019 and related payouts to the NEOs and other participating executives at 145% of target. The Company’s performance under the short-term annual incentive plan is discussed under “Executive Compensation Program Elements—Performance-Based Annual Incentive Bonus” beginning on page 43.

ACHIEVEMENT OF LONG-TERM INCENTIVE METRICS

The compensation committee certified the vesting of the 2017 performance-based long-term equity awards at 189% of targeted payout based on the Company’s relative TSR performance at the 72nd percentile of the peer group for the three-year period ended December 31, 2019. For more information regarding the Company’s TSR performance for the applicable performance period, see “Executive Compensation Program Elements—Satisfaction of Performance Targets for 2017 Performance-Based Awards for Performance Period ended December 31, 2019 and Equity Payouts Made on Such Awards” beginning on page 47.

Stockholder Outreach and 2019 “Say On Pay” Advisory Vote

The compensation committee carefully reviews our executive pay programs and focuses on emphasizing pay for performance in making annual compensation decisions. The compensation committee values the insight we receive from our stockholder outreach and from our annual say-on pay advisory vote on executive compensation. In 2019, approximately 98.3% of votes cast by our stockholders were in favor of our say-on-pay proposal. Although this vote demonstrates substantial support of our executive compensation programs, our management undertakes stockholder engagement efforts to solicit stockholder input on our executive compensation structure and ensure on-going stockholder support of our executive compensation programs. During 2019, we continued our stockholder outreach efforts and solicited feedback on our executive compensation programs and other important corporate governance issues. For a discussion of our stockholder engagement and actions that we have taken in response to stockholder feedback, see “Corporate Governance Matters—Stockholder Engagement” on page 26.

—	2020 COMPENSATION DECISIONS AND EXECUTIVE COMPENSATION PROGRAM ENHANCEMENTS

While 2019 was one of the most successful years in our Company’s history, our compensation committee took the following actions (each of which is discussed in more detail below) to appropriately reward our management team’s 2019 accomplishments while also recognizing the extremely challenging industry environment entering 2020:

•	Held base salaries flat for all of our NEOs other than our Executive Vice President, General Counsel and Secretary who joined us during 2019;

•	Held long-term incentive grant levels flat for all of our NEOs; and

•	Made a number of other significant executive compensation enhancements discussed below.

2020 Executive Compensation Program Enhancements

We have continuously made changes to our compensation practices as we have grown and the market has evolved. We were one of the first companies in our industry to remove all production growth metrics from our scorecard for the annual performance-based cash incentive plan five years ago, replacing those metrics with cost control and capital efficiency metrics while also adding return on average capital employed to our performance factors in 2018. In response to our substantial stockholder engagement efforts, the compensation committee took the next step in 2020 by adding tangible environmental and safety targets to the scorecard for our annual cash incentive program. Not only is 100 percent of the NEOs’ and senior management’s cash incentive compensation tied to the scorecard, but also up to half of our other non-NEO employees’ discretionary cash incentive compensation is also tied to the same

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scorecard, creating alignment and demonstrating our commitment to performance-based compensation throughout the organization. Relying on the input of its independent compensation consultant and stockholder feedback, the compensation committee also made enhancements to the LTI performance-based awards by adding in 2020 an absolute TSR modifier to the relative TSR metrics that reduces payouts upon negative performance period TSR and increases the payout if positive performance period annualized TSR exceeds 15%. Following discussion with its independent compensation consultant and related review of current market practice, the compensation committee also eliminated employment agreements, replacing them with the severance benefits under the severance plan for our NEOs and other executives.

The following chart provides additional information regarding the enhancements made by the compensation committee to our executive compensation program for 2020 after consideration of the recommendations of Meridian Compensation Partners, LLC (Meridian) as the compensation committee’s independent compensation consultant for 2020, and Meridian’s executive compensation study discussed below, and consideration of stockholder feedback.

LTI Awards	Performance-based LTI Award (60% of the Total LTI Award). Added an absolute TSR modifier to LTI compensation that reduces payouts upon negative performance period TSR, pays at target upon achieving a performance period annual TSR of 0-15%, and has a multiplier upon achieving a performance period annual TSR of greater than 15%.
Time-based LTI Award (40% of the Total LTI Award). Consistent with the compensation committee’s focus on giving more weight to the performance component of our executive compensation, the time-based component of the total LTI award (consisting of performance- based and time-based LTI awards) for 2020 represents 40% of the total 2020 LTI award.
Sharpened Alignment Between Intended Value and Grant Date Value. LTI awards granted on March 1, 2020 were calculated using the average closing price of the Company’s common stock for the five trading days immediately preceding the last trading day of February 2020 instead of the prior method of calculating these awards based on the average closing price of the Company’s common stock for the last five trading days of the prior year.
Revised TSR Performance Conditions. For performance-based LTI awards made in March 2020, the TSR performance conditions were revised such that (i) if relative TSR during the performance period is below the 25th percentile of the peer group, awards vest at 0% of target, (ii) if relative TSR during the performance period is between the 25th percentile and up to, but less than, the 75th percentile of the peer group, straight line interpolation will be used to determine the vesting percentage between 50% and 150% of target (i.e., relative TSR in the 50th percentile yields vesting at 100% of target) and (iii) if relative TSR during the performance period is at or above the 75th percentile of the peer group, awards vest at 200% of target. All awards are further modified by the absolute TSR modifier discussed above if absolute TSR for the performance period is negative.
Annual Short-Term Cash Incentive Awards	Established the performance criteria and targets for 2020, with continued focus on operational cost performance metrics, and specified the weighting attributable to such performance metrics. For 2020, the performance targets continued to focus on the same operational cost performance metrics (with no award payable unless the threshold performance levels are achieved), except that the 2020 performance metrics were enhanced by adding a measurable ESG component discussed below. The weighting for Delaware Basin per lateral foot well costs was reduced from 10% to 5%, the weighting for LOE was reduced from 15% to 12.5%, the weighting for cash general and administrative expenses was reduced from 15% to 12.5% and the weighting of return on average capital employed (ROACE) was reduced from 25% to 20%. The aggregate 15% reductions in weighting are allocated to the new ESG component discussed below.
Added ESG Component to Performance Metrics. Updated annual short-term incentive metrics to include an ESG component having a weight of 15%, with the ESG component determined by meeting or exceeding key environmental and safety metrics including flaring, GHG emissions, recycled water, reportable oil spills and Total Recordable Incident Rate (safety), with each metric measured and compensation tied to the metrics presented, without discretion.
Maintained Target Levels as Percentage of NEO Base Salary. Set 2020 targets for the annual performance-based cash incentive award for the NEOs consistent with the prior year targets.
Annual Base Salaries	Did not adjust the 2020 annual base salaries for our NEOs from the prior year levels, except for our Executive Vice President, General Counsel and Assistance Secretary whose base salary was increased in recognition of his enhanced responsibilities within the organization, including his service as the General Counsel of three public companies (Diamondback and its two publicly traded subsidiaries Viper and Rattler), and related peer benchmarking considerations.
Employment Agreements and Severance Benefits	Replaced executive employment agreements with a severance and change of control plan to provide a more uniform framework for compensation and severance benefits that are consistent with current market practices. For a description of the severance plan, See “Other Significant Compensation Policies and Practices—Senior Management Severance Plan” below.

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—	HIGHLIGHTS OF EXECUTIVE COMPENSATION BEST PRACTICES

The following highlights our commitment to the best compensation practices.

WHAT WE DO	WHAT WE DON’T DO
We provide pay for performance - The majority of our executive officers’ compensation is long-term, “at risk” and is paid only if the Company achieves certain performance objectives, which are designed to increase the value of our stock.	We do not permit hedging of Company securities, including our publicly traded options, puts, calls and short sales, by executive officers or directors.
All of our performance-based equity awards granted since 2018 vest over a three-year performance period, subject to achieving a specified total stockholder return measured against our peer group and satisfaction of continuous service requirements.	We prohibit our directors and executive officers from holding our common stock in a margin account.
All Diamondback equity awards granted since 2018 (and, for our CEO, since 2020) contain double-trigger change of control provisions.	We do not provide for tax gross-ups for executive officers.
We require substantial stock ownership for our non-employee directors and executive officers and they must maintain their applicable stock ownership levels for as long as they serve on our board or are employed by us.	We do not allow repricing of underwater stock options or stock appreciation rights.
We maintain a competitive compensation package designed to attract, motivate and reward experienced and talented executive officers.	We do not allow departing executive officers to compete with us for a specified period of time after the end of their employment.
We hold annual advisory “say-on-pay” vote.	We do not set performance metrics that would encourage excessive risk taking by our executive officers.
We engage in active stockholder outreach with respect to executive compensation and corporate governance.	We do not allow our executive officers or directors to pledge Company securities as collateral for a loan.
Each member of our compensation committee meets the independence requirements under SEC rules and Nasdaq listing standards.	We do not provide significant perquisites to our executive officers.
We use external, independent compensation consultants who are retained by, and report directly to, the compensation committee to assist the Company with, among other things, conducting competitive benchmarking to align the Company’s compensation program with prevailing market practices.	We do not provide pension or supplemental retirement benefits to our executive officers (other than under our broad-based 401(k) plan).
Our 2019 Amended and Restated Equity Incentive Plan contains “clawback” provisions that each award pursuant to that plan is subject to repayment or forfeiture in accordance with applicable laws, our policies and any relevant provisions in the related award agreements. Under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, our Chief Executive Officer and Chief Financial Officer may be subject to clawbacks in the event of a restatement.	We do not have employment agreements with our NEOs and other executive officers. All of such prior employment agreements (to the extent applicable) were replaced by the executive severance plan in February 2020 to provide a uniform framework for compensation and severance benefits that are consistent with market practices.
We utilize a balanced approach to compensation, which combines performance and time-based, short-term and long-term, and cash and equity compensation components
We devote significant time to analyzing and preparing for executive succession and related retention matters

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—	EXECUTIVE COMPENSATION POLICY AND OBJECTIVES

Our executive compensation policy is guided by several key principles described below:

Pay for Performance	•	A majority of total compensation to our executive officers is performance-based, including both long-term performance-based equity and short-term performance-based cash incentive awards. Performance-based equity awards are based on relative TSR (enhanced in 2020 by an absolute TSR modifier) and annual cash incentive awards are based on rigorous operational and financial performance metrics; and
	•	Our compensation structure motivates executives and other employees to deliver outstanding financial performance and meet or exceed general and specific business, operational and individual objectives.
Alignment with Stockholder Interests	•	We provide a majority of the total compensation to our executive officers in equity, thus ensuring an alignment of interests between our executives and senior management and our stockholders.
Competitive Compensation that Attracts, Motivates and Retains Talent	•	Our compensation programs are competitive, with compensation and incentive levels that are relevant to the market and our industry, which enhances our ability to attract, motivate and retain knowledgeable and experienced senior management talent
Risk Management Principles	•	Our compensation committee consists entirely of independent directors who engage external, independent compensation consultants to assist in constructing an executive compensation program that aligns with prevailing market trends and good governance practices.

—	2019 COMPENSATION PROGRAM DESIGN AND STRUCTURE

During 2019, the Company’s executive compensation program included both fixed and variable, at-risk elements, as shown below.

	Direct Compensation Element	Form of Compensation	Purposes and Alignment with Long-Term Stockholder Interests
FIXED	Base Salary	Cash

•

Provide a fixed level of compensation for performing applicable executive functions

•

Based on level of responsibility, experience, individual performance, industry and market criteria and competition for talent

VARIABLE, AT RISK	Performance-Based Annual Short-Term Incentive	Cash	• Reward short-term financial and operational performance over a one-year performance period • Based on pre-established performance metrics and goals (with payout caps).
	Performance-Based Restricted Stock Unit Award of LTI opportunity	Equity—PSUs with a three-year performance period

•

Align interests of our executives with our stock performance and long-term interests of our stockholders

•

Based on attainment of specific performance goals established by the compensation committee, our TSR relative to our proxy peer group during the performance period and continuous service requirements.

	Time-Based Restricted Stock Unit Award of LTI opportunity	Equity (RSUs)

•

Provide a retention incentive, facilitate stock ownership and align our executives’ interest with long-term stockholder interests

•

Vest in three approximately equal annual installments, with the first installment vesting on the date of grant and the remaining installments vesting in March of each subsequent year, assuming continuous service

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—	EXECUTIVE COMPENSATION PROGRAM ELEMENTS

Our compensation committee determines the mix of compensation, both among short-term and long-term compensation and cash and non-cash compensation, to establish compensation packages that it believes are appropriate for each of our NEOs. While emphasizing pay for performance, the compensation committee believes that the mix of base salary, annual incentive bonus awards based on pre-established financial and operational performance targets, performance-weighted equity awards, time-based equity awards, and the other benefits that are available to our NEOs will accomplish our overall compensation objectives. We believe that these elements of compensation create competitive compensation opportunities to align and drive executive performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies we require.

CEO PAY MIX[1]	AVERAGE NAMED EXECUTIVE OFFICER PAY MIX[1,2]

(1)	These pay mix charts exclude (i) variable, at risk, one-time equity awards under the long-term incentive plans of Diamondback’s publicly traded subsidiaries and (ii) a variable, at risk, one-time retention award granted to Mr. Van’t Hof in connection with his promotion to the dual roles of our Chief Financial Officer and Executive Vice President—Business Development effective March 1, 2019. See “—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” and “—Long Term Equity Incentive Compensation—Special One-Time Award to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan.”
(2)	Excludes compensation of our former Chief Operating Officer and President, who resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019 and, in connection with such resignation, forfeited his unvested equity awards and the right to receive an annual cash incentive bonus.

CEO TARGET VS REALIZABLE COMPENSATION 2017-2019(1)

($ in thousands)

(1)	For purposes of this graph, “target compensation” consists of the annual base salary, target annual incentive bonus opportunity and the grant date fair value of the performance-based and time-based equity awards granted in each year presented.
(2)	For purposes of this graph, “realizable compensation” consists of the annual base salary earned for each year presented, the annual incentive bonus earned for each year presented and, with respect to time-based equity awards, the value of the shares underlying the applicable award (whether or not vested) based on the closing price per share of the Company’s common stock on the applicable date presented. With respect to performance-based equity awards granted in 2017, the value of realizable compensation presented represents the value of the total number of shares granted upon certification of the vesting percentage for such award calculated using the closing price per share of the Company’s common stock on the applicable date presented. With respect to performance-based equity awards granted in 2018 and 2019, the value of realizable compensation presented represents the value of the total number of shares that would have been granted if the performance period for the applicable award ended on the applicable date presented calculated

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using the closing price per share of the Company’s common stock on the applicable date presented. The CEO target versus realizable compensation for 2018 excludes the one-time restricted stock unit award granted under the Viper LTIP. See “Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information regarding such one-time award. The grant date fair value of this one-time award was $1,113,405, and the realizable value of this award based on the closing price per unit of Viper’s common units on March 31, 2020 was $292,041, or approximately 26% of the grant date fair value of such award. The CEO target versus realizable compensation for 2019 excludes the one-time restricted stock unit award granted under the RTLR LTIP. See “Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information regarding such one-time award. The grant date fair value of this one-time award was $2,195,434 and the realizable value of this award based on the closing price per unit of Rattler’s common units on March 31, 2020 was $406,858, or approximately 19% of the grant date fair value of such award.

Pay for Performance Driven Compensation Structure

As illustrated above, the total direct compensation of our NEOs is heavily weighted towards variable, at-risk compensation that is tied to performance. Our Chief Executive Officer’s pay mix in 2019 was 90% aligned with our stockholders and our other NEOs’ average pay mix was 89% aligned with our stockholders. The performance component of our Chief Executive Officer’s and our other NEOs’ pay mix represented 64% and 63%, respectively, of such executive officers total direct compensation.

The following describes each element of our executive compensation program, which we use to meet our compensation objectives discussed above.

Base Salary

The compensation committee evaluates our NEOs’ base salaries together with other components of their compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy and market practices in our peer group or our industry in general. In setting our NEOs’ base salaries for 2019, the compensation committee considered, among other factors:

•	the market and peer group data included in the study conducted by AON Hewitt, the compensation committee’s consultant for 2019, discussed below, the compensation committee’s assessment of the 2019 compensation package for our Chief Executive Officer;
•	the recommendations of our Chief Executive Officer with respect to the base salaries for other NEOs;
•	the complexity of the individual’s role within the Company;
•	the individuals’ expertise and experience;
•	executive promotions and individual performance; and
•	contribution to the Company’s achievement of certain financial and operational metrics discussed in this compensation discussion and analysis.

The compensation committee approved annual base salaries for 2019 at similar levels to 2018, with slight market-based increases for four of our NEOs. The salary for Mr. Stice increased 26% to reward his leadership in connection with the Energen merger and to bring his compensation in line with a benchmarking peer group more appropriate for the Company following the Energen merger. The salary for Mr. Van’t Hof increased 30% to reflect his promotion to the dual roles of our Chief Financial Officer and Executive Vice President—Business Development effective March 1, 2019. Based on the foregoing considerations, the compensation committee set the following annual base salaries for our NEOs for 2019.

Named Executive Officer	2019 Base Salary	2018 Base Salary	% of Increase
Travis D. Stice	$1,250,000	$990,000	26%
Kaes Van’t Hof	$520,000	$400,000	30%
Teresa L. Dick	$447,000	$430,000	4%
Russell D. Pantermuehl	$615,000	$590,000	4%
Matt Zmigrosky(1)	$400,000	N/A	N/A
Thomas F. Hawkins	$365,000	$350,000	4%
Michael L. Hollis(2)	$650,000	$625,000	4%

(1)	Mr. Zmigrosky joined us as the Executive Vice President, General Counsel and Secretary effective February 1, 2019.
(2)	Mr. Hollis resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019.

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Performance-Based Annual Incentive Bonus

2019 PERFORMANCE BONUS

Performance bonuses to our NEOs for 2019 were granted under our stockholder-approved 2014 Annual Incentive Plan, referred to herein as the Annual Incentive Plan. The Annual Incentive Plan is designed to provide an incentive to executive officers and other selected employees of the Company to contribute to the growth, profitability and increased value of the Company by providing “performance-based” incentive compensation. The Annual Incentive Plan focuses on achievement of certain annual objectives and goals, as determined by the compensation committee at the beginning of each calendar year, and provides that the participants may earn pre-determined target percentages of their respective base salaries for the achievement of such specified goals. Under the Annual Incentive Plan, the payout opportunity is contingent upon meeting the threshold performance levels (with no award payable unless the threshold is reached), and thereafter varies for performance above and below the pre-established target performance levels, subject to a maximum award level of 300% of base salary. Despite the terms of the Annual Incentive Plan, the maximum award level possible under the plan under our current compensation structure would be 250% of base salary. The target award opportunity was initially established for each NEO in his or her employment agreement, and adjusted subsequently by the compensation committee for each year in connection with setting the annual performance goals and targets for such year, which cannot exceed a maximum payment limit specified by the compensation committee.

Below is a simple illustration of the design of Diamondback’s 2019 Performance Bonus:

The Annual Incentive Plan also provides that the awards granted to executive officers and covered employees under the Annual Incentive Plan will be forfeited if their respective employment does not continue through the date that the compensation committee certifies attainment of the applicable performance targets. For a more detailed description of the Annual Incentive Plan, see “2014 Executive Annual Incentive Compensation Plan” on page 59.

For 2019, the compensation committee approved increases in annual incentive targets for (i) our Chief Financial Officer and Executive Vice President—Business Development from 80% to 90% in connection with Mr. Van’t Hof’s promotion to these dual roles, (ii) our Executive Vice President—Land from 60% to 80% in connection with Mr. Hawkins promotion to this role, with each such promotion in effect as of March 1, 2019 and (iii) our former Chief Operating Officer and President (who resigned effective September 30, 2019) from 80% to 90%. The compensation committee did not change the remaining NEO’s annual incentive target percentages from 2018.

For 2019, the performance goals and targets listed in the table below were established by the compensation committee in March 2019, based on, among other things, a review of our prior year’s performance, benchmarking considerations relative to our peers’ performance, stockholder feedback, execution challenges ahead, acquisition integration considerations, service and commodity markets and capital requirements. The compensation committee set goals that we believe are rigorous based on our capital budget and business plan, and competitive with the metrics of the best operators in our peer group in each respective category.

The six goals shown below align with how management views our success and how stockholders evaluate our performance, both on a standalone basis and relative to our peers and the broader energy industry. Our rigorous evaluation process led us to be a market leader in removing production growth targets from our performance metrics and replacing them with metrics that more closely align with stockholder interests. For example, the goals given the highest weight on our pre-established 2019 performance metrics measure our capital discipline and efficiency, which directly impact our corporate return on average capital employed (ROACE) and return on stockholder equity. The compensation committee determined that these metrics were principal drivers of profitability and growth for the Company for 2019. The compensation committee determined that these performance levels, as well as bonus targets, would further motivate our NEOs to contribute to the Company’s performance and growth, align our NEOs’ interests with those of our stockholders and put a larger portion of our named executives’ compensation at risk.

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In February 2020, the compensation committee certified the attainment of the pre-established performance goals and targets for 2019 as follows:

(1)	No payouts are made in respect of a performance goal under the Annual Incentive Plan unless applicable threshold performance level for such performance goal is achieved.

After applying the weighting established by the compensation committee to each category, the achievement of these performances resulted in an award of approximately 145% of the applicable targeted bonus to each NEO.

In connection with reaching these goals, the compensation committee determined to make the following NEO payouts under the Annual Incentive Plan for 2019:

2019 SHORT-TERM INCENTIVE AWARD PAYOUTS TO NAMED EXECUTIVE OFFICERS

		Target Bonus	Target	Actual	Actual Incentive
	Base Salary as of	Percentage as	Bonus	Incentive	Bonus as % of
Named Executive Officer	December 31, 2019	% of Base Salary	Amount	Bonus Award	Target Bonus
Travis D. Stice	$1,250,000	125%	$1,562,500	$2,265,625	145%
Kaes Van’t Hof	$520,000	90%	$468,000	$678,600	145%
Teresa L. Dick	$447,000	80%	$357,600	$518,520	145%
Russell D. Pantermuehl	$615,000	80%	$492,000	$713,400	145%
Matt Zmigrosky	$400,000	80%	$320,000	$464,000	145%
Thomas F. Hawkins	$365,000	80%	$292,000	$423,400	145%
Michael L. Hollis(1)	$—	90%	$585,000	$—	—
(1)	Mr. Hollis resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019 and, in connection with such resignation, forfeited the right to receive the annual incentive bonus for 2019.

Long Term Equity Incentive Compensation

We seek to promote an ownership culture among our executive officers in an effort to enhance our long-term performance. We believe the use of stock and stock-based awards offers the best approach to achieving our compensation goals and to align the interests of our executive officers with those of our stockholders. To achieve this purpose, our board of directors adopted and our stockholders approved

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the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to enable us, and our affiliates, to attract and retain the services of the types of employees, consultants and directors who will contribute to our long term success and to provide incentives that will be linked directly to increases in share value that will inure to the benefit of our stockholders. The Equity Incentive Plan provides a means by which eligible recipients of awards may be given an opportunity to benefit from increases in value of our common stock through the granting of equity awards. The terms of the Equity Incentive Plan are described in more detail below. Each of our executives is eligible to participate in the Equity Incentive Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards are determined by the compensation committee in its sole discretion. If any of such executive’s employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, the applicable executive shall forfeit all rights and interests in and to such unvested equity awards.

2019 PERFORMANCE-BASED AND TIME-BASED AWARDS

In March 2019, the compensation committee granted our NEOs three-year performance-based restricted stock units and time-based restricted stock units, in each case under the Equity Incentive Plan, in the amounts shown below. Consistent with the compensation committee’s focus on giving more weight to the performance component of our executive compensation, the 2019 performance-based equity award granted to each NEO represented 60% of the executive’s total 2019 LTI award, with the time-based component of such award representing only 40% of the total LTI award.

	Performance-Based		PSU		Time-Based		RSU		Targeted
	Restricted Stock		% of Total		Restricted Stock		% of Total		Value of
	Units(1)		LTI Award		Units(2)		LTI Award		Total LTI Award(3)
Travis D. Stice	49,436		60%		32,958		40%		$7,500,000
Kaes Van’t Hof	23,070		60	%(4)	15,381		40	%(4)	$3,500,000
	13,183	(5)			8,790	(6)			$2,000,000
Teresa L. Dick	13,183		60%		8,790		40%		$2,000,000
Russell Pantermuehl	23,070		60%		15,381		40%		$3,500,000
Matt Zmigrosky	10,546		60%		7,032		40%		$1,600,000
Thomas F. Hawkins	8,569		60%		5,715		40%		$1,300,000
Michael L. Hollis(7)	26,366		60%		17,577		40%		$4,000,000

(1)	The three-year performance-based restricted stock units are for the performance period from January 1, 2019 through December 31, 2021. Each NEO is also entitled to dividend equivalent rights on such NEO’s unvested performance-based restricted stock units.
(2)	Time-based restricted stock units of which one-third of the award vested in March 2019, with the remaining restricted stock units vesting in two substantially equal annual installments beginning in March 2020. Each NEO is also entitled to dividend equivalent rights on such NEO’s unvested time-based restricted stock units.
(3)	The aggregate number of performance-based and time-based restricted stock units for each NEO for 2019 was calculated by dividing the targeted value of the total LTI award for each NEO indicated in the table by $91.03 per share, representing the average closing price per share of our common stock on The Nasdaq Global Select Market for the five trading days preceding December 31, 2018, and allocated 60% to the performance-based restricted stock units and 40% to the time-based restricted stock units. The number of performance-based and time-based restricted stock units granted to Mr. Van’t Hof as part of a one-time retention award discussed in footnotes 5 and 6 below was calculated on the same basis.
(4)	The percentage does not take into consideration the performance-based and time-based restricted stock units granted as a one-time retention award described in footnotes 5 and 6 below.
(5)	These securities are performance-based restricted stock units that were granted to Mr. Van’t Hof as part of a one-time retention award, subject to the achievement of the relative TSR over the three-year performance period beginning on January 1, 2019 and ending on December 31, 2021 and continuous employment, vesting and settling in five substantially equal annual installments beginning on March 1, 2025. See “- Special One-time Award to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan” below for more information.
(6)	These securities are time-based restricted stock units that were granted to Mr. Van’t Hof as part of a one-time retention award and will vest in five equal installments beginning on March 1, 2025.
(7)	Mr. Hollis resigned from his positions with Diamondback and its subsidiaries and, in connection with such resignation, forfeited all of these equity awards except for restricted stock units that vested on March 1, 2019.

The performance-based restricted stock units are subject to the satisfaction of the total stockholder return performance conditions relative to our peer group set forth in the table below for the applicable performance period, and continuous service requirements, with no awards vesting if the relative total stockholder return falls below the threshold percentile.

Total Stockholder Return Percentile[2]	Grant Vesting Percentage
<25th Percentile of Peer Group	0% of Target
25th Percentile of Peer Group	50% of Target (Threshold)
50th Percentile of Peer Group	100% of Target (Target)
75th Percentile of Peer Group	Up to a maximum of 200% of Target (Maximum)

2	The Company uses straight line interpolation to determine the grant vesting percentage if the TSR percentile falls between the indicated levels.

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These awards were designed to incentivize our NEOs to continue to contribute to the Company’s performance at the top of its peer group, similar to the Company’s performance in prior periods. In addition, the time-based awards were designed to promote retention of our NEOs who have been pursued not only by industry competitors but also by private equity groups.

SPECIAL ONE-TIME AWARD TO MR. VAN’T HOF UNDER DIAMONDBACK’S EQUITY INCENTIVE PLAN

The compensation committee regularly discusses management succession planning and retention matters with our Chief Executive Officer and Chief Human Resources Officer. In early 2019, these evaluations resulted in the compensation committee approving certain one-time, long term incentive awards for certain NEOs and non-NEOs in connection with promotions announced in February 2019. The awards were structured with long-term vesting mechanics to incentivize long-term retention and award long-term performance.

In February 2019, in connection with his promotion to Chief Financial Officer and Executive Vice President—Business Development, the compensation committee awarded Mr. Van’t Hof a one-time retention equity award consisting of a combination of time-based restricted stock units and performance-based restricted stock units that are eligible to be earned beginning March 1, 2025. The time-based restricted stock units have terms and conditions that are substantially similar to the time-based restricted stock units described above, except that these units vest in five equal annual installments beginning on March 1, 2025. The performance-based restricted stock units have terms and conditions that are substantially similar to the performance-based restricted stock units described above, except that these units will have a three-year performance period beginning on January 1, 2019 and ending on December 31, 2021. At the completion of the performance period, the award is converted to an award of restricted stock with the number of shares being determined based upon the same performance criteria as the performance-based restricted stock units described above. Any shares granted as restricted stock at the end of the performance period will then vest in five equal installments beginning March 1, 2025. The compensation committee believes this award incentivizes long-term performance and promotes long-term retention of Mr. Van’t Hof. Illustrations of the vesting mechanics and the current realizable value of this one-time retention equity award as of March 31, 2020 are set forth below:

TIME-BASED RESTRICTED STOCK UNITS

Five-Year Vesting Schedule

20% Vest
20% Vest
20% Vest
20% Vest
20% Vest
YEAR 6
YEAR 7
YEAR 8
YEAR 9
YEAR 10
Feb. 2019
Award Granted
March 1 2025
March 1 2026
March 1 2027
March 1 2028
March 1 2029

PERFORMANCE-BASED RESTRICTED STOCK UNITS

Five-Year Vesting Schedule

PERFORMANCE PERIOD
20% Vest
20% Vest
20% Vest
20% Vest
20% Vest
JAN. 2019
PERFORMANCE PERIOD BEGINS
YEAR 1
YEAR 2
YEAR 3
YEAR 6
YEAR 7
YEAR 8
YEAR 9
YEAR 10
Dec. 2021
Feb. 2019
Award Granted
Restricted stock converted to shares based on performance
March 1 2025
March 1 2026
March 1 2027
March 1 2028
March 1 2029

Grant Date Fair Value
$921,104
$1,746,484
Realizable Value at 3/31/20(1)
$220,265
$330,498
–79%
RSU
PSU

(1)	For purposes of this graph, “realizable value” of the time-based restricted stock units granted as part of this one-time retention equity award is based on the closing price per share of the Company’s common stock on March 31, 2020. With respect to the performance-based restricted stock units granted as part of this award, the “realizable value” represents the value of the total number of shares that would have been granted if the performance period for this award ended on March 31, 2020 calculated using the closing price per share of the Company’s common stock on March 31, 2020.

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SATISFACTION OF PERFORMANCE TARGETS FOR 2017 PERFORMANCE-BASED AWARDS FOR PERFORMANCE PERIOD ENDED DECEMBER 31, 2019 AND EQUITY PAYOUTS MADE ON SUCH AWARDS

In February 2020, the compensation committee certified the attainment of the pre-established performance goals with respect to performance-based restricted stock units granted to our NEOs in February 2017, which awards were subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2017 and ending on December 31, 2019, and continuous service requirements. The compensation committee certified that, based on publicly available information, (i) our total stockholder return for the above-referenced performance period is in the 72nd percentile of the peer group total stockholder return, (ii) the total stockholder return percentile equates to a total target grant vesting percent of 189% of the target number of restricted stock units granted to the NEOs and (iii) the applicable performance target and other material terms of such performance-based restricted stock unit awards were achieved at such levels for the above-referenced performance period.

Notably, four (Rice Energy, Inc., Energen Corporation, Clayton Williams Energy and RSP Permian) of the five companies that achieved a better relative TSR than Diamondback during the performance period were acquired at a significant premium (greater than 20% in each case) during the performance period. We did not exclude acquired companies from the relative comparison or otherwise adjust the total stockholder return of any company that was acquired during the performance period.

In connection with reaching these performance goals, the 2017 performance-based restricted stock unit awards received by Messrs. Stice, Van’t Hof and Pantermuehl and Ms. Dick have vested at 189% of the target, resulting in the issuance of the shares of common stock underlying the 2017 performance-based restricted stock units to these NEOs in February 2020 as follows:

Named Executive Officer	2017 Performance-Based Restricted Stock Unit Award	Achieved TSR Relative to Peer Group	Actual Performance-Based Restricted Stock Units Granted	% of Target Vested
Travis D. Stice	22,230	72%	41,970	189%
Kaes Van’t Hof	3,900	72%	7,363	189%
Teresa L. Dick	5,850	72%	11,045	189%
Russell D. Pantermuehl	11,700	72%	22,090	189%
Matt Zmigrosky(1)	–	–	–	–
Thomas F. Hawkins	3,900	72%	7,363	189%
Michael L. Hollis(2)	11,700	72%	–	–

(1)	Mr. Zmigrosky joined us as the Executive Vice President, General Counsel and Secretary effective February 1, 2019.
(2)	Mr. Hollis, our former Chief Operating Officer and President, resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019 and, in connection with such resignation, forfeited the right to receive the 2017 performanced-based restricted stock unit award.

Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries

Certain of our executive officers and directors are also executive officers and/or directors of the general partner of our two publicly traded subsidiaries, Viper Energy Partners LP (Viper) and Rattler Midstream LP (Rattler), and allocate their time between managing our business and managing the businesses of these subsidiaries. Other than awards that may be granted under the long-term incentive plans of Viper and Rattler, as discussed below, the executive officers of Viper’s and/or Rattler’s respective general partners do not receive separate compensation for their services to these entities. We own the general partners of Viper and Rattler and approximately 58% and 71%, respectively, of the limited partner interests in Viper and Rattler. The general partners of Viper and Rattler have the sole responsibility for conducting their respective businesses and for managing their operations, and the board of directors and executive officers of Viper and Rattler make decisions on behalf of these subsidiaries.

One-Time Award Made under the Viper LTIP

In March 2019, Viper’s general partner granted a one-time award of 11,001 phantom units to Mr. Zmigrosky under the Viper Energy Partners LP Long-Term Incentive Plan (the Viper LTIP) as part of his sign-on package to join Diamondback and its subsidiaries, including Viper, as Executive Vice President, General Counsel and Secretary, effective February 1, 2019. See “2019 Grants of Plan-Based Awards under the Viper LTIP” below for more information.

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One-Time Awards Made in Connection with the Rattler IPO

As previously disclosed in the registration statement and prospectuses filed with the SEC in connection with the Rattler IPO, on May 28, 2019, Rattler’s general partner granted one-time awards of phantom units under the Rattler Midstream Long-Term Incentive Plan (the Rattler LTIP) to Rattler’s executive officers and certain other employees of Diamondback who devote substantial time to Rattler and are critical to the continued growth of Rattler. In connection with the Rattler IPO, Rattler’s general partner made the following grants to our NEOs: Mr. Stice (114,286 units), Mr. Van’t Hof (1,142,857 units), Mr. Pantermuehl (57,143 units), Ms. Dick (57,143 units), Mr. Zmigrosky (22,857 units), Mr. Hawkins (57,143 units) and Mr. Hollis (57,143 units, all of which were forfeited in connection with his resignation effective September 30, 2019). These awards were made in recognition of these executives’ leadership roles in taking Rattler public, the success of the Rattler IPO, which generated approximately $720 million in net proceeds to Diamondback, and these executives’ critical roles in the continued success of Rattler.

Specifically, in considering Mr. Van’t Hof’s award, the compensation committee weighed a number of factors, including:

•	Mr. Van’t Hof’s primary role in conceiving and structuring the Rattler midstream strategy, which allowed the economic benefit of Diamondback’s midstream assets to accrue to Diamondback stockholders;
•	Mr. Van’t Hof’s leadership role in the successful Rattler IPO process and his position as the President of Rattler’s general partner;
•	The Board’s identification of Mr. Van’t Hof as a senior leader within the organization and the desire to provide a long-term retention incentive to Mr. Van’t Hof in the face of active recruitment from peer companies and private equity funds;
•	Mr. Van’t Hof’s lower ownership profile relative to other senior leaders of the organization, most of whom had built material equity ownership since the Diamondback IPO in 2012, relative to his strategic and leadership contributions;
•	The size of the award (approximately 2.8% of the net proceeds received by Diamondback) in the context of the success of the Rattler IPO in which Diamondback received net proceeds of approximately $720 million, retained an approximately 71% equity interest in a then $3 billion market cap company paying annual distributions of approximately $100 million to Diamondback and secured long-term, fixed fee contracts for midstream services across the dedicated acreage which spanned over 420,000 gross acres at the time of the transaction;
•	The size of the award in the context of the aggregate units reserved for issuance under the Rattler LTIP (approximately 7.5%);
•	The long-term vesting structure of the award, which is spread out over six years when compared to time-based, long-term incentive awards made at Diamondback and Viper which have historically vested equally over a three-year period.

Having considered the factors set forth above, the compensation committee determined that the size of the one-time award granted to Mr. Van’t Hof under the Rattler LTIP was appropriate and aligned with the compensation committee’s belief that securing Mr. Van’t Hof’s long-term retention was paramount to advancing the Company’s midstream strategy.

The Rattler IPO awards made to our NEOs are reflected in the Time Vested Stock Awards column of the Summary Compensation Table set forth below and included in the Total 2019 Compensation for each NEO. The amounts reflected in the table reflect the grant date fair value of these awards determined in accordance with FASB ASC Topic 718. However, the realizable value of these awards as of March 31, 2020, based on the closing price of Rattler common units on that date, is approximately 18.5% of the grant date fair value of the awards presented in the Summary Compensation Table, as further illustrated below:

Named Executive Officer	Number of Rattler Phantom Units Granted on May 28, 2019	Grant Date Fair Value of Rattler Phantom Units	Realizable Value of Rattler Phantom Units at 03/31/2020(1)	Percentage of Grant Date Fair Value
Travis D. Stice	114,286	$2,195,434	$406,858	-81.5%
Kaes Van’t Hof	1,142,857	$21,954,283	$4,068,571	-81.5%
Teresa L. Dick	57,143	$1,097,717	$203,429	-81.5%
Russell Pantermuehl	57,143	$1,097,717	$203,429	-81.5%
Matt Zmigrosky	22,857	$439,083	$81,373	-81.5%
Thomas Hawkins	57,143	$1,097,717	$203,429	-81.5%
(1)	For purposes of this column, “realizable value” of the phantom unit awards granted under the Rattler LTIP is based on the closing price per unit of Rattler’s common units on March 31, 2020.

Other than awards that may be granted under the Viper LTIP and/or the Rattler LTIP, the executive officers of Viper’s and/or Rattler’s respective general partners do not receive separate compensation for their services to these entities. The phantom unit awards granted to our NEOs under the Viper LTIP and/or the Rattler LTIP have distribution equivalent rights with respect to any unvested phantom units held by such NEOs.

In accordance with the terms of Viper’s and Rattler’s amended and restated limited partnership agreements, these subsidiaries reimburse Diamondback for compensation related expenses attributable to the portion of the executive’s time allocated to providing services to these subsidiaries The responsibility and authority for compensation-related decisions for these executive officers resides with our compensation committee. However, all determinations with respect to awards that are made to Viper’s and/or Rattler’s executive officers, key employees and non-employee directors under the Viper LTIP and/or Rattler LTIP, as applicable, are made by the board of directors of each such entity’s general partner. For a description of the Viper LTIP, the Rattler LTIP and awards granted

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to our NEOs under those plans, please see “Viper’s Long-Term Incentive Plan,” “Rattler’s Long-Term Incentive Plan,” “Compensation Tables—Outstanding Equity Awards under the Viper LTIP at Fiscal 2019 Year-End” and “Compensation Tables—Outstanding Equity Awards under the Rattler LTIP at Fiscal 2019 Year-End” included following this compensation discussion and analysis.

—	PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

The Role of the Compensation Committee

Our compensation committee oversees and approves our executive compensation program. The compensation committee, with the assistance of its external, independent compensation consultant, determines the mix of compensation, both among short-term and long-term components and cash and equity components, to establish compensation that it believes is appropriate for each of our NEOs. In making compensation decisions with respect to each element of compensation, the compensation committee considers numerous factors, including:

•	aligning the compensation of our executives with the performance of the Company on both a short-term and long-term basis;
•	achievement of individual and Company performance goals and other expectations relating to the executive’s position;
•	a comparison of the individual to other executives within the Company having similar levels of expertise and experience;
•	the individual’s role with us and the compensation paid to similar executives at comparable companies;
•	the individual’s particular background and circumstances, including training and prior relevant work experience and unique industry skills;
•	the demand for individuals with the individual’s specific expertise and experience;
•	the terms of the executive’s prior employment agreement, which were replaced in February 2020 with the severance plan and related participation agreements; and
•	recommendation from our CEO (but not with respect to his own compensation).

The compensation committee seeks to design a total compensation package for our NEOs that drives performance, rewards contributions in support of our business strategies and attracts, motivates and retains high quality talent with the skills and competencies our industry requires. The compensation committee seeks to balance these goals by designing our compensation policies and programs to encourage and reward prudent business judgment over the long term by offering both time-based and performance-based long-term incentive (LTI) awards, setting meaningful performance criteria and targets for incentive compensation, and offering competitive base salaries. The compensation committee believes that this combination should avoid encouraging executives and management-level employees to engage in excessive risk-taking, while at the same time promoting performance and retention.

The Role of our Chief Executive Officer

The compensation committee evaluates, in his absence, our Chief Executive Officer’s performance and compensation based on his leadership role, his individual performance and the Company’s performance measured against the metrics described in this compensation discussion and analysis, and his total compensation package is ultimately determined by the compensation committee.

Each year, our Chief Executive Officer evaluates executive and Company performance for the prior year and recommends to the compensation committee the annual base salaries, annual incentive compensation plan target award percentages and long-term incentive awards under the Equity Incentive Plan for the executive officers, including the NEOs, other than himself.

The Role of the Compensation Consultant

Our compensation committee annually retains, at the Company’s expense, an external, independent compensation consultant to assist with executive compensation matters.

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In the fall of 2018, the compensation committee retained Aon Hewitt, an independent compensation consultant, to conduct a competitive review of compensation practices for certain executive officers, including our NEOs, and to report on marketplace compensation levels for such executives for 2019. Aon Hewitt prepared its executive compensation analysis, dated February 2019 (the 2019 Aon Hewitt study), based on information available to it from compensation surveys of oil and gas companies of similar size (the survey peer group companies) and the review of compensation practices in our peer group companies determined in consultation with the compensation committee and management (proxy peer group companies). The compensation committee considered the 2019 Aon Hewitt study, among other factors discussed below, in setting our NEO compensation for 2019.

In June 2019, the compensation committee engaged Meridian Compensation Partners, LLC, an independent compensation consultant (Meridian), to prepare:

•	a review and comparison of the Company’s executive compensation programs relative to industry benchmarks with respect to base salary, target cash incentive opportunity and long-term incentives for each of our NEOs and other executive officers; and
•	a review and analysis of the Company’s executive general severance and change-in-control severance provisions to ensure alignment with current market practices and provide the Company with proper protections, which we collectively refer to as the 2020 Meridian study.

Meridian also conducted a competitive review of the Company’s outside director compensation program relative to our peers.

The compensation committee reviewed the independence of each compensation consultant engaged by it during the applicable engagement period and determined that there were no conflicts of interest as a result of the compensation committee’s engagement of such consultant. The compensation committee continues to evaluate the independence of its compensation consultant(s) on an ongoing basis.

The compensation committee has sole authority to hire and terminate its independent compensation consultant, and the independent compensation consultant reports only to the compensation committee.

—	COMPETITIVE BENCHMARKING

Our 2019 Proxy Peer Group

In structuring our compensation policies and programs, the compensation committee considers the compensation practices of our peer companies and may also review compensation data from the oil and natural gas industry, any relevant compensation surveys and guidance from the compensation consultant. The compensation committee considers and may make changes to the companies included in our compensation peer group, primarily based on industry segment, and measures of size such as enterprise value, market capitalization, assets and revenues, after discussing such considerations with management and the compensation consultant.

Our proxy peer group used in the February 2019 Aon Hewitt study, which served as reference for making compensation decisions for 2019, consisted of the following 14 companies.

Anadarko Petroleum Corporation	Hess Corporation
Apache Corporation	Marathon Oil Corporation
Cimarex Energy Co.	Noble Energy, Inc.
Concho Resources Inc.	Parsley Energy, Inc.
Continental Resources, Inc.	Pioneer Natural Resources Company
Devon Energy Corporation	SM Energy Company
Encana Corporation (Ovintiv Inc.)	WPX Energy, Inc.

In the February 2019 Aon Hewitt study, the compensation consultant provided competitive data for similarly situated executives at both the survey peer group and the proxy peer group companies, focusing on salary, annual incentive opportunity and LTI opportunity, and analyzing how these elements of compensation compare to the elements of compensation afforded to our executive officers, including the NEOs.

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Role of Benchmarking in Determining Executive Compensation for 2019

In general, the compensation committee uses competitive compensation data to inform its decisions about overall compensation opportunities and specific compensation elements. The compensation committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the compensation committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. In particular, in considering changes to the 2019 executive compensation packages, the compensation committee evaluated, among other things, aspects of executive compensation in general, market data and competitive analysis provided by the compensation consultant in the February 2019 Aon Hewitt study, the Company’s 2018 and multi-year performance, our executives’ individual contributions to such performance, compensation alignment with future performance and stockholder value creation, our focus on performance-qualified equity awards, retention considerations in light of recruitment efforts by peer and private equity companies, input obtained from our stockholder outreach efforts and, with respect to our NEOs other than our Chief Executive Officer, our Chief Executive Officer’s recommendations. Our Chief Executive Officer’s recommendations to the compensation committee related to such other executive officers’ annual base salaries for 2019, annual incentive compensation plan target award percentages and long-term incentive awards under the Equity Incentive Plan. The compensation committee also evaluated, in his absence, our Chief Executive Officer’s individual performance and compensation.

—	OTHER SIGNIFICANT COMPENSATION POLICIES AND PRACTICES

Senior Management Severance Plan

Effective February 20, 2020, we adopted the Diamondback Energy, Inc. Senior Management Severance Plan (the severance plan) and have entered into a participation agreement thereunder with each of our NEOs. Pursuant to the participation agreements, the benefits under the severance plan replace the employment agreements with each of our NEOs. The severance plan also covers other eligible executives who are selected to participate and replaces any employment agreement they may have. The plan provides a uniform framework for certain severance and change in control benefits that are consistent with market practices and are described in more detail under the heading “Benefit Plans—Senior Management Severance Plan” beginning on page 53 of this proxy statement.

Benefits and Perquisites

Consistent with our compensation philosophy, our compensation committee provides benefits to our executives that are substantially the same as those currently being offered to our other employees, including health insurance, life and disability insurance and a 401(k) plan. A description of the 401(k) plan is included under the heading “Benefit Plans—401(k) Plan” beginning on page 60.

Clawback Provisions

Under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, our Chief Executive Officer and Chief Financial Officer may be subject to clawbacks in the event of a restatement. Under our Equity Incentive Plan, each award pursuant to that plan is conditioned on repayment or forfeiture in accordance with applicable laws, our Company policies and any relevant provisions in the related award agreements.

Anti-Hedging Policy

We have a policy prohibiting directors, executive officers and certain other designated employees from speculative trading in our securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars. In addition, we prohibit our directors and executive officers from holding our common stock in a margin account. To our knowledge, all such individuals are in compliance with the policy. Our policy is to also strongly discourage all other employees from engaging in hedging activities in our stock. Any such transaction requires notice and pre-approval, and will only be considered with a valid justification. Since the adoption of our anti-hedging policy in 2012, we are not aware of any hedging activities by our employees.

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Stock Ownership and Retention Guidelines for Non-Employee Directors and Executive Officers

The compensation committee has adopted stock ownership and retention guidelines for our non-employee directors and executive officers who are classified as Vice President and above. These guidelines were adopted to encourage our non-employee directors and executives to have a meaningful stake in the Company, which encourages a focus on our long-term success, aligns directors’ and executives’ interests with the interests of our stockholders and further promotes our commitment to sound corporate governance.

Under the stock ownership and retention guidelines, each of our non-employee directors must own an amount of our common stock equal in value to a multiple of the base annual retainer and our executive officers must own an amount of our common stock equal in value to a multiple of his or her annual base salary, as set forth in the table below.

Position	Multiple of Base Annual Retainer/Annual Base Salary Required
Non-Employee Directors	5x
Chief Executive Officer	5x
Executive Vice Presidents	3x
Vice Presidents	2x

The table below provides the minimum value of stock that each of our NEOs who currently serve as our executive officers must retain under our stock ownership and retention guidelines.

	2020 Base Salary	Multiple of Annual Base Salary Required	Minimum Value of Stock Required to Retain
Travis D. Stice	$1,250,000	5x	$6,250,000
Kaes Van’t Hof	$520,000	3x	$1,560,000
Teresa L. Dick	$447,000	3x	$1,341,000
Russell D. Pantermuehl	$615,000	3x	$1,845,000
Matt Zmigrosky(1)	$520,000	3x	$1,560,000
Thomas F. Hawkins	$365,000	3x	$1,095,000
(1)	Mr. Zmigrosky joined us as the Executive Vice President, General Counsel and Secretary effective February 1, 2019.

Until the earliest of: (i) 24 months following the applicable exercise date or vesting date of equity awards; (ii) the date such executive officer is determined to be in full compliance with the guidelines; and (iii) the date such executive officer ceases to be a participant subject to the guidelines, for awards granted after the effective date of the guidelines he or she is required to hold at least 50% of the net shares received upon the exercise of stock options and 50% of the net shares received upon vesting of restricted stock or performance shares. Once the ownership requirement is met, the executive officer must continue to maintain the value amount in accordance with these guidelines.

Any participant subject to the guidelines who is not in compliance with the applicable guideline (subject to any compliance transition period) may be required to retain up to 100% of the net shares of our common stock acquired via the exercise of options or the vesting of restricted awards granted under our equity incentive programs until the applicable guideline has been met.

Participants generally are given a five-year transition period to come into full compliance with the guidelines. Participants are expected to make steady progress towards meeting the ownership levels specified in the guidelines with any stock awards or stock purchases made on or after the effective date of the guidelines. There is an exception to the holding requirements for financial hardship and other unusual situations, subject to approval by the Chief Executive Officer and the compensation committee.

For stock options, “net” shares means the number of shares delivered upon exercise of the option, net of shares used to pay the exercise price and applicable taxes. For performance shares and restricted stock, “net” shares means the number of shares held upon vesting, net of shares used to pay applicable taxes.

In addition to shares held outright, shares held directly or indirectly in trust, shares held by immediate family members residing in the same household, shares held in qualified plans (e.g., in a 401(k) plan), vested shares held in non-qualified plans, vested stock options (other than options that are underwater at the time of measurement) and unvested restricted stock subject to time-based (but not performance-based) vesting are all counted toward satisfaction of the ownership requirement.

All of our NEOs were in compliance with the guidelines as of December 31, 2019.

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—	EMPLOYMENT AGREEMENTS

During 2019, we were party to an employment agreement with each of our NEOs. Effective February 20, 2020, we adopted the Diamondback Energy, Inc. Senior Management Severance Plan, or the severance plan, and entered into a participation agreement thereunder with each of our NEOs. Pursuant to the participation agreements, the benefits under the severance plan replace the employment agreements with each of our NEOs. The material terms of the employment agreements with our NEOs as in effect as of December 31, 2019 prior to the termination of the employment agreements are summarized under “Potential Payments upon Termination, Resignation or Change of Control for Fiscal Year 2019” and a summary of the severance plan is set forth under the heading “Benefit Plans—Senior Management Severance Plan” below.

—	BENEFIT PLANS

Senior Management Severance Plan

Effective February 20, 2020, we adopted the Diamondback Energy, Inc. Senior Management Severance Plan and have entered into a participation agreement thereunder with each of our named executive officers. Pursuant to the participation agreements, the benefits under the severance plan replace the employment agreements with each of our named executive officers. The severance plan also covers other eligible executives who are selected to participate and replaces any employment agreement they may have.

Payments and Benefits Unrelated to a Change in Control

In the event that the employment of a participating executive is terminated by us other than for “cause” (and not by reason of death or disability) or if the participant terminates his or her employment for “good reason” (in each case as defined in the severance plan), in addition to any accrued but unpaid base salary or unreimbursed business expenses payable in accordance with the requirements of applicable law, the participant is entitled to receive severance benefits consisting of:

(i)	an amount, if any, equal to the bonus that would be payable for services attributable to a completed prior year performance period that has not been paid under the terms of the Diamondback Energy, Inc. 2014 Executive Annual Incentive Compensation Plan;
(ii)	a multiple of base salary continuation for a specified number of months (2x for 24 months for the Chief Executive Officer, 1x for 18 months for Executive Vice-Presidents, 1x for 15 months for Senior Vice-Presidents and 1x for 12 months for Vice-Presidents);
(iii)	a pro-rated target annual cash bonus for the year of termination (based on the number of days employed during the year of termination);
(iv)	reimbursements for the cost of up to 18 months of premiums for COBRA group health continuation coverage; and
(v)	the vesting or forfeiture, as applicable, of each outstanding unvested equity-based compensation award granted by us or our affiliates in accordance with the terms of the applicable equity award agreement. Mr. Stice’s participation agreement includes terms that are intended to maintain certain benefits under his prior employment agreement and are consistent with prior public disclosure that require each equity award granted to Mr. Stice to become 100% vested upon an eligible termination, and in the case of outstanding performance-based equity awards to vest at the maximum level under the equity award agreement, and be settled within ten business days.

Severance Benefits Related to a Change in Control

In the event that employment of a participant is terminated by us other than for “cause” (and not by reason of death or disability) or if the participant terminates his or her employment for “good reason,” in either case within the two year period immediately following a change in control (as defined in the severance plan), the participant will be entitled to the benefits described above, except that the salary continuation described in clause (ii) will be replaced by a lump sum cash payment equal to a multiple of the participant’s base salary plus such participant’s average bonus for the preceding three years (3.0x for the Chief Executive Officer, 2.5x for Executive Vice-Presidents, 2.25x for Senior Vice-Presidents and 2.0x for Vice-Presidents).

Severance Benefits Related to Death or Disability

The severance plan also provides the same benefits described in clauses (i), (ii) and (iii) (but not clause (iv)) in the event that a participant dies or becomes disabled (as defined in the Severance Agreement) while employed by us. Mr. Stice’s participation agreement includes terms that are intended to maintain certain benefits under his prior employment agreement and are consistent with prior public disclosure

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that require the Company to pay 100 percent of the premiums to continue his, his spouse’s and any of his eligible dependents’ group health plan continuation coverage under COBRA.

Release and Restrictive Covenants

The payment of any benefits under the severance plan is conditioned on the participant’s (or if applicable, the participant’s personal representative’s or estate’s) execution of a general release of claims. The severance plan also includes certain restrictive covenants that continue beyond the employment period, including non-competition and non-solicitation obligations for a period of one year following termination of employment. If a participating executive terminates employment on a basis that is not eligible for severance benefits, we can elect to apply the restrictive covenants for up to 12 months and receive a release by payment of an amount equal to one-twelfth of the participant’s annualized base salary plus target annual bonus for each month the restrictive covenants will apply.

We believe that these severance benefits provide the same type of income transition protections that were provided to our executives under their prior employment agreements. These arrangements are intended to attract and retain qualified executives that could have job alternatives that may appear to them to be less risky absent these arrangements. We believe that the enhanced severance benefits resulting from terminations related to a change in control transaction are in the interest of our stockholders because they provide an incentive for executives to continue to help successfully execute such a transaction from its early stages through consummation. We also believe that these benefits provide important protection to our named executive officers, are consistent with the prior employment protections and the practices of peer group companies and are appropriate for the attraction and retention of executive talent.

Equity Incentive Plan

On April 24, 2019, the compensation committee of our board of directors, acting upon authority delegated to it by our board of directors, unanimously adopted, subject to stockholder approval, our 2019 Amended and Restated Equity Incentive Plan, amending and restating our 2016 Amended and Restated Equity Incentive Plan. On June 6, 2019, our stockholders approved the 2019 Amended and Restated Equity Incentive Plan, which, as so amended and restated, is referred to as the Equity Incentive Plan.

The following is a summary of the material terms of the Equity Incentive Plan as amended and restated.

Effective Date and Duration

The Equity Incentive Plan became effective as of April 24, 2019, the date adopted by the compensation committee of our board of directors, and will remain in effect until April 23, 2029, unless otherwise terminated earlier by the board of directors or the compensation committee. No awards may be granted under the Equity Incentive Plan after its termination date, but awards granted before the Equity Incentive Plan’s termination will continue to be effective in accordance with their respective terms and conditions.

Administration

The Equity Incentive Plan is administered by the compensation committee of our board of directors, or the “committee.” Among other responsibilities, the committee selects individuals to receive awards, establishes the terms of awards, and administers and takes whatever action it determines to be necessary or advisable in administering the Equity Incentive Plan. The committee may amend, suspend or terminate the Equity Incentive Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

Eligibility

The committee may grant awards under the Equity Incentive Plan to employees, consultants and directors of our Company and its affiliates. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors.

Share Reserve

Subject to adjustments for certain changes in corporate capitalization, the maximum number of shares of common stock authorized for issuance under awards granted under the Equity Incentive Plan (the “share reserve”) is 8,300,000 shares. All such shares are available for incentive stock options. Shares covered by awards that expire or otherwise terminate without having been exercised in full or that are forfeited or repurchased by us will again be available for future awards under the Equity Incentive Plan. However, awards settled in cash instead of shares are counted against the maximum share reserve in the same manner as if they were settled in shares of common stock.

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Limitations on Awards

No participant may receive awards under the Equity Incentive Plan covering more than 1,000,000 shares in the aggregate during any calendar year. In addition, effective June 6, 2018, each non-employee director’s total annual compensation, including awards under the Plan and cash paid under the Plan or otherwise, is limited to $500,000.

Types of Awards under the Equity Incentive Plan

STOCK OPTIONS

The committee may grant incentive stock options intended to comply with Section 422 of the Code or “nonstatutory” stock options that are not intended to qualify as incentive stock options. Employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The committee determines the exercise price of a stock option, which generally cannot be less than 100% (or 110% in the case of an incentive stock option granted to a more than 10% stockholder) of the fair market value of our common stock on the date of grant, except when assuming or substituting options in limited situations such as an acquisition. Generally, options granted under the Equity Incentive Plan will vest ratably over a five-year period and have a term of ten years (or five years in the case of an incentive stock option granted to a more than 10% stockholder), unless otherwise specified by the committee in the option agreement. The committee determines the methods and form of payment for the exercise price per share on exercise of a stock option. Stock options generally are not transferable except by will or the laws of descent and distribution, unless the committee provides otherwise with respect to a nonstatutory stock option (and solely with respect to transfers to certain family members and estate planning vehicles).

RESTRICTED AWARDS

Restricted awards may be in the form of restricted stock awards or restricted stock units. A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to forfeiture or other restrictions imposed by the committee. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the Company’s possession until all applicable restrictions have lapsed. A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value of a specified number of shares of our common stock as of a specified date, subject to any vesting or other restrictions deemed appropriate by the committee. Restrictions on restricted awards may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the committee. If a participant terminates employment or services during the restricted period, then any unvested restricted award will be forfeited except as otherwise provided in the award agreement. The committee may waive any restrictions or forfeiture conditions relating to a restricted award. Restricted stock units will be settled at the time designated by the committee in the award agreement, in the form of cash or shares of common stock, or in a combination of both, as provided by the committee in the award agreement.

PERFORMANCE AWARDS

Performance awards entitle the recipient to vest in or acquire shares of common stock or in the right to receive a specified number of shares of common stock, a cash payment equal to the fair market value of a specified number of shares as of a specified date, or a combination of shares and cash, upon the attainment of specified performance goals. Performance awards may be granted independent of or in connection with the granting of any other award under the Equity Incentive Plan.

Performance goals are established by the committee based on one or more of the following business criteria that apply to the participant, a business unit, or us and our affiliates:

Performance goals are established by the committee based on one or more of the following business criteria that apply to the participant, a business unit, or us and our affiliates:

•	Revenue;
•	Sales;
•	Earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”);
•	Funds from operations;
•	Funds from operations per share;
•	Operating income;
•	Operating income per share;
•	Pre-tax or after-tax income;
•	Net cash provided by operating activities;

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•	Cash available for distribution;
•	Cash available for distribution per share;
•	Working capital and components thereof;
•	Sales (net or gross) measured by product line, territory, customer or customers, or other category;
•	Return on equity or average stockholders’ equity, including total stockholder return on equity based on the net stock price change over a given period plus the dividends paid during that period;
•	Return on assets;
•	Return on capital;
•	Enterprise value or economic value added;
•	Share price performance;
•	Improvements in the Company’s attainment of expense levels;
•	Implementation or completion of critical projects;
•	Improvement in cash-flow (before or after tax);
•	Net earnings;
•	Earnings per share;
•	Earnings from continuing operations;
•	Net worth;
•	Credit rating;
•	Levels of expense, cost, or liability by category, operating unit, or any other delineation;
•	Any increase or decrease of one or more of the foregoing over a specified period; or
•	The occurrence of a Change in Control.

Performance goals will be objective and determined before 25% of the service period has elapsed, and in any event not later than 90 days after the beginning of the service period. No payout will be made on a performance award granted to a named executive officer unless all applicable performance goals and service requirements are achieved. Performance awards are non-transferable and generally terminate on a participant’s termination of service during the service period.

STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted independent of or in tandem with any option under the Equity Incentive Plan. The strike price of a stock appreciation right is determined by the committee, but as a general rule will not be less than the fair market value of our common stock on the date of grant. The strike price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the option. A stock appreciation right generally entitles the holder to receive, on exercise, the excess of the fair market value of a share of our common stock on the date of exercise over the strike price, multiplied by the number of shares for which the right is exercised. Payment may be made in cash, delivery of stock or a combination of cash and stock as determined by the committee.

Other Provisions of the Equity Incentive Plan

CAPITALIZATION ADJUSTMENTS

In the event of certain corporate events or changes in our common stock, the committee will proportionally adjust awards, the number and class of shares available under the Equity Incentive Plan and the maximum number of shares that may be granted under awards to any participant in a calendar year as it determines to be appropriate.

CHANGE IN CONTROL AND OTHER CORPORATE TRANSACTIONS

In the event of a change in control transaction or other corporate transaction such as a dissolution or liquidation of our Company, or any corporate separation or division, the Equity Incentive Plan provides that all outstanding awards under the Equity Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards, all as determined by the committee. If an award would be cancelled without payment of consideration to the extent vested, the participant may exercise the award in full or in part for a period of ten days.

TAX WITHHOLDING

We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law or regulation to be withheld with respect to any award under the Equity Incentive Plan. This includes the authority to withhold or receive shares of common stock and to make cash payments or require participants to make cash payments in satisfaction of participant tax obligations.

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CLAWBACK OR RECOUPMENT

Awards granted under the Equity Incentive Plan are subject to the Company’s clawback policy, which allows us to recover incentive compensation based on misconduct or, in certain circumstances, if our financial results are restated.

U.S. Federal Tax Consequences of Awards under the Equity incentive Plan

The following is a brief summary of certain federal income tax consequences relating to awards granted under the Equity Incentive Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

STOCK OPTIONS

Stock options may be intended to qualify as incentive stock options under Code Section 422 or may be nonstatutory stock options governed by Code Section 83. A participant generally will not recognize any taxable income, and we will not be entitled to a tax deduction, on the grant of an option. On exercise of a nonstatutory stock option a participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date over the exercise price paid for those shares. Subject to satisfying applicable reporting requirements and any deduction limitations under the Code (discussed below), we should be entitled to a corresponding income tax deduction. A participant generally will not recognize taxable income on exercise of an incentive stock option and we will not be entitled to a deduction. However, the excess of the fair market value of the acquired common stock on the exercise date over the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of any option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date (referred to as a “disqualifying disposition”) generally will result in ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the fair market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of such a disqualifying disposition.

RESTRICTED STOCK AND PERFORMANCE STOCK

A participant who receives a restricted stock award, including performance stock generally will recognize ordinary income only when the shares are no longer subject to forfeiture or restrictions, generally equal to the fair market value of the shares of restricted stock at the time of vesting. However, a participant may make an election under Code section 83(b) at the time of grant to recognize ordinary income on the grant date equal to the fair market value of such shares (determined without regard to the restrictions on such shares) on the grant date. If a participant does not make a Section 83(b) election, the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to a corresponding income tax deduction at the same time as the participant recognizes ordinary income. When the participant sells the shares, any gain (or loss) realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income for such shares.

RESTRICTED STOCK UNITS AND PERFORMANCE UNITS

The grant of a restricted stock unit award, including performance units, will not result in taxable income to the participant. The participant generally will recognize ordinary income when the award is settled in an amount equal to the fair market value of the shares or the amount of any cash received on the date of settlement. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on settlement of a restricted stock unit will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at settlement, and will be long-term or short-term depending on the holding period.

STOCK APPRECIATION RIGHTS

The grant or vesting of a stock appreciation right generally will not result in taxable income to a participant. The participant will recognize ordinary taxable income on exercise of the right equal to the amount of cash received or the fair market value of shares received. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on exercise of a stock appreciation right will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at exercise, and will be long-term or short-term depending on the holding period.

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Million Dollar Deduction Limit and Other Tax Matters

Section 162(m) of the Code generally prohibits us from deducting annual compensation exceeding $1 million per person to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). Prior to 2018, an exception to this deduction limitation was available for compensation qualifying as “performance-based compensation,” which required compliance with certain requirements under Section 162(m) of the Code and the applicable regulations. The Equity Incentive Plan was designed, and prior to 2018 the Company generally granted awards under the Plan, to satisfy these requirements for qualified performance-based compensation and thereby to be fully deductible by the Company. As a result of tax legislation enacted at the end of 2017, the exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for transition relief for written binding contracts that were in effect as of November 2, 2017. Accordingly, compensation paid to a covered employee under awards granted under the Plan after November 2, 2017, will count towards the $1 million deduction limit, and may thereby be partially or fully nondeductible.

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements. Generally, Code section 409A should not apply to awards under the Equity Incentive Plan, but may apply in some cases to restricted stock units and performance units. For such awards subject to Code section 409A, certain key employees of the Company may experience a six-month delay in the settlement of such awards.

Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control (as defined in the Equity Incentive Plan) could be deemed an “excess parachute payment” under the golden parachute tax provisions of Code section 280G. To the extent this happens, the participant could be subject to a 20% excise tax and the Company could be denied a federal income tax deduction.

Viper’s Long-Term Incentive Plan

To incentivize the management and directors of Viper’s general partner to continue to grow Viper’s business, the board of directors of Viper’s general partner adopted a long-term incentive plan, or the Viper LTIP, for employees, officers, consultants and directors of Viper’s general partner and any of its affiliates, including Diamondback, who perform services for Viper.

The purpose of the Viper LTIP is to provide a means to attract and retain individuals who are essential to Viper’s growth and profitability and to encourage them to devote their best efforts to advancing Viper’s business by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of Viper’s common units. The Viper LTIP provides for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards (collectively, “awards”). These awards are intended to align the interests of employees, officers, consultants and directors with those of Viper’s unitholders and to give such individuals the opportunity to share in Viper’s long-term performance. Any awards that are made under the Viper LTIP will be approved by the board of directors of Viper’s general partner or a committee thereof that may be established for such purpose. Viper will be responsible for the cost of awards granted under the LTIP.

During 2019, Viper’s general partner has made grants under the Viper LTIP of phantom units to the non-employee directors of Viper’s general partner (see “Director Compensation” included in Viper’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 12, 2020, for information regarding those awards). In addition, on March 1, 2019, our general partner granted 11,001 phantom units to Mr. Zmigrosky under the Viper LTIP in connection with his appointment as the Executive Vice President, General Counsel and Secretary of Viper’s general partner, vesting in three equal installments beginning on March 1, 2019.

Administration

The Viper LTIP is administered by the board of directors of Viper’s general partner pursuant to its terms and all applicable state, federal, or other rules or laws. The board of directors of Viper’s general partner has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our common units), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting provisions associated with an award, delegate duties under the Viper LTIP and execute all other responsibilities permitted or required under the Viper LTIP.

Change in Control

Upon a “change in control” (as defined in the Viper LTIP), the board may, in its discretion, (i) remove any forfeiture restrictions applicable to an award, (ii) accelerate the time of exercisability or vesting of an award, (iii) require awards to be surrendered in exchange for a cash payment, (iv) cancel unvested awards without payment or (v) make adjustments to awards as the committee deems appropriate to reflect the change in control. Beginning with the 2020 awards, all awards under the Viper LTIP contain double-trigger change in control provisions, rather than single-trigger change in control provisions contained in the prior phantom unit awards.

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Termination of Employment or Service

The consequences of the termination of a participant’s employment, consulting arrangement or membership on the board of directors of Viper’s general partner will be determined by the board in the terms of the relevant award agreement.

Rattler’s Long-Term Incentive Plan

To incentivize the management and directors of Rattler’s general partner to continue to grow Rattler’s business, the board of directors of Rattler’s general partner adopted a long-term incentive plan, or the Rattler LTIP, for employees, officers, consultants and directors of the general partner of Rattler and any of its affiliates, including Diamondback, who perform services for Rattler.

The purpose of the Rattler LTIP is to provide a means to attract and retain individuals who are essential to Rattler’s growth and profitability and to encourage them to devote their best efforts to advancing Rattler’s business by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of Rattler’s common units. The Rattler LTIP provides for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards, or, collectively, awards. These awards are intended to align the interests of employees, officers, consultants and directors with those of Rattler’s common unitholders and to give such individuals the opportunity to share in Rattler’s long-term performance. Any awards that are made under the Rattler LTIP will be approved by the board of directors of Rattler’s general partner or a committee thereof that may be established for such purpose. Rattler will be responsible for the cost of awards granted under the Rattler LTIP.

During 2019, Rattler’s general partner made grants under the Rattler LTIP of phantom units to certain non-employee directors of Rattler’s general partner (see “Director Compensation” included in Rattler’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, for information regarding those awards). See also “Compensation Discussion and Analysis—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for further information regarding grants made under the Rattler LTIP.

Administration

The Rattler LTIP is administered by the board of directors of Rattler’s general partner pursuant to its terms and all applicable state, federal, or other rules or laws. The board of directors of Rattler’s general partner has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in Rattler’s common units), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting provisions associated with an award, delegate duties under the Rattler LTIP and execute all other responsibilities permitted or required under the Rattler LTIP.

Change of Control

Upon a “change of control” (as defined in the Rattler LTIP), the plan administrator may, in its discretion, (i) remove any forfeiture restrictions applicable to an award, (ii) accelerate the time of exercisability or vesting of an award, (iii) require awards to be surrendered in exchange for a cash payment, (iv) cancel unvested awards without payment or (v) make adjustments to awards as the plan administrator deems appropriate to reflect the change in control. The Rattler LTIP provides the plan administrator discretion to determine whether or not vesting of awards will accelerate in connection with a change in control and what conditions will apply to acceleration, such as whether acceleration will be single trigger or double trigger. The intent is to give the plan administrator flexibility to determine the appropriate form of incentive that will motivate and retain employees and be in the best interest of equity holders. Beginning with the 2020 awards, all awards under the Rattler LTIP contain double-trigger change in control provisions, rather than single-trigger change in control provisions contained in the phantom unit awards granted in connection with the Rattler IPO.

2014 Executive Annual Incentive Compensation Plan

Our executive officers and selected employees and those of our subsidiaries are eligible to receive awards under the Annual Incentive Plan, which was previously adopted by our board of directors and approved by our stockholders effective April 1, 2014. The Annual Incentive Plan provides for awards of incentive compensation that are contingent on the attainment of specific performance targets. Performance targets for each award under the Annual Incentive Plan are based on certain pre-established operational, financial, reserve, capital efficiency, market share, stock price and other performance factors that were previously approved by our stockholders. The compensation committee serves as the plan administrator and establishes the performance targets for each award and the performance period during which the performance is to be measured. These performance factors may relate to the performance of the Company or the performance of a business unit, product line, territory or any combination of these. Performance targets for employees who are not executive officers may also be based on other additional objective or subjective performance criteria established by the compensation committee. Performance targets may include a minimum level of performance below which no payment will be made,

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levels of performance at which specified percentages of the award will be paid, and a maximum level of performance above which no additional award will be paid. Award amounts that may be paid under the Annual Incentive Plan to our Chief Executive Officer and any other Covered Employee (as such term is defined in Section 162(m) of the Code) for any one year may not exceed the lesser of: (i) 300% of base salary at the time the award is established, or (ii) $6.0 million. Individual awards may be subject to lesser limits in the discretion of the compensation committee.

All payments in respect of awards granted under the Annual Incentive Plan will be made in cash, and will be paid within a reasonable period after the end of the performance period. Before payment of any award to a Covered Employee, the compensation committee must certify in writing that the performance target requirement for such award was met.

401(k) Plan

We participate in a 401(k) Plan. Employees may elect to defer a portion of their compensation up to the statutorily prescribed limit. Each pay period we make a matching contribution to each employee’s deferral, not to exceed 10 percent of compensation. An employee’s interests in his or her deferrals and our matching contributions are, in each case, 100% vested when contributed. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employee until distributed from the 401(k) Plan, and all timely made contributions are deductible by us for the year in which they are allocable.

Effect of Our Compensation Policies and Practices on Risk and Risk Management

The compensation committee reviews the risks and rewards associated with our compensation policies and programs. We believe that such policies and programs encourage and reward prudent business judgment and avoid encouraging excessive risk-taking over the long term. With respect to specific elements of compensation:

•	We believe that our programs balance short- and long-term incentives for our executive officers providing for an appropriate mix of fixed, discretionary and equity compensation that overall encourages long-term performance.
•	We believe that annual base salaries for our NEOs do not encourage excessive risk-taking as they are fixed amounts that are subject to discretionary increases by our compensation committee, based, among other factors, on annual performance evaluations. We also believe that such annual base salaries are set at reasonable levels, as compared to the base salaries of similarly situated individuals at our peer group companies. The base salary represents a portion of our NEOs’ overall compensation potential and is balanced by the other elements of their overall compensation potential, which are tied to both performance and long-term service.
•	Our annual incentive bonuses are designed to award achievement of short-term performance-driven results. The payment and amounts of the 2019 annual incentive bonuses were based upon meeting of certain performance criteria and targets established by the compensation committee for 2019, as disclosed in more detail above, which we believe were set at meaningful levels and do not encourage excessive risk taking. We also believe that performance criteria and targets established by the compensation committee for 2020 were similarly designed to encourage performance, but not excessive risk taking.
•	Restricted stock units granted to our NEOs are subject to performance-based and time-based provisions. We award restricted stock units to promote performance and ensure that our executives have a continuing stake in the long-term success of the Company as the value of the award will depend on the stock price at and after the time of vesting. We believe that a mixture of performance-based and time-based equity awards represent a balanced approach to long-term equity compensation and do not encourage excessive risk taking that may be associated with the compensation approach focused solely on equity awards that vest strictly based on achieving certain targets. We also believe that the weight given by our compensation committee to performance-based equity awards, as compared to time-based equity awards, provide incentive to our NEOs to take appropriate amount of risk to drive the Company’s performance and enhance stockholder value.
•	Our NEOs are entitled to certain benefits that are payable upon the occurrence of their termination without “cause,” resignation for “good reason” or certain change in control transactions. See “Potential Payments upon Termination, Resignation or Change of Control for Fiscal Year 2019” and “Benefit Plans—Senior Management Severance Plan” for more information.

Based on the foregoing, the compensation committee believes that the Company does not utilize compensation policies and programs creating risks that are reasonably likely to have a material adverse impact on the Company.

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—	COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended that the summary of Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the compensation committee:

Michael P. Cross, Chairman

David L. Houston Mark

L. Plaumann Melanie

M. Trent

—	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee of our board of directors consists of David L. Houston, Michael P. Cross, Mark L. Plaumann and Melanie M. Trent. No current member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has or had one or more executive officers serving as member of our board of directors or compensation committee.

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COMPENSATION TABLES

—	SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our principal executive officer, principal financial officer (including those serving in these roles during any part of 2019), and our four other highest paid executive officers during 2019, each identified as our NEO, for the fiscal years presented below, as applicable.

			Stock Awards ($)(1)				Non-Equity Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Performance- based(2)		Time Vested		Compensation ($)(12)	Compensation ($)(13)	Total ($)(14)(15)
Travis D. Stice Chief Executive Officer	2019	$1,178,366	$6,783,608		$5,649,103	(3)	$2,265,625	$172,954	$16,049,655
	2018	$978,333	$5,213,268		$3,458,982	(4)	$1,955,250	$101,015	$11,706,848
	2017	$847,500	$5,552,940		$2,423,292	(5)	$1,428,000	$28,707	$10,280,439
Kaes Van’t Hof Chief Financial Officer	2019	$488,182	$4,912,149		$24,487,162	(6)	$678,600	$497,411	$31,063,504

Teresa L. Dick Chief Accounting Officer (Former Chief Financial Officer)	2019	$434,334	$1,808,971		$2,018,821	(7)	$518,520	$69,406	$4,850,052
	2018	$428,333	$1,431,093		$643,859	(7)	$543,520	$34,327	$3,081,132
	2017	$406,250	$1,461,300		$637,709	(7)	$551,040	$27,762	$3,084,061
Russell Pantermuehl Executive Vice President - Chief Engineer	2019	$597,299	$3,165,665		$2,709,492	(8)	$713,400	$85,762	$7,271,618
	2018	$587,500	$2,616,856		$1,177,342	(8)	$745,760	$36,872	$5,164,330
	2017	$552,500	$2,922,600		$1,275,417	(8)(9)	$752,640	$28,056	$5,531,213
Matt Zmigrosky Executive Vice President, General Counsel and Secretary	2019	$353,846	$1,447,122		$1,542,299	(9)	$464,400	$75,967	$3,883,967
Thomas Hawkins Executive Vice President - Land	2019	$354,467	$1,175,838		$1,696,592	(10)	$423,400	$66,358	$3,716,655

Michael L. Hollis Former Chief Operating Officer and President	2019	$484,034	$3,617,943	(11)	$2,939,611	(11)	$—	$54,068	$7,095,655
	2018	$622,083	$3,025,658		$1,361,265		$888,750	$37,656	$5,935,412
	2017	$580,000	$3,409,700		$1,487,987		$892,080	$26,838	$6,396,605
(1)	The amounts shown in the above table reflect the grant date fair value of restricted stock units and/or phantom units granted in 2019, 2018 and 2017, respectively, determined in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K, filed with the SEC on February 27, 2020, regarding assumptions underlying valuations of equity awards for 2019, 2018 and 2017. Details regarding equity awards that were outstanding at December 31, 2019 can be found in the tables entitled “Outstanding Equity Awards at Fiscal 2019 Year-End under Diamondback’s Equity Incentive Plan,” “Outstanding Equity Awards under the Viper LTIP at Fiscal 2019 Year-End” and “Outstanding Equity Awards under the Rattler LTIP at Fiscal-Year End.”
(2)	Represents (i) the grant date fair value (calculated as discussed in Note 1 above) of the performance-based restricted stock units for each NEO granted under Diamondback’s Equity Incentive Plan for the applicable performance period, subject to the Company’s attainment of certain pre-established performance targets and the NEO’s continuous employment and (ii) in the case of Mr. Van’t Hof, also includes the $1,746,484 grant date fair value attributable to the performance-based restricted stock units that were granted to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan on March 1, 2019 as part of a one-time retention award, subject to the achievement of the relative TSR over the three-year performance period beginning on January 1, 2019 and ending on December 31, 2021 and continuous employment, vesting and settling in five substantially equal annual installments beginning on March 1, 2025. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Long Term Equity Incentive Compensation—2019 Performance-Based and Time-Based Awards” and “—Executive Compensation Program Elements—Long Term Equity Incentive Compensation—Special One-Time Award to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan.” If the 2019 performance-based awards were valued at a grant date price of $104.79, the maximum value of these awards for Mr. Stice, Mr. Van’t Hof, Ms. Dick, Mr. Pantermuehl, Mr. Zmigrosky and Mr. Hawkins would be $10,360,797, $7,597,904, $2,762,893, $4,835,011, $2,210,231 and $1,795,891, respectively.

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(3)	Of the aggregate grant date fair value of $5,649,103 for 2019 for Mr. Stice, (i) $3,453,669 is attributable to the time-based restricted stock units granted to Mr. Stice under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $2,195,434 is attributable to the one-time, time-based phantom unit award granted to Mr. Stice under the Rattler LTIP in connection with the Rattler IPO on May 28, 2020, vesting in five annual installments beginning on May 28, 2020. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—2019 Performance-Based and Time-Based Awards”, “CEO Target vs Realizable Compensation 2017-2019” and “—Executive Compensation Program Elements—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information regarding these awards.
(4)	Of the aggregate grant date fair value of $3,458,982 for Mr. Stice for 2018, (i) $2,345,577 is attributable the time-based restricted stock units granted to Mr. Stice in February 2018 under Diamondback’s Equity Incentive Plan, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $1,113,405 is attributable to the one-time, time-based phantom unit award granted to Mr. Stice in February 2018 under the Viper LTIP. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—CEO Target vs. Realizable Compensation 2017-2019” and “Outstanding Equity Awards under the Viper LTIP at Fiscal 2019 Year-End” for more information regarding these awards.
(5)	Represents the grant date fair value of the time-based restricted stock units granted to Mr. Stice in February 2017 under Diamondback’s Equity Incentive Plan, vesting in three substantially equal annual installments beginning on the date of grant. See “Outstanding Equity Awards at Fiscal 2019 Year-End under Diamondback’s Equity Incentive Plan”.
(6)	Of the aggregate grant date fair value of $24,487,162 for 2019 for Mr. Van’t Hof, (i) $1,611,775 is attributable to the time-based restricted stock units granted to Mr. Van’t Hof under the Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant, (ii) $921,104 is attributable to the time-based restricted stock units granted to Mr. Van’t Hof as part of a one-time retention award under Diamondback’s Equity Incentive Plan, vesting in five equal annual installments beginning on March 1, 2025 and (iii) $21,954,283 is attributable to the one-time, time-based phantom unit award granted to Mr. Van’t Hof under the Rattler LTIP in connection with the Rattler IPO on May 28, 2019, vesting in five equal annual installments beginning on May 28, 2020. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—2019 Performance-Based and Time-Based Awards,” “—Executive Compensation Program Elements—Long Term Equity Incentive Compensation—Special One-Time Award to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan” and “—Executive Compensation Program Elements—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information regarding these awards.
(7)	Of the aggregate grant date fair value of $2,018,821 for 2019 for Ms. Dick, (i) $921,104 is attributable to the time-based restricted stock units that were granted to Ms. Dick under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $1,097,717 is attributable to the one-time, time-based phantom unit award granted to Ms. Dick under the Rattler LTIP in connection with the Rattler IPO on Mary 28, 2019, vesting in five equal annual installments beginning on May 28, 2020. The grant date fair values for Ms. Dick for 2018 and 2017 are attributable to the time-based restricted stock units that were granted to Ms. Dick under Diamondback’s Equity Incentive Plan in February 2018 and 2017, respectively, in each case vesting in three substantially equal annual installments beginning on the date of grant. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—2019 Performance-Based and Time-Based Awards” and “—Executive Compensation Program Elements—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” and “Outstanding Equity Awards at Fiscal 2019 Year-End under Diamondback’s Equity Incentive Plan” for more information regarding these awards.
(8)	Of the aggregate grant date fair value of $2,709,492 for 2019 for Mr. Pantermuehl, (i) $1,611,775 is attributable to the time-based restricted stock units that were granted to Mr. Pantermuehl under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $1,097,717 is attributable to the one-time, time-based phantom unit award granted to Mr. Pantermuehl under the Rattler LTIP in connection with the Rattler IPO on Mary 28, 2019, vesting in five equal annual installments beginning on May 28, 2020 The grant date fair values for Mr. Pantermuehl for 2018 and 2017 are attributable to the time-based restricted stock units that were granted to Mr. Pantermuehl under Diamondback’s Equity Incentive Plan in February 2018 and 2017, respectively, in each case vesting in three substantially equal annual installments beginning on the date of grant. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—2019 Performance-Based and Time-Based Awards” and “—Executive Compensation Program Elements—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” and “Outstanding Equity Awards at Fiscal 2019 Year-End under Diamondback’s Equity Incentive Plan” for more information regarding these awards.
(9)	Of the aggregate grant date fair value of $1,542,299 for 2019 for Mr. Zmigrosky, (i) $736,883 is attributable to the time-based restricted stock units that were granted to Mr. Zmigrosky under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant, (ii) $366,333 is attributable to the one-time, time-based phantom unit award granted to Mr. Zmigrosky under the Viper LTIP on March 1, 2019 in connection with his sign-on package to join Diamondback and its subsidiaries, including Viper, as Executive Vice President, General Counsel and Secretary effective February 1, 2019, vesting in three equal annual installments beginning on the date of grant and (iii) $439,083 is attributable to the one-time, time-based phantom unit award granted to Mr. Zmigrosky under the Rattler LTIP in connection with the Rattler IPO on Mary 28, 2019, vesting in five equal annual installments beginning on May 28, 2020. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—2019 Performance-Based and Time-Based Awards” and “—Executive Compensation Program Elements—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information regarding these awards.
(10)	Of the aggregate grant date fair value of $1,696,592 for 2019 for Mr. Hawkins, (i) $598,875 is attributable to the time-based restricted stock units that were granted to Mr. Hawkins under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $1,097,717 is attributable to the one-time, time-based phantom unit award granted to Mr. Hawkins under the Rattler LTIP in connection with the Rattler IPO on Mary 28, 2019, vesting in five equal annual installments beginning on May 28, 2020. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—2019 Performance-Based and Time-Based Awards” and “—Executive Compensation Program Elements—Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information regarding these awards.
(11)	Of the awards reported for Mr. Hollis: (i) 11,718 time-based restricted stock units that were granted to Mr. Hollis under Diamondback’s Equity Incentive Plan on March 1, 2019, with the grant date fair value of $1,227,929, (ii) all 26,366 performance-based restricted stock units that were granted to Mr. Hollis under Diamondback’s Equity Incentive Plan on March 1, 2019, with the grant date fair value of $3,617,943, and (iii) all 57,143 phantom unit awards granted to Mr. Hollis under the Rattler LTIP in connection with the Rattler IPO on May 28, 2019, with the grant date fair value of $1,097,717, were forfeited, in each case, in connection with Mr. Hollis’ resignation from his positions with Diamondback and its subsidiaries effective September 30, 2019.
(12)	The amounts shown reflect performance-based annual incentive bonuses granted under the Executive Annual Incentive Compensation Plan.

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(13)	Amounts for 2019 include (i) our 401(k) plan contributions of $28,000, life insurance premium payments of $5,074, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $61,194, distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Viper LTIP of $34,306 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $44,380 for Mr. Stice, (ii) our 401(k) plan contributions of $28,000, life insurance premium payments of $3,078, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $35,228, distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Viper LTIP of $41,451 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $389,654 for Mr. Van’t Hof, (iii) our 401(k) plan contributions of $28,000, life insurance premium payments of $3,977, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $16,484 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $20,945 for Ms. Dick, (iv) our 401(k) plan contributions of $28,000, life insurance premium payments of $6,261, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $29,300 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $22,201 for Mr. Pantermuehl, (v) our 401(k) plan contributions of $19,538, life insurance premium payments of $2,955, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $8,569, distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Viper LTIP of $9,609, distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $7,771 and relocation benefits of $27,525 for Mr. Zmigrosky, (vi) our 401(k) plan contributions of $28,000, life insurance premium payments of $6,968, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $10,922 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $20,468 for Mr. Hawkins and (vii) our 401(k) plan contributions of $28,000, the insurance premium payment of $445, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $22,418 and distribution equivalent rights paid on unvested phantom units that were granted under the Rattler LTIP of $3,205 for Mr. Hollis. Amounts for 2018 include (i) our 401(k) plan contributions of $27,500, life insurance premium payments of $3,791, dividend equivalent rights paid on unvested restricted stock units that were granted in 2018 under Diamondback’s Equity Incentive Plan of $16,567 and distribution equivalent rights paid on unvested phantom units that were granted in 2018 under the Viper LTIP of $53,157 for Mr. Stice, (ii) our 401(k) plan contributions of $27,500, life insurance premium payments of $2,279 and dividend equivalent rights paid on unvested restricted stock units that were granted in 2018 under Diamondback’s Equity Incentive Plan of $4,548 for Ms. Dick, (iii) our 401(k) plan contributions of $27,500, life insurance premium payments of $1,056 and dividend equivalent rights paid on unvested restricted stock units that were granted in 2018 under Diamondback’s Equity Incentive Plan of $8,316 for Mr. Pantermuehl and (iv) our 401(k) plan contributions of $27,500, the insurance premium payment of $540 and dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $9,615. Amounts in 2017 include (i) our 401(k) plan contributions of $26,500 and life insurance premium payments of $2,207 for Mr. Stice; (ii) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,262 for Ms. Dick, (iii) our 401(k) plan contributions of $27,000 and life insurance premium payments of $1,056 for Mr. Pantermuehl and (iv) our 401(k) plan contributions of $26,500 and the insurance premium payment of $338.
(14)	Certain of our NEOs also performed services as executive officers and/or directors of the general partner of Viper, our publicly traded subsidiary, as set forth in more detail in their respective biographies above, and their time was allocated between managing our business and managing the business of Viper. In accordance with the terms of Viper’s amended and restated limited partnership agreement, in 2019, 2018 and 2017, we were reimbursed for compensation related expenses attributable to the portion of the executive’s time allocated to providing services to Viper. During 2019, Viper reimbursed us approximately $0, $0, $0, $0 and $0 attributable to time allocated to providing services to Viper by Mr. Stice, Mr. Van’t Hof, Ms. Dick, Mr. Pantermuehl and Mr. Zmigrosky, respectively. During 2018, Viper reimbursed us approximately $421,650, $141,487 and $129,126 attributable to time allocated to providing services to Viper by Mr. Stice, Ms. Dick and Mr. Pantermuehl, respectively. During 2017, Viper reimbursed us approximately $305,930, $130,353 and $118,695 attributable to time allocated to providing services to Viper by Mr. Stice, Ms. Dick and Mr. Pantermuehl, respectively.
(15)	During 2019, Mr. Stice, Mr. Van’t Hof, Ms. Dick and Mr. Zmigrosky also performed services as executive officers and/or directors of the general partner of Rattler, our publicly traded subsidiary, as set forth in more detail in their respective biographies above, and their time was allocated between managing our business and managing the business of Rattler. In accordance with the terms of Rattler’s limited partnership agreement, in 2019, we were reimbursed for compensation related expenses attributable to the portion of the executive’s time allocated to providing services to Rattler.

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—	2019 GRANTS OF PLAN-BASED AWARDS UNDER DIAMONDBACK’S EQUITY INCENTIVE PLAN

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Travis D. Stice	3/1/2019	$781,250	$1,562,500	$3,125,000
	3/1/2019				24,718	49,436	98,872	32,958	(3)	$10,237,277
Kaes Van’t Hof	3/1/2019	$234,000	$468,000	$936,000
	3/1/2019				18,127	36,253	72,506	24,171	(3)	$7,445,028
Teresa L. Dick	3/1/2019	$178,800	$357,600	$715,200
	3/1/2019				6,592	13,183	26,366	8,790	(3)	$2,730,075
Russell Pantermuehl	3/1/2019	$246,000	$492,000	$984,000
	3/1/2019				11,535	23,070	46,140	15,381	(3)	$4,777,440
Matt Zmigrosky	3/1/2019	$160,000	$320,000	$640,000
	3/1/2019				5,273	10,546	21,092	7,032	(3)	$2,184,005
Thomas Hawkins	3/1/2019	$146,000	$292,000	$584,000
	3/1/2019				4,285	8,569	17,138	5,715	(3)	$1,774,713
Michael L. Hollis(5)	3/1/2019	$—	$—	$—
	3/1/2019				13,183	26,366	52,732	17,577		$5,459,836
(1)	Reflects performance-based annual incentive cash bonuses granted under the Annual Incentive Plan for 2019. No non-equity incentive plan awards are paid under the Annual Incentive Plan for performance below the pre-determined thresholds.
(2)	For each NEO, this amounts represents the performance-based restricted stock units granted under the Equity Incentive Plan, which awards are subject to the satisfaction of certain relative TSR performance conditions compared to the Company’s peer group for the three-year performance period commencing on January 1, 2019 and ending on December 31, 2021 and continuous service requirements and (ii) in the case of Mr. Van’t Hof, also includes the grant date fair value of performance-based restricted stock units granted to Mr. Van’t Hof as part of a one-time retention award, subject to the achievement of the relative TSR over the three-year performance period beginning on January 1, 2019 and ending on December 31, 2021 and continuous employment, vesting and settling in five substantially equal annual installments beginning on March 1, 2025. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Long Term Equity Incentive Compensation—2019 Performance-Based and Time-Based Awards” and “—Executive Compensation Program Elements—Long Term Equity Incentive Compensation—Special One-Time Award to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan.” For these performance-based awards, the performance conditions will be satisfied once the compensation committee makes a certification as to whether the performance goals have been reached following the date of publication of our quarterly earnings statement for the fourth quarter of 2021 and before March 15, 2022. The number of restricted stock units that will vest is based on the achievement of a pre-established threshold, target or maximum relative TSR goal, as compared to the Company’s peers. The TSR is calculated over the performance period by dividing (1) the sum of (a) the cumulative value of dividends received during the performance period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the performance period; by (2) the stock price at the beginning of the performance period. No awards vest if the relative TSR for the applicable performance period is below the threshold percentile.
(3)	Represents the restricted stock units granted to each NEO under the Equity Incentive Plan on March 1, 2019, vesting in three equal annual installments beginning on the date of grant, except that for Mr. Van’t Hof, the reported amount also includes 8,790 restricted stock units granted to Mr. Van’t Hof under the Equity Incentive Plan on March 1, 2019 as a one-time retention award, vesting in five equal annual installments beginning on March 1, 2025. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Long Term Equity Incentive Compensation—2019 Performance-Based and Time-Based Awards” and “—Executive Compensation Program Elements—Long Term Equity Incentive Compensation—Special One-Time Award to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan” for more information regarding this award. All of these awards are subject to continuous service requirements.
(4)	The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K, filed with the SEC on February 27, 2020, regarding assumptions underlying valuations of equity awards for 2019.
(5)	Of the awards reported for Mr. Hollis: (i) 11,718 time-based restricted stock units that were granted to Mr. Hollis under Diamondback’s Equity Incentive Plan on March 1, 2019, with the grant date fair value of $1,227,929, and (ii) all 26,366 performance-based restricted stock units that were granted to Mr. Hollis under Diamondback’s Equity Incentive Plan on March 1, 2019, with the grant date fair value of $3,617,943, were forfeited, in each case, in connection with Mr. Hollis’ resignation from his positions with Diamondback and its subsidiaries effective September 30, 2019.

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—	2019 GRANTS OF PLAN-BASED AWARDS UNDER THE VIPER LTIP

The following table provides information regarding each grant of an award made to our NEOs who performed services for Viper, our publicly traded subsidiary, during the year ended December 31, 2019 under the Viper LTIP. Viper’s common units are listed on the NASDAQ Global Select Market under the symbol “VNOM.” See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Awards under Long-term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)		Grant Date Fair Value of Stock and Option Awards
Matt Zmigrosky	3/1/2019	11,001	(2)	$366,333
(1)	Reflects awards granted under the Viper LTIP.
(2)	Represents restricted stock units granted under the Viper LTIP, of which one-third vested on each of March 1, 2019 and March 1, 2020, and the remaining units will vest on March 1, 2021. These awards are subject to continuous service requirements.

—	2019 GRANTS OF PLAN-BASED AWARDS UNDER THE RATTLER LTIP

The following table provides information regarding each grant of an award made to our NEOs by Rattler, our publicly traded subsidiary, during the year ended December 31, 2019 under the Rattler LTIP. Rattler’s common units are listed on the NASDAQ Global Select Market under the symbol “RTLR.” See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Awards under Long-term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards
Travis D. Stice	5/28/2019	114,286(2)	$2,195,434
Kaes Van’t Hof	5/28/2019	1,142,857(2)	$21,954,283
Teresa L. Dick	5/28/2019	57,143(2)	$1,097,717
Russell Pantermuehl	5/28/2019	57,143(2)	$1,097,717
Matt Zmigrosky	5/28/2019	22,857(2)	$439,083
Thomas Hawkins	5/28/2019	57,143(2)	$1,097,717
Michael L. Hollis	5/28/2019	57,143(2)(3)	$1,097,717
(1)	Reflects awards granted under the Rattler LTIP.
(2)	Represents restricted stock units granted under the Rattler LTIP, of which will vest in five equal annual installments beginning on May 28, 2020. These awards are subject to continuous service requirements.
(3)	All 57,143 phantom unit awards granted to Mr. Hollis under the Rattler LTIP, with the grant date fair value of $1,097,717, were forfeited in connection with Mr. Hollis’ resignation from his positions with Diamondback and its subsidiaries effective September 30, 2019.

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—	OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END UNDER DIAMONDBACK’S EQUITY INCENTIVE PLAN

The following table provides information concerning equity awards outstanding for our NEOs at December 31, 2019 under Diamondback’s Equity Incentive Plan:

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested(1)
Travis D. Stice
				42,015	(3)	$3,901,513
	6,797	(2)	$631,169	61,170	(4)	$5,680,246
	21,972	(2)	$2,040,320	98,872	(5)	$9,181,254
Kaes Van’t Hof
				7,371	(3)	$684,471
	1,333	(6)	$123,782	11,994	(4)	$1,113,763
	10,254	(6)	$952,186	46,140	(5)	$4,284,560
	8,790	(7)	$816,239	26,366	(8)	$2,448,347
Teresa L. Dick
				11,057	(3)	$1,026,753
	1,866	(9)	$173,277	16,792	(4)	$1,559,305
	5,860	(9)	$544,160	26,366	(5)	$2,448,347
Russell Pantermuehl						$—
				22,113	(3)	$2,053,413
	3,412	(10)	$316,838	30,706	(4)	$2,851,359
	10,254	(10)	$952,186	46,140	(5)	$4,284,560
Matt Zmigrosky	4,688	(11)	$435,328	21,092	(5)	$1,958,603
Thomas Hawkins
				7,371	(3)	$684,471
	1,280	(12)	$118,861	11,514	(4)	$1,069,190
	3,810	(12)	$353,797	17,138	(5)	$1,591,435
Michael L. Hollis(5)	—		$—	—		$—
(1)	Market value of shares or units that have not vested is based on the closing price of $92.86 per share of our common stock on the Nasdaq Global Select Market on December 31, 2019, the last trading day of 2019.
(2)	The 6,797 restricted stock units vested on February 21, 2020 and, of the 21,972 restricted stock units, 10,986 vested on March 1, 2020 and the remaining 10,986 will vest on March 1, 2021.
(3)	Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain relative TSR performance conditions as compared to our peer group for the performance period commencing on January 1, 2017 and ending on December 31, 2019. All of these performance-based restricted stock units vested as of December 31, 2019 at 189% of target (rather than the maximum 200% reported in this table) upon certification by the compensation committee of attainment of the applicable performance conditions and settlement of these units on February 21, 2020.
(4)	Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain relative TSR conditions as compared to our peer group for the performance period commencing on January 1, 2018 and ending on December 31, 2020, as certified by the compensation committee by not later than March 15, 2021, and continuous service requirements.
(5)	Mr. Hollis resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019.

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(5)	Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain relative TSR performance conditions as compared to our peer group for the performance period commencing on January 1, 2019 and ending on December 31, 2021, as certified by the compensation committee by not later than March 15, 2022, and continuous service requirements.
(6)	The 1,333 restricted stock units vested on February 21, 2020 and, of the 10,254 restricted stock units, 5,127 vested on March 1, 2020 and the remaining 5,127 will vest on March 1, 2021.
(7)	These time-based restricted stock units were granted to Mr. Van’t Hof under the Equity Incentive Plan as part of a one-time retention award and will vest in five equal annual instalments beginning on March 1, 2025.
(8)	Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted to Mr. Van’t Hof under the Equity Incentive Plan as part of a one-time retention award subject to the satisfaction of certain relative TSR conditions as compared to our peer group for the performance period commencing on January 1, 2019 and ending on December 31, 2021, as certified by the compensation committee by not later than March 15, 2022, and continuous service requirements, vesting and settling in five substantially equal annual installments beginning on March 1, 2025.
(9)	The 1,866 restricted stock units vested on February 21, 2020 and, of the 5,860 restricted stock units, 2,930 vested on March 1, 2020 and the remaining 2,930 will vest on March 1, 2021.
(10)	The 3,412 restricted stock units vested on February 21, 2020 and, of the 10,254 restricted stock units, 5,127 vested on March 1, 2020 and the remaining 5,127 will vest on March 1, 2021.
(11)	Of the 4,688 restricted stock units, 2,344 vested on March 1, 2020 and the remaining 2,344 will vest on March 1, 2021.
(12)	The 1,280 restricted stock units vested on February 21, 2020 and of the 3,810 restricted stock units, 1,905 vested on March 1, 2020 and the remaining 1,905 will vest on March 1, 2021.

—	OUTSTANDING EQUITY AWARDS UNDER THE VIPER LTIP AT FISCAL 2019 YEAR-END

The following table provides information concerning equity awards under the Viper LTIP outstanding for our NEOs at December 31, 2019:

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Travis D. Stice	16,011	(2)	$394,831
Kaes Van’t Hof	5,346	(3)	$131,832
	17,790	(3)	$438,701
Matt Zmigrosky	7,334	(4)	$180,856
(1)	Market value of shares or units that have not vested is based on the closing price of $24.66 per share of our common units on the Nasdaq Global Select Market on December 31, 2019, the last trading day of 2019.
(2)	The 16,011 phantom units vested on February 16, 2020.
(3)	The 5,346 phantom units and the 17,790 phantom units vested on February 16, 2020.
(4)	Of the 7,334 phantom units, 3,667 phantom units vested on March 1, 2020.

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—	OUTSTANDING EQUITY AWARDS UNDER THE RATTLER LTIP AT FISCAL 2019 YEAR-END

The following table provides information concerning equity awards under the Rattler LTIP outstanding for NEOs at December 31, 2019:

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Travis D. Stice	114,286	(2)	$2,033,148
Kaes Van’t Hof	1,142,857	(2)	$20,331,426
Teresa L. Dick	57,143	(2)	$1,016,574
Russell Pantermuehl	57,143	(2)	$1,016,574
Matt Zmigrosky	22,857	(2)	$406,626
Thomas Hawkins	57,143	(2)	$1,016,574
(1)	Market value of shares or units that have not vested is based on the closing price of $17.79 per share of our common stock on the Nasdaq Global Select Market on December 31, 2019, the last trading day of 2019.
(2)	These phantom units will vest in five-equal annual installments beginning on May 28, 2020.

—	STOCK VESTED DURING FISCAL YEAR 2019 UNDER DIAMONDBACK’S EQUITY INCENTIVE PLAN

The following table provides certain information for the NEOs with respect to the number of shares acquired upon the vesting of restricted stock awards under Diamondback’s Equity Incentive Plan during 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Travis D. Stice	137,591	$14,100,220
Kaes Van’t Hof	11,660	$1,207,620
Teresa L. Dick	18,608	$1,913,008
Russell Pantermuehl	48,183	$4,944,241
Matt Zmigrosky	2,344	$245,628
Thomas Hawkins	8,383	$873,531
Michael L. Hollis(2)	58,060	$5,945,775
(1)	Value realized on vesting is based on the vesting date closing price per share of our common stock on the Nasdaq Global Select Market. If the Nasdaq Global Select Market was closed on the vesting date, the calculation was made using the opening price on the next day on which the market was open.
(2)	Mr. Hollis, our former Chief Operating Officer and President, resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019 and, in connection with such resignation, forfeited all unvested equity awards granted to him under Diamondback’s Equity Incentive Plan.

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—	PHANTOM UNITS VESTED UNDER THE VIPER LTIP DURING FISCAL YEAR 2019

The following table provides certain information for our NEOs with respect to the number of shares acquired upon the vesting of phantom units under Viper’s LTIP during 2019:

	Stock Awards
Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Travis D. Stice	16,011	$559,584
Kaes Van’t Hof	23,136	$808,604
Matt Zmigrosky	3,667	$122,111
(1)	Value realized on vesting is based on the vesting date closing price per share of our common stock on the Nasdaq Global Select Market. If the Nasdaq Global Select Market was closed on the vesting date, the calculation was made using the opening price on the next day on which the market was open.

—	PHANTOM UNITS VESTED UNDER THE RATTLER LTIP DURING FISCAL YEAR 2019

No phantom units granted to our NEOs under the Rattler LTIP vested during 2019.

—	PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K, we are disclosing the pay ratio and supporting information comparing the median of the annual total compensation of our employees (including full-time, part-time, seasonal and temporary employees) other than Mr. Stice, our Chief Executive Officer, and the annual total compensation of our Chief Executive Officer. The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K. For the year ended December 31, 2019, our last completed fiscal year:

•	The median of the annual total compensation of all of our employees, other than our Chief Executive Officer, is $137,832.
•	The annual total compensation of our Chief Executive Officer is $16,049,655.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is 116 to 1. To identify the median employee for 2019 (the 2019 Median Employee), we reviewed our employee population as of December 31, 2019. For 2019, we used wages reported in Box 1 of IRS Form W-2 during the 12-month period ending on December 31, 2019, as a consistently applied compensation measure. We did not annualize the wages for new employees or employees on unpaid leave of absence who were employed for less than the full fiscal year, or make cost of living adjustments. Based on this methodology, we identified an employee whose compensation was at the median of the employee data.

Once we identified the 2019 Median Employee, we calculated the annual total compensation using the rules applicable to the Summary Compensation Table. With respect to the annual total compensation of our Chief Executive Officer we used the amount reported in the “Total” column for 2019 in the Summary Compensation Table on page 62.

The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, including those within our industry.

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—	POTENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE OF CONTROL FOR FISCAL YEAR 2019

The following tables provide information regarding potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2019 under the terms of their employment agreements then in effect. Effective February 20, 2020, we adopted the Diamondback Energy, Inc. Senior Management Severance Plan and have entered into a participation agreement thereunder with each of our NEOs. Pursuant to the participation agreements, the benefits under the severance plan replaced the employment agreements with each of our NEOs. The new severance plan arrangements with our NEOs are described in more detail under “Benefit Plans—Senior Management Severance Plan” above.

	Termination Without Cause or Resignation for Good Reason(1)
			Annual Incentive	RSUs and Phantom
Name	Base Salary		Bonus	Units(3)(4)(5)	Total
Travis D. Stice	$5,091,332	(2)	$—	$24,089,524	$29,180,856
Kaes Van’t Hof	$520,000	(6)	$—	$—	$520,000
Teresa L. Dick	$447,000	(6)	$—	$—	$447,000
Russell Pantermuehl	$615,000	(6)	$—	$—	$615,000
Matt Zmigrosky	$400,000	(6)	$—	$—	$400,000
Thomas Hawkins	$365,000	(6)	$—	$—	$365,000

	Change of Control/No Termination
			Annual Incentive	RSUs and Phantom
Name	Base Salary		Bonus(7)	Units(3)(4)(5)	Total
Travis D. Stice	$—		$1,562,500	$24,089,554	$25,652,054
Kaes Van’t Hof	$—		$468,000	$20,941,797	$21,409,797
Teresa L. Dick	$—		$357,600	$1,076,332	$1,433,932
Russell Pantermuehl	$—		$492,000	$1,136,085	$1,628,085
Matt Zmigrosky	$—		$320,000	$587,482	$907,482
Thomas Hawkins	$—		$292,000	$1,056,411	$1,348,411

	Change of Control/Qualifying Termination
			Annual Incentive	RSUs and Phantom
Name	Base Salary		Bonus(7)	Units(3)(4)(5)	Total
Travis D. Stice	$5,091,332		$1,562,500	$24,089,554	$30,743,386
Kaes Van’t Hof	$520,000		$468,000	$31,365,146	$32,353,146
Teresa L. Dick	$447,000		$357,600	$6,828,173	$7,632,773
Russell Pantermuehl	$615,000		$492,000	$11,594,442	$12,701,442
Matt Zmigrosky	$400,000		$320,000	$2,981,413	$3,701,413
Thomas Hawkins	$365,000		$292,000	$4,874,164	$5,531,164

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	Termination upon Death or Disability(1)
Name	Base Salary		Annual Incentive Bonus(8)	RSUs and Phantom Units(3)(4)(5)		Total
Travis D. Stice	$5,091,332	(2)	$2,265,625	$23,862,482	(9)	$31,219,439
Kaes Van’t Hof	$520,000	(6)	$678,600	$31,325,309	(9)	$32,523,909
Teresa L. Dick	$447,000	(6)	$518,520	$6,768,415	(9)	$7,733,935
Russell Pantermuehl	$615,000	(6)	$713,400	$11,474,931	(9)	$12,803,331
Matt Zmigrosky	$400,000	(6)	$464,400	$2,981,413	(9)	$3,845,813
Thomas Hawkins	$365,000	(6)	$423,400	$4,834,327	(9)	$5,622,727
(1)	In the event an NEO is terminated upon death or disability or is terminated without cause, or if the NEO resigns for good reason, the receipt of the payments and benefits described in this table is subject to such executive’s or his estate’s (i) full general release of all known and unknown claims against us related to the executive officer’s termination or employment and (ii) continued compliance with the confidentiality, non-interference, proprietary information, return of property, non-solicitation, non-disparagement, cooperation and, except in certain cases described below, non-competition provisions of such executive’s employment agreement. Each NEO is bound by the non-competition, non-interference and non-solicitation provisions for six months after his or her employment ends. Mr. Stice is bound by the cooperation provisions of his employment agreement for 12 months after his employment ends.
(2)	Represents the amount payable under Mr. Stice’s employment agreement in effect as of December 31, 2019. Under the employment agreement, as amended and restated to date, if (i) we terminate Mr. Stice’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Stice resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Stice’s position, duties or authority, or (iii) Mr. Stice’s employment is terminated due to death or disability, then Mr. Stice will be entitled to (y) monthly severance pay in an amount equal to twice his monthly base salary for the longer of 24 months or the number of months remaining in the term of his employment agreement and (z) full coverage for health care benefits for Mr. Stice and his family for 18 months or until they are covered by another employer’s benefits. To receive this severance pay and benefits, Mr. Stice must comply with the restrictive covenants described above and execute a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Stice’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary, and any unvested equity awards will be forfeited. Mr. Stice’s severance pay will be paid in the same manner and at the same time as it would have if Mr. Stice employment had not ended, except that if, within 24 months after a change in control, Mr. Stice resigns for good reason or is terminated without cause his severance pay under clause (y) above will be paid in a lump sum amount. The $5,091,332 base amount includes $91,332 attributable to full coverage health care benefits for Mr. Stice and his family for 18 months.
(3)	The value of restricted stock units was calculated based on the closing price of our common stock of $92.86 per share on December 31, 2019. The value of phantom units was calculated based on the closing price of Viper’s common units of $24.66 per unit on December 31, 2019 and the closing price of Rattler’s common units of $17.79 per unit on December 31, 2019.
(4)	Under the terms of the applicable award agreement with Mr. Stice, restricted stock units granted under Diamondback’s Equity Incentive Plan prior to 2020 will vest at a maximum level immediately (a) upon the sale, transfer or conveyance of substantially all of our assets, (b) if there is a significant change to the composition of our board of directors, (c) we adopt a plan of dissolution or liquidation, (d) in the event that more than 50% of the combined voting power of our then outstanding stock is controlled by one or more parties that is not us or (e) upon such executive officer’s death or disability. Under the terms of the phantom unit awards granted under the Viper LTIP and the Rattler LTIP prior to 2020, each such phantom unit award will vest upon a change in control of Viper or Rattler, as applicable, or a change in control of Diamondback, or upon such NEO’s death or disability.
(5)	Under the terms of the applicable restricted stock unit award granted under Diamondback’s Equity Incentive Plan to each of Mr. Van’t Hof, Ms. Dick, Mr. Pantermuehl, Mr. Zmigrosky and Mr. Hawkins in February 2018 and/or March 2019, such restricted stock units have double-trigger provisions and will vest upon (i) qualifying termination without cause within 24 months of the occurrence of the change in control of the Company or (ii) upon such executive officer’s death or disability. Under the terms of the phantom unit awards granted under the Viper LTIP and the Rattler LTIP prior to 2020, each such phantom unit award will vest immediately upon a change in control of Viper or Rattler, as applicable, or a change in control of Diamondback.
(6)	Under the employment agreement in effect as of December 31, 2019 with each of Mr. Van’t Hof, Ms. Dick, Mr. Pantermuehl, Mr. Zmigrosky and Mr. Hawkins, if (i) we terminate such NEOs employment without “cause” or due to non-renewal of the term of his or her employment agreement, (ii) the NEO resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his or her principal office 25 miles outside of Midland, Texas or Oklahoma City, Oklahoma, as the case may be, or a material diminution in such NEOs position, duties or authority, or (iii) such NEOs employment is terminated due to death or disability, then such NEO will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. This severance pay will be paid in the same manner and at the same time as it would have if such NEO’s employment had not ended. In the event such NEO’s employment is terminated for “cause,” our obligations will terminate with respect to any payments of salary or bonuses effective as of the termination date, except for accrued but unpaid base salary, and any unvested equity awards of such NEO will be forfeited.
(7)	Under the terms of the Annual Incentive Plan, the awards granted under the Annual Incentive Plan will be paid at the target award amount based on the assumption that the performance target was attained at the target level for the entire performance period if a “change of control” occurs. A “change of control” under the Annual Incentive Plan is defined as (a) the sale, transfer or conveyance of substantially all of our assets, other than to Wexford Capital or its affiliates, (b) a significant change to the composition of our board of directors, (c) the adoption of a plan of dissolution or liquidation or (c) anyone other than Wexford Capital or its affiliates becoming the owner of more than 50% of the voting power of the Company. This amount will be paid within ten days following the triggering event.
(8)	Under the terms of the Annual Incentive Plan, if the executive officer is terminated due to his or her death or disability, the officer is entitled to a prorated amount of the granted award based on the number of days the officer was employed by us during the applicable performance period. These awards will be paid at the same time as they would have had the officer remained employed.

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(9)	Under the terms of the applicable award agreement, upon each NEO’s death or disability the number of performance-based restricted stock units the officer is entitled to is not determined until the end of the performance period and is settled at the same time it would have had the officer remained employed. For purposes of calculating the number of performance-based restricted stock units that each NEO would be entitled to upon his or her death or disability, the Company assumed that its performance during the 2018-2020 and 2019-2021 fiscal years relative to its peers would be substantially similar to its performance during the 2017-2019 fiscal years. As a result, the chart reflects that each NEO would be entitled to the maximum award amount under the award agreement for such NEO.

Our former Chief Operating Officer and President resigned from his positions with Diamondback and its subsidiaries effective September 30, 2019. In connection with his resignation, he received his accrued, but unpaid salary. All of his unvested equity awards under Diamondback’s Equity Incentive Plan and the Rattler LTIP and the right to receive an annual incentive cash bonus under the Annual Incentive Plan were forfeited.

— 2019 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2019, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,095,443	$0.00	4,336,904
Equity compensation plans not approved by security holders(3)	95,248	$0.00	8,797,670
Equity compensation plans not approved by security holders(4)	2,226,895	$0.00	12,924,620
Equity compensation plans not approved by security holders(5)	63,783	$91.58	—
(1)	Refers to the Equity Incentive Plan and assumes that awards of restricted stock units will vest at maximum levels.
(2)	The weighted average exercise price does not take into account restricted stock units because they have no exercise price.
(3)	Refers to the options to purchase common units of Viper and phantom units of Viper, in each case granted under the Viper LTIP that was approved by Viper’s unitholders.
(4)	Refers to the options to purchase common units of Rattler and phantom units of Rattler, in each case granted under the Rattler LTIP that was approved by Rattler’s unitholders.
(5)	Refers to the options to purchase common shares of Diamondback granted in connection with the merger with Energen.

— 2019 DIRECTOR COMPENSATION

The following table contains information with respect to 2019 compensation of our directors who served in such capacity during that year, except that the 2019 compensation of those directors who are also our named executive officers is disclosed in the 2019, 2018 and 2017 Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven E. West(4)	$200,000	$178,571	$1,178	$379,749
Michael P. Cross	$96,250	$178,571	$1,178	$275,999
David L. Houston	$96,250	$178,571	$1,178	$275,999
Mark L. Plaumann	$96,250	$178,571	$1,178	$275,999
Melanie M. Trent	$88,750	$178,571	$1,178	$268,499
Vincent K. Brooks(5)	$—	—	—	—
Stephanie K. Mains(5)	$—	—	—	—
(1)	Of these amounts, $50,000, $25,000, $25,000, $25,000 and $25,000 were payments made in December 2019 to Mr. West, Mr. Cross, Mr. Houston, Mr. Plaumann and Ms. Trent, respectively, for services to be performed in the first quarter of 2020.

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(2)	The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K, filed with the SEC on February 26, 2020, regarding assumptions underlying valuations of equity awards for 2019. Each non-employee director was awarded 1,830 restricted stock units in 2019, which will vest on the earlier of the one-year anniversary of the date of grant and the date of the 2020 annual meeting of stockholders. No additional equity awards were received by our non-employee directors to date in 2020.
(3)	The amounts shown reflect cash paid for dividend equivalent rights on restricted stock units that were granted in 2019.
(4)	Excludes the compensation awarded to Mr. West for his services as (i) a director and Chairman of the Board of the general partner of Viper in 2019, which consisted of $60,000 in cash and a grant of 3,257 phantom units on July 10, 2019, with the grant date fair value of $104,094, and a vesting date of July 10, 2020, for a total compensation of $164,094 and (ii) a director and Chairman of the Board of the general partner of Rattler, which consisted of $50,000 in cash and a grant of 5,714 phantom units on May 22, 2019, with the grant date fair value of $103,195 and a vesting date of May 22, 2020, for a total compensation of $153,195.
(5)	Appointed to the board of directors effective April 3, 2020 and did not receive director compensation during 2019.

Director Compensation

During 2019, non-employee directors of the Company received a base annual retainer of $65,000 in cash plus additional annual payments of $135,000 for the Chairman of the Board, $20,000 for the chairperson of the audit committee, $10,000 for each other member of the audit committee, $15,000 for the chairperson of all other committees and $5,000 for each other member of each other committee, with such amounts paid in quarterly installments.

During 2019, we also provided our non-employee directors with equity compensation under our equity incentive plan. The value of such annual equity compensation granted to non-employee directors in restricted stock units in 2019 was $180,000 based on the average closing price per share of our common stock on the Nasdaq Global Select Market for the five trading days immediately preceding the date of grant. The annual grant of restricted stock is generally made to non-employee directors at the close of business on the date of each annual meeting of our stockholder. On June 6, 2019, each non-employee director was granted 1,830 restricted stock units which will vest on the earlier of the first anniversary of the date of grant and the next annual meeting of our stockholders following the date of grant. Changes to Non-Employee Director Compensation for 2020

In February 2020, our board of directors approved, based upon the compensation committee recommendation and the market study conducted by its compensation consultant, modifications to our non-employee director compensation program to increase the base retainer component of director compensation to $80,000 and increase the equity compensation component of director compensation to $200,000, in each case, to align our director compensation program more closely with current market practices.

In April 2020, our board of directors approved, based on the recommendation of the compensation committee, following consultation with its independent compensation consultant, a further modification to the equity compensation component of director compensation with respect to the awards that will be made to non-employee directors at the close of business on the date of our upcoming 2020 annual stockholders meeting (the 2020 Awards). The number of restricted stock units granted to each non-employee director in respect of the 2020 Awards will be calculated using the higher of (i) the stock price used to calculate equity awards granted to our NEOs on March 1, 2020 ($67.45 per share, calculated based on the average closing share price for the five trading days immediately preceding the last trading day in February 2020) and (ii) the existing methodology under our director compensation program (calculated based on average closing share price for the five trading days immediately preceding the 2020 Annual Meeting of Stockholders). As a result of the COVID-19 pandemic and related energy market disruption, we expect this change will result in fewer shares of our common stock being granted to our non-employee directors in their 2020 awards.

Director Stock Ownership Guidelines

The compensation committee has adopted stock ownership and retention guidelines for our non-employee directors. The stock ownership guidelines for our executive officers who are classified as Vice President and above and described in the “Compensation Discussion and Analysis” above. The stock ownership guidelines for our non-employee directors were adopted to encourage our non-employee directors to have a meaningful stake in the Company, which encourages a focus on our long-term success, aligns directors’ interests with the interests of our stockholders and further promotes our commitment to sound corporate governance.

Under their stock ownership guidelines, each of our non-employee directors must own an amount of our common stock equal in value to five times of the base annual retainer for non-employee directors.

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STOCK OWNERSHIP

— HOLDINGS OF MAJOR STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership as of April 8, 2020 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Capital Research Global Investors	19,577,175	(2)	12.4%
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group	18,042,275	(3)	11.4%
100 Vanguard Blvd.
Malvern, PA 19355
JPMorgan Chase & Co.	15,357,258	(4)	9.7%
383 Madison Avenue
New York, NY 10179
BlackRock, Inc.	10,845,128	(5)	6.9%
55 East 52nd Street
New York, NY 10055
Wellington Management Group LLP	8,763,055	(6)	5.5%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210
State Street Corporation	8,402,445	(7)	5.3%
One Lincoln Street
Boston, MA 02111
(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 157,815,843 shares of common stock outstanding as of April 8, 2020.
(2)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2020 by Capital Research Global Investors. Capital Research Global Investors reported sole voting power over 19,576,895 shares of common stock and sole dispositive power over 19,577,175 shares of common stock. Capital Research Global Investors reported owning more than five percent of our outstanding common stock as of December 31, 2019 on behalf of The Growth Fund of America.
(3)	Based solely on Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power over 234,421 shares of common stock, sole dispositive power over 17,773,133 shares of common stock, shared voting power over 43,603 shares of common stock, and shared dispositive power over 269,142 shares of common stock. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group. Inc., is the beneficial owner of 183,881 shares of common stock as a result of its serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 133,055 shares of common stock as a result of its serving as an investment manager of Australian investment offerings.
(4)	Based solely on Schedule 13G/A filed with the SEC on January 13, 2020 by JPMorgan Chase & Co. (“JPMorgan”). JPMorgan reported sole voting power over 14,099,396 shares of common stock, sole dispositive power over 15,279,534 shares of common stock, shared voting power over 26,034 shares of common stock and shared dispositive power over 71,807 shares of common stock. The following subsidiaries of JPMorgan beneficially own securities reported on the Schedule 13G/A: J.P Morgan Investment Management Inc., JPMorgan Chase Bank, National Association, JPMorgan Asset Management (UK) Limited, J.P. Morgan (Suisse) SA, J.P. Morgan Trust Company of Delaware, J.P. Morgan Securities LLC, J.P. Morgan Private Investments Inc., JPMorgan Asset Management (Taiwan) Limited.
(5)	Based solely on Schedule 13G filed with the SEC on February 5, 2020 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 9,527,102 shares of common stock and sole dispositive power over 10,845,128 shares of common stock. The following subsidiaries of BlackRock, Inc. hold shares of our common stock reported on the Schedule 13G/A: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. No one person’s interest in the common stock is more than five percent of the total outstanding shares of common stock.

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(6)	Based solely on Schedule 13G/A jointly filed with the SEC on January 28, 2020 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”) and Wellington Investment Advisors Holdings LLP (“Wellington Advisors”). These shares are owned of record by clients of Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd., Wellington Management Hong Kong Ltd, Wellington Management International Ltd., Wellington Management Japan Pte Ltd., Wellington Management Australia Pty Ltd. (collectively, the “Wellington Investment Advisers”). Wellington Advisors controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Advisors is owned by Wellington Holdings, which is in turn owned by Wellington Management. The clients of the Wellington Investment Advisers have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities. Each of Wellington Management, Wellington Holdings and Wellington Advisors reported shared voting power over 8,203,154 shares and shared dispositive power over 8,763,055 shares.
(7)	Based solely on Schedule 13G filed with the SEC on February 14, 2020 by State Street Corporation (“State Street”). State Street reported shared voting power over 7,556,898 shares of common stock and shared dispositive power over 8,401,045 shares of common stock. The Schedule 13G further indicates that the following subsidiaries of State Street beneficially own securities reported on the Schedule 13G: SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors Ltd (Canada), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Ltd, State Street Global Advisors Singapore Ltd, State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited and State Street Global Advisors Trust Company.

— HOLDINGS OF OFFICERS AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership as of April 8, 2020 of shares of our common stock by each of our directors, by each named executive officer and by all directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(11)(12)	Percent of Class
Travis D. Stice(2)	436,669	*
Kaes Van’t Hof(3)	24,376	*
Teresa L. Dick(4)	43,720	*
Russell Pantermuehl(5)	113,100	*
Matt Zmigrosky(6)	4,992	*
Thomas F. Hawkins(7)	17,427	*
Steven E. West(8)	9,291	*
Michael P. Cross(8)(9)	16,864	*
David L. Houston(8)	11,364	*
Mark L. Plaumann(8)(10)	11,964	*
Melanie M. Trent(8)	3,404	*
Vincent K. Brooks(13)	—	—
Stephanie K. Mains(13)	—	—
Michael L. Hollis(14)	122,751	*
Directors and Executive Officers as a Group (16 persons)	828,400	*
*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, (i) shares of common stock subject to options held by that person that are exercisable as of April 8, 2020 and (ii) shares of common stock subject to options or restricted stock units held by that person that are exercisable or vesting within 60 days of April 8, 2020, are all deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 157,815,843 shares of common stock outstanding as of April 8, 2020. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that are not exercisable and/or vested as of April 8, 2020 or within 60 days of April 8, 2020. Except as noted, each stockholder in the above table is believed to have sole voting and sole investment power with respect to the common stock beneficially held.

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(2)	All of these shares are held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Excludes (i) 10,986 restricted stock units that are scheduled to vest on March 1, 2021 and (ii) 29,650 restricted stock units, which will vest in two equal annual installments beginning on March 1, 2021. Also excludes (i) 30,585 performance-based restricted stock units awarded to Mr. Stice on February 13, 2018, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2020, (ii) 49,436 performance-based restricted stock units awarded to Mr. Stice on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021 and (iii) 66,714 performance-based restricted stock units awarded to Mr. Stice on March 1, 2020, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022.
(3)	Excludes (i) 5,127 restricted stock units that are scheduled to vest on March 1, 2021, (ii) 8,790 restricted stock units, which will vest in five equal annual installments beginning on March 1, 2025 and (iii) 13,837 restricted stock units, which will vest in two approximately equal annual installments beginning on March 1, 2021. Also excludes (i) 23,070 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021, (ii) 13,183 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021 and are scheduled vest in five substantially equal annual installments beginning on March 1, 2025 and (iii) 31,133 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2020, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022.
(4)	Excludes (i) 2,930 restricted stock units that are scheduled to vest on March 1, 2021 and (ii) 7,906 restricted stock units, which will vest in two equal annual installments beginning on March 1, 2021. Also excludes (i) 8,396 performance-based restricted stock units awarded to Ms. Dick on February 13, 2018, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2020, (ii) 13,183 performance-based restricted stock units awarded to Ms. Dick on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021 and (iii) 17,790 performance-based restricted stock units awarded to Ms. Dick on March 1, 2020, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022.
(5)	Excludes (i) 5,127 restricted stock units that are scheduled to vest on March 1, 2021 and (ii) 13,837 restricted stock units, which will vest in two approximately equal annual installments beginning on March 1, 2021. Also excludes (i) 15,353 performance-based restricted stock units awarded to Mr. Pantermuehl on February 13, 2018, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2020, (ii) 23,070 performance-based restricted stock units awarded to Mr. Pantermuehl on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021 and (iii) 31,133 performance-based restricted stock units awarded to Mr. Pantermuehl on March 1, 2020, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022.
(6)	Excludes (i) 2,344 restricted stock units that are scheduled to vest on March 1, 2021 and (ii) 6,325 restricted stock units, which will vest in two approximately equal annual installments beginning on March 1, 2021. Also excludes (i) 10,548 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021 and (ii) 14,232 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2020, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022.
(7)	Excludes (i) 1,905 restricted stock units that are scheduled to vest on March 1, 2021 and (ii) 5,139 restricted stock units, which will vest in two approximately equal annual installments beginning on March 1, 2021. Also excludes (i) 5,757 performance-based restricted stock units awarded to Mr. Hawkins on February 13, 2018, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2020, (ii) 8,569 performance-based restricted stock units awarded to Mr. Hawkins on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021 and (iii) 25,924 performance-based restricted stock units awarded to Mr. Hawkins on March 1, 2020, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022.
(8)	Includes 1,830 restricted stock units, which will vest on the earlier of June 6, 2020 and the date of the 2020 annual meeting of stockholders.
(9)	These shares are held by Greyhawke Capital Advisors LLC (“Greyhawke”) of which Mr. Plaumann is the managing member. Mr. Plaumann holds a 50% ownership interest in Greyhawke and may be deemed to have a pecuniary interest in these securities.
(10)	In addition to the Company common stock reported in the table, as of January 31, 2020, our directors and executive officers beneficially owned common units of Viper Energy Partners LP, or Viper, as follows: Mr. Stice - 112,448; Mr. Van’t Hof - 39,624; Ms. Dick - 11,540; Mr. Pantermuehl - 48,487 and Mr. Zmigrosky - 6,247. As of January 31, 2020 Mr. West beneficially owned 59,550 common units of Viper, which number excludes 3,257 unvested phantom units that will vest on July 10, 2020. As of January 31, 2020, we owned 91,441,446 of the total units outstanding of Viper, or 58%. As of February 7, 2020, there were 67,805,707 common units of Viper outstanding and 90,709,946 Class B units of Viper outstanding.
(11)	In addition to the Company common stock reported in the table, as of January 31, 2020, our directors and executive officers beneficially owned common units of Viper Energy Partners LP, or Viper, as follows: Mr. Stice - 112,448; Mr. Van’t Hof - 39,624; Ms. Dick - 11,540; Mr. Pantermuehl - 48,487 and Mr. Zmigrosky - 6,247. The common units reported as owned by Mr. Stice include 16,011 phantom units that vested on February 16, 2020, and all the common units reported as owned by Mr. Stice are held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. The common units reported as owned by Mr. Van’t Hof include 23,136 phantom units that vested on February 16, 2020. The common units reported as owned by Mr. Zmigrosky include 3,667 phantom units that vested on March 1, 2020 and excludes 3,667 phantom units that are scheduled to vest on March 1, 2021. As of January 31, 2020, Mr. West beneficially owned 59,550 common units of Viper, which number excludes 3,257 phantom units that will vest on July 10, 2020. As of January 31, 2020, there were 67,805,707 common units of Viper outstanding and 90,709,946 Class B units of Viper outstanding. Our directors and officers individually and as a group own less than 1% of Viper’s outstanding common units as of January 21, 2020.

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(12)	In addition to the Company common stock reported in the table, as of January 31, 2020, our directors and executive officers beneficially owned common units of Rattler Midstream Partners LP, or Rattler, as follows: Mr. Stice - 90,695; Ms. Dick - 8,000, Mr. Zmigrosky - 3,000 and Mr. West – 28,500. The amounts reported exclude the following phantom units, which are scheduled to vest in five equal installments beginning on May 28, 2020: Mr. Stice – 114,286; Mr. Van’t Hof – 1,142,857; Ms. Dick – 57,143 Mr. Pantermuehl – 57,143 and Mr. Zmigrosky – 22,857. The amount reported for Mr. West excludes 5,714 phantom units that are scheduled to vest on May 22, 2020. The common units reported as owned by Mr. Stice are held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. As of January 31, 2020, there were 43,700,000 common units of Rattler outstanding and 107,815,152 Class B units of Rattler outstanding. Our directors and officers individually and as a group own less than 1% of Rattler’s outstanding common units as of January 31, 2020.
(13)	Appointed to the board of directors on April 3, 2020.
(14)	Based solely on Mr. Hollis’ Form 4 filed by Mr. Hollis with the SEC on September 18, 2019. Mr. Hollis, our former Chief Operating Officer and President, resigned from his positions with the Company and its subsidiaries effective September 30, 2019 and, in connection with such resignation, forfeited all of his unvested equity awards granted to him by the Company and its subsidiaries, including 15,663 unvested restricted stock units underlying shares of the Company’s common stock reported by Mr. Hollis in such Form 4. Pursuant to the Form 4 filed by Mr. Hollis on September 18, 2019, all of these shares are held by MBH Investments, Ltd., which is managed by MBH Financial, LLC, its general partner. Mr. Hollis, his spouse, and the Hollis 2014 Irrevocable Trust hold 100% of the membership interests in MBH Financial, LLC, of which Mr. Hollis is the manager.

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STOCK PERFORMANCE GRAPH

Since our initial public offering in October of 2012, our executive management has been focused not only on achieving peer-leading operational performance and cost structure in the Permian Basin, but also on creating superior stockholder value. Our commitment to creating superior stockholder returns is reflected in our 100% increase in our quarterly dividend beginning with the first quarter of 2019 as compared to the first quarter of 2018. This commitment is also reflected in the design of our executive compensation program, which includes grants of long-term equity awards to our NEOs and other executives and senior management that are measured by TSR, as compared to the TSR of peer group companies, and our 2020 performance-based equity awards are measured by the relative TSR as modified by an absolute TSR modifier, which reduces payouts upon negative performance period Diamondback TSR and increases payouts if Diamondback TSR exceeds 15%.

Historically, our cumulative total stockholder return was not only consistently and substantially above our proxy peer groups, but also consistently and substantially above the applicable industry index and S&P 500 index in each year following our initial public offering. The following performance graph compares our cumulative total stockholder return from the first trading date following our IPO through December 31, 2019, with the average performance of our 2019 proxy peer groups identified in the Compensation Discussion and Analysis,” the Standard & Poor’s 500 Stock Index, a broad market index, or the S&P 500 Index, and the SPDR S&P Oil & Gas Exploration and Production ETF, or XOP Index. The graph assumes an investment of $100 on such date, and that all dividends were reinvested and are weighted on a market capitalization basis.

COMPARATIVE CUMULATIVE TOTAL STOCKHOLDER RETURN

	10/12/12	12/31/13	12/31/14	12/31/15	12/30/16	12/29/17	12/31/18	12/31/19
Diamondback Energy, Inc.	$100.00	$302.06	$341.60	$382.29	$577.49	$721.43	$531.34	$536.20
S&P 500	$100.00	$132.85	$151.03	$153.10	$171.40	$208.81	$199.64	$262.48
XOP	$100.00	$125.19	$88.34	$56.75	$78.47	$71.04	$51.08	$46.26
2018 Proxy Peer Group	$100.00	$129.75	$96.38	$69.68	$110.83	$100.82	$59.36	$60.42
2019 Proxy Peer Group	$100.00	$131.76	$103.46	$71.79	$112.93	$102.01	$68.94	$74.25
2020 Proxy Peer Group	$100.00	$133.48	$109.87	$79.18	$123.42	$116.37	$79.73	$85.14

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        79

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

— REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Our board of directors has adopted a written policy regarding related party transactions. Under the policy, the audit committee reviews and approves all relationships and transactions in which we and our directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their immediate family members, have a direct or indirect material interest. The policy provides that, the following do not create a material direct or indirect interest on behalf of the related party and are therefore not related party transactions:

•	a transaction involving compensation of directors;
•	a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer;
•	a transaction with a related party involving less than $120,000;
•	a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis;
•	a transaction involving indemnification payments and payments under directors and officers indemnification insurance policies made pursuant to our certificate of incorporation or bylaws or pursuant to any policy, agreement or instrument of the Company or to which the Company is bound; and
•	a transaction in which the interest of the related party arises solely from indebtedness of a 5% stockholder or an “immediate family member” of a 5% stockholder.

The policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.

Although our management believes that the terms of the related party transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

— VIPER ENERGY PARTNERS LP

Viper is a publicly traded Delaware limited partnership, the common units of which are listed on the Nasdaq Global Market under the symbol “VNOM.” We control the general partner of Viper and, as of December 31, 2019, owned approximately 58% of all of the outstanding common units in Viper.

Payments from Viper under its Partnership Agreement

Under the terms of Viper’s partnership agreement, Viper is required to reimburse its general partner for all direct and indirect expenses incurred or paid on its behalf and all other expenses allocable to Viper or otherwise incurred by its general partner, which we control, in connection with operating Viper’s business. The partnership agreement does not set a limit on the amount of expenses for which the general partner and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for Viper or on its behalf and expenses allocated to the general partner by its affiliates. The general partner is entitled to determine the expenses that are allocable to Viper. During the year ended December 31, 2019, the general partner received from the Partnership reimbursements of $3.1 million.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        80

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Distributions paid to us by Viper

We are entitled to receive our pro rata portion of the distributions Viper makes in respect of its common units. During the years ended December 31, 2019 and 2018, we received such distributions in the amount of $133.2 million and $155.1 million, respectively.

Advisory Services Agreement

On June 23, 2014, in connection with the closing of the Viper IPO, Viper entered into an advisory services agreement with Wexford Capital, the holder of more than 5% of our common stock during 2014, under which Wexford Capital provides Viper and its general partner with general financial and strategic advisory services related to Viper’s business in return for an annual fee of $0.5 million, plus reimbursement of reasonable out-of-pocket expenses. The Advisory Services Agreement was terminated on November 12, 2018 with an effective date of December 31, 2018. During the year ended December 31, 2019, Viper did not incur any costs under the advisory services agreement.

Tax Sharing Agreement

On June 23, 2014, in connection with the closing of the Viper IPO, we entered into a tax sharing agreement with Viper pursuant to which Viper is required to reimburse us for its share of state and local income and other taxes borne by us as a result of Viper’s results being included in a combined or consolidated tax return filed by us with respect to taxable periods including or beginning on the closing date of the Viper IPO. The amount of any such reimbursement is limited to the tax that Viper would have paid had it not been included in a combined group with us. We may use our tax attributes to cause our combined or consolidated group, of which Viper may be a member for this purpose, to owe no tax. However, Viper would nevertheless reimburse us for the tax it would have owed had the attributes not been available or used for Viper’s benefit, even though we had no cash expense for that period. During the year ended December 31, 2019, Viper did not accrue any state income tax expense for its share of Texas margin tax for which the Partnership’s results are included in a combined tax return filed by Diamondback.

Viper-Lease Bonus

During the year ended December 31, 2019, we paid Viper an aggregate of $0.5 million in lease bonus payments for four new leases and to extend the term of six expiring leases.

— RATTLER MIDSTREAM PARTNERS LP

Rattler is a publicly traded Delaware limited partnership, the common units of which are listed on the Nasdaq Global Market under the symbol “RTLR.” We control the general partner of Rattler and, as of December 31, 2019, owned approximately 71% of all of the outstanding common units in Rattler.

Payments from Rattler under its Partnership Agreement

Under the terms of Rattler’s partnership agreement, Rattler is required to reimburse its general partner for all direct and indirect expenses incurred or paid on its behalf and all other expenses allocable to Rattler or otherwise incurred by its general partner, which we control, in connection with operating Rattler’s business. The partnership agreement does not set a limit on the amount of expenses for which the general partner and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for Rattler or on its behalf and expenses allocated to the general partner by its affiliates. The general partner is entitled to determine the expenses that are allocable to Rattler. During the year ended December 31, 2019, the general partner received from Rattler reimbursements of $0.4 million.

Payments from Rattler under its Services and Secondment Agreement

Under the terms of Rattler’s services and secondment agreement, Rattler is required to reimburse us for the cost of the seconded employees and contractors, including their wages and benefits. During the year ended December 31, 2019, we received from Rattler reimbursements of $5.1 million.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        81

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Distributions paid to us by Rattler

We are entitled to receive our pro rata portion of the distributions Rattler makes in respect of its common units. During the year ended December 31, 2019, we received such distributions in the amount of $726.5 million, which included $720 million in connection with the closing of the Rattler IPO.

Tax Sharing Agreement

On May 28, 2019, in connection with the closing of the IPO, the Rattler Midstream Operating, LLC, or Rattler LLC, entered into a tax sharing agreement with us. Pursuant to this tax sharing agreement, Rattler LLC reimburses us for its share of state and local income and other taxes borne by us as a result of Rattler LLC’s results being included in a combined or consolidated tax return filed by us with respect to taxable periods including or beginning on May 28, 2019. The amount of any such reimbursement is limited to the tax Rattler LLC would have paid had it not been included in a combined group with us. We may use our tax attributes to cause our combined or consolidated group, of which Rattler LLC may be a member for this purpose, to owe less or no tax. In such a situation, Rattler LLC agreed to reimburse us for the tax Rattler LLC would have owed had the tax attributes not been available or used for Rattler LLC’s benefit, even though we had no cash tax expense for that period.

For the year ended December 31, 2019, Rattler accrued state income tax expense of $0.2 million for its share of Texas margin tax for which Rattler’s share of Rattler LLC’s results are included in a combined tax return filed by us.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        82

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PROPOSAL 2 APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, our board of directors is providing our stockholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

While the vote on executive compensation is non-binding and solely advisory in nature, our board of directors and the compensation committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program. Our stockholders have a “say on pay” vote each year. The next “say on pay” vote will take place at our 2021 Annual Meeting.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the compensation committee, among other things, ensures that the Company’s executive compensation arrangements (i) do not incentivize executives to take unnecessary risks, (ii) do not include excessive change in control provisions, (iii) offer performance-based compensation, consisting of cash compensation with performance goals tied to our Company’s performance and performance-based equity awards, based on total stockholder return relative to the peer group and (iv) include long-term vesting provisions in the awards of time-based restricted stock units retain key executive talent and to encourage executives to focus on long-term performance, in each case to motivate our executives to contribute to the growth, profitability and increased value of the Company.

—	BOARD VOTING RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION AS REPORTED IN THIS PROXY STATEMENT.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        83

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PROPOSAL 3 APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF ADVISORY STOCKHOLDER VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

—	WHAT AM I VOTING ON?

In accordance with Section 14A of the Exchange Act, our board of directors is also providing our stockholders with a non-binding advisory vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 should be held every year, every two years or every three years. While this vote is non-binding and solely advisory in nature, our board of directors and the compensation committee will carefully review and consider the voting results when determining the frequency of future advisory votes on executive compensation.

Our board of directors believes that a frequency of “every year” for the advisory vote on executive compensation is an appropriate interval for conducting and responding to a “say on pay” vote. An annual approach provides regular input by stockholders and allows the Company to evaluate the effects of such input on executive compensation on a consistent basis.

The enclosed proxy card gives stockholders four choices for voting on this item. Stockholders can choose whether the advisory vote on executive compensation should be conducted every year, every two years or every three years. Stockholders may also abstain from voting on this item. Stockholders are not voting to approve or disapprove the board of directors’ recommendation on this item.

—	WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

With respect to this proposal, stockholders will be able to choose among four options, namely whether future stockholder votes to approve executive compensation should occur every year, every two years or every three years, or whether the stockholder abstains from voting. The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, in favor of one of the voting options contemplated by this proposal is required to approve, on an advisory basis, this proposal. If one of the voting options is not adopted by the required vote of the stockholders, our board of directors will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders.

Only votes in favor of one of the voting options contemplated by this proposal will be counted as votes cast and abstentions and broker non-votes will not be counted for voting purposes.

—	WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE OPTION OF”EVERY YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        84

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PROPOSAL 4 RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

—	WHAT AM I VOTING ON?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP, or Grant Thornton, as our independent auditors for fiscal year 2020. The audit committee has appointed Grant Thornton to serve as independent auditors.

—	WHAT SERVICES DO THE INDEPENDENT AUDITORS PROVIDE?

Audit services of Grant Thornton for fiscal 2019 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

—	HOW MUCH WERE THE INDEPENDENT AUDITORS PAID IN 2019, 2018 AND 2017?

The following table summarizes the aggregate fees of Grant Thornton for professional services:

	2019	2018	2017
Audit fees(1)(2)	$1,599,150	$1,569,750	$688,800
Audit related fees(3)	89,250	—	—
Tax fees(4)	—	—	—
All other fees(5)	—	—	—
	$1,688,400	$1,569,750	$688,800

(1)	Audit fees represent aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, and comfort letters.
(2)	Represents fees for the audit of our annual financial statements and internal controls, review of our quarterly financial statements, and professional audit services provided in connection with our regulatory filings. Includes audit fees related to Rattler Midstream LP of $442,050, and audit fees related to Viper Energy Partners LP of $322,350.
(3)	Audit related fees represent aggregate fees for Viper audit-related services.
(4)	Tax fees represent aggregate fees for tax services, consisting of tax return compliance, tax advice and tax planning.
(5)	All other fees represent aggregate fees for all other services.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        85

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—	DOES THE AUDIT COMMITTEE APPROVE THE SERVICES PROVIDED BY GRANT THORNTON?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton subsequent to our initial public offering in October 2012 and the formation of our audit committee were pre-approved by our audit committee.

—	WILL A REPRESENTATIVE OF GRANT THORNTON BE PRESENT AT THE MEETING?

Yes, one or more representatives of Grant Thornton will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

—	WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton is not ratified, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

—	HAS GRANT THORNTON ALWAYS SERVED AS DIAMONDBACK’S INDEPENDENT AUDITORS?

Grant Thornton has served as our independent auditors since 2011.

—	WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2020.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        86

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SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies. We have retained Innisfree M&A Incorporated (Innisfree) to assist in the solicitation process. We will pay Innisfree a fee expected not to exceed $25,000, as well as reasonable expenses.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        87

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SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal, other than director nominations, at the 2021 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must comply with the requirements set forth in our bylaws and must be received no later than December 25, 2020.

Our proxy access bylaw provisions permit a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of our outstanding common stock, to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Subject to compliance with other applicable requirements specified in the proxy access provisions of our bylaws, stockholder director nominations for inclusion in our proxy materials for the 2021 Annual Meeting of Stockholders must be received between November 25, 2020 and December 25, 2020.

Stockholders who wish to propose a matter for action at the 2021 Annual Meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our bylaws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between February 3, 2021 and March 5, 2021. You can obtain a copy of our bylaws by writing the Corporate Secretary at the address below.

All written proposals should be directed to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Corporate Secretary at the address provided above and include the information required by our bylaws and discussed on page 10 of this proxy statement.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        88

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AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal years ended December 31, 2018 and 2017, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701 or via the Internet at http://ir.diamondbackenergy.com/financials.cfm. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

—	HOUSEHOLDING

The SEC permits a single set of Notice of Internet Availability of Proxy Materials or annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card, if a proxy card is provided. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you and other residents at your mailing address own shares of our common stock, you may have only received one Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, unless we have received contrary instructions from you. If you would like to receive your own set of Notice of Internet Availability of Proxy Materials or the annual report and proxy statement this year or in future years, follow the instructions described below. We will promptly send a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, as applicable. Similarly, if you share an address with another Diamondback stockholder and together both of you would like to receive in the future only a single Notice of Internet Availability of Proxy Materials or annual report and proxy statement, follow these instructions:

•	If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.
•	If a broker or other nominee holds your shares, please contact your broker or nominee.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        89

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OTHER MATTERS

The board of directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        90

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SCHEDULE A RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income plus non-cash (gain) loss on derivative instruments, net, net interest expense, impairment of oil and natural gas properties, depreciation, depletion and amortization, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense, loss on extinguishment, gain (loss) on revaluation of investment, merger and integration expense and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income.

DIAMONDBACK ENERGY, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(IN MILLIONS)

	Year Ended December 31,
	2019	2018
Net income	$315	$945
Non-cash (gain) loss on derivative instruments, net	188	(222)
Interest expense, net	172	87
Impairment of oil and gas properties	790	—
Non-cash equity-based compensation expense	65	37
Capitalized equity-based compensation expense	(17)	(10)
Asset retirement obligation accretion expense	7	2
Loss on extinguishment of debt	56	—
Gain (loss) on revaluation of investment	(5)	1
Merger and integration expense	—	36
Income tax provision	47	168
Consolidated Adjusted EBIT	$1,618	$1,044
Depreciation, depletion and amortization	1,447	623
Consolidated Adjusted EBITDA	$3,065	$1,667
Less: EBITDA attributable to noncontrolling interest	(116)	(129)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,949	$1,538

DIAMONDBACK ENERGY, INC. • 2020 PROXY STATEMENT        91

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DIAMONDBACK
Energy

500 West Texas, Suite 1200
Midland, Texas 79701
www.diamondbackenergy.com

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DIAMONDBACK Energy

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The board of directors recommends a vote FOR each nominee listed in Proposal 1, FOR Proposals 2 and 4 and for every 1 YEAR on Proposal 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Steven E. West	☐	☐	☐
02 - Travis D. Stice	☐	☐	☐
03 - Vincent K. Brooks	☐	☐	☐
04 - Michael P. Cross	☐	☐	☐
05 - David L. Houston	☐	☐	☐
06 - Stephanie K. Mains	☐	☐	☐
07 - Mark L. Plaumann	☐	☐	☐
08 - Melanie M. Trent	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. Proposal to approve, on an advisory basis, the frequency of holding an advisory vote on the compensation paid to the Company's named executive officers	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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1 U P X 4 6 0 9 0 3

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Proxy – Diamondback Energy, Inc.
You are cordially invited to attend the Annual Meeting of Stockholders
To be held on June 3, 2020, at
11:30 a.m. Oklahoma City time, at
1200 North Walker Avenue, Oklahoma City, Oklahoma 73103.

The Company intends to hold its Annual Meeting in person. However, it is actively monitoring the public health, travel and business and social gathering concerns of its stockholders and employees in light of COVID-19 (Coronavirus), as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. The Company plans on taking any necessary and appropriate precautions with respect to attendance at and admission to its Annual Meeting. The Company may also determine it to be necessary or appropriate to delay the Annual Meeting to a later date, change the location of the Annual Meeting or hold a virtual annual meeting of stockholders by means of remote communication. The Company will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the meeting by press release and posting on its website at www.diamondbackenergy.com, as well as through a filing with the Securities and Exchange Commission. If you are planning to attend the Annual Meeting, please be sure to check the Company's website for any updates in the days before the Annual Meeting.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Diamondback Energy, Inc.

Annual Meeting of Stockholders

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Travis Stice, Kaes Van't Hof, Teresa Dick and Matt Zmigrosky (together, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Diamondback Energy, Inc. (the "Company") to be held on June 3, 2020 at 11:30 a.m. Oklahoma City time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the 2020 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR EACH OF THE PROPOSALS 2 AND 4 AND FOR EVERY 1 YEAR ON PROPOSAL 3 IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

(Continued and to be marked, dated and signed on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.